
                                                                  Execution Form

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            REVOLVING LINE OF CREDIT
                            OF UP TO $500,000,000.00

                                      AMONG

                                  BANK ONE, NA
                 As Administrative Agent, LC Issuer and a Bank,

                         UNION BANK OF CALIFORNIA, N.A.
                        As Syndication Agent and a Bank,

                  GUARANTY BANK, FSB and HIBERNIA NATIONAL BANK
                        Each As a Co-Agent and as a Bank,

                                 OTHER FINANCIAL
                             INSTITUTIONS AND BANKS,
                                    As Banks,

                              ULTRA RESOURCES, INC.
                                   As Borrower

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                     As Lead Arranger and Sole Book Manager

                                  June 9, 2004

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                                TABLE OF CONTENTS

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ARTICLE I.            DEFINITIONS..........................................................................       1

ARTICLE II.           THE LOANS AND LETTERS OF CREDIT......................................................      16

         2.01     The Commitment...........................................................................      16

         2.02     Notice and Manner of Borrowing...........................................................      16

         2.03     Payment Procedure........................................................................      17

         2.04     Payments of Interest under the Notes.....................................................      18

         2.05     General Provisions Relating to Interest..................................................      19

         2.06     Borrowing Base Determination.............................................................      20

         2.07     Mandatory Prepayment Due to a Loan Excess................................................      21

         2.08     Other Mandatory Prepayments..............................................................      21

         2.09     Prepayment and Conversion................................................................      22

         2.10     Increased Cost of Loans..................................................................      22

         2.11     Change of Law............................................................................      24

         2.12     Mitigation: Mandatory Assignment.........................................................      24

         2.13     Pro Rata Treatment and Payments..........................................................      25

         2.14     Sharing of Payments and Setoffs..........................................................      25

         2.15     Advances to Satisfy Obligations of the Borrower..........................................      25

         2.16     Assignment of Production.................................................................      25

         2.17     Commitment Fee...........................................................................      26

         2.18     Addition/Deletion of Borrowing Base Oil & Gas Properties.................................      26

         2.19     Adjustment to Aggregate Commitment Amount................................................      26

         2.20     Facility LCs.............................................................................      27

ARTICLE III.          CONDITIONS...........................................................................      31

         3.01     General Conditions to Closing and to all Disbursements...................................      31

         3.02     Deliveries at the Closing................................................................      32

         3.03     Documents Required for Subsequent Disbursements Involving Additional Borrowing Base
                  Oil and Gas Properties...................................................................      34

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES.......................................................      34

         4.01     Existence................................................................................      34

         4.02     Due Authorization........................................................................      35
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         4.03     Valid and Binding Obligations............................................................      35

         4.04     Scope and Accuracy of Financial Statements...............................................      35

         4.05     Title to Borrowing Base Oil and Gas Properties...........................................      35

         4.06     Oil and Gas Leases.......................................................................      36

         4.07     Oil and Gas Contracts....................................................................      36

         4.08     Producing Wells..........................................................................      36

         4.09     [This section is intentionally omitted]..................................................      36

         4.10     Authorizations and Consents..............................................................      36

         4.11     Environmental Laws.......................................................................      36

         4.12     Compliance with Laws, Rules, Regulations and Orders......................................      37

         4.13     Liabilities, Litigation and Restrictions.................................................      37

         4.14     Existing Indebtedness....................................................................      38

         4.15     Material Commitments.....................................................................      38

         4.16     Margin Stock.............................................................................      38

         4.17     Proper Filing of Tax Returns and Payment of Taxes Due....................................      38

         4.18     ERISA....................................................................................      38

         4.19     Investment Company Act Compliance........................................................      39

         4.20     Public Utility Holding Company Act Compliance............................................      39

         4.21     Insurance................................................................................      39

         4.22     Material Misstatements and Omissions.....................................................      39

ARTICLE V.            AFFIRMATIVE COVENANTS................................................................      39

         5.01     Use of Funds.............................................................................      39

         5.02     Maintenance and Access to Records........................................................      39

         5.03     Quarterly Unaudited Financial Statements.................................................      40

         5.04     Annual Audited Financial Statements......................................................      40

         5.05     Compliance Certificate...................................................................      40

         5.06     Statement of Material Adverse Change.....................................................      40

         5.07     Title Defects............................................................................      40

         5.08     Additional Information...................................................................      40

         5.09     Compliance with Laws and Payment of Assessments and Charges..............................      41
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         5.10     Maintenance of Existence and Good Standing...............................................      41

         5.11     Further Assurances.......................................................................      41

         5.12     Initial Expenses of the Bank.............................................................      41

         5.13     Subsequent Expenses of the Administrative Agent and the Arranger.........................      41

         5.14     Maintenance of Tangible Property.........................................................      42

         5.15     Maintenance of Insurance.................................................................      42

         5.16     Inspection of Tangible Assets/Right of Audit.............................................      42

         5.17     Payment of Note and Performance of Obligations...........................................      42

         5.18     Borrowing Base...........................................................................      42

         5.19     Compliance with Environmental Laws.......................................................      43

         5.20     INDEMNIFICATION..........................................................................      43

         5.21     Transactions with Affiliates.............................................................      44

         5.22     Leases...................................................................................      45

         5.23     Operation of Borrowing Base Oil and Gas Properties.......................................      45

         5.24     [This section is intentionally omitted]..................................................      45

         5.25     Payment of Taxes, Etc....................................................................      45

         5.26     Notice of Litigation.....................................................................      45

         5.27     Notice of Events of Default..............................................................      45

         5.28     Notice of Change of Principal Offices....................................................      46

         5.29     [This section is intentionally omitted]..................................................      46

         5.30     Employee Benefit Plans...................................................................      46

         5.31     Payment of Obligations...................................................................      46

         5.32     [This section is intentionally omitted]..................................................      46

ARTICLE VI.           NEGATIVE COVENANTS...................................................................      46

         6.01     Other Indebtedness.......................................................................      46

         6.02     Loans or Advances........................................................................      46

         6.03     Mortgages or Pledges of Assets...........................................................      46

         6.04     Sales of Assets..........................................................................      47

         6.05     Dividends................................................................................      47

         6.06     [This section is intentionally omitted]..................................................      47
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         6.07     [This section is intentionally omitted]..................................................      47

         6.08     Investments..............................................................................      47

         6.09     Changes in Structure or Business.........................................................      47

         6.10     Pooling or Unitization...................................................................      47

         6.11     Hedge Agreements.........................................................................      48

         6.12     Capital Stock of Borrower................................................................      48

         6.13     Margin Stock.............................................................................      48

         6.14     [This section is intentionally omitted]..................................................      48

         6.15     Current Ratio............................................................................      48

         6.16     EBITDA to Interest Ratio.................................................................      48

         6.17     [This section is intentionally omitted]..................................................      48

         6.18     Intercompany Transfers...................................................................      48

ARTICLE VII.          EVENTS OF DEFAULT....................................................................      49

         7.01     Enumeration of Events of Default.........................................................      49

         7.02     Rights Upon Unmatured Event of Default...................................................      51

         7.03     Rights Upon Default......................................................................      52

         7.04     Remedies.................................................................................      52

         7.05     Right of Set-off.........................................................................      52

ARTICLE VIII.         THE ADMINISTRATIVE AGENT.............................................................      53

         8.01     Authorization and Action.................................................................      53

         8.02     Administrative Agent's Reliance, Etc.....................................................      53

         8.03     The Administrative Agent and Affiliates..................................................      54

         8.04     Bank Credit Decision.....................................................................      54

         8.05     Administrative Agent's Indemnity.........................................................      54

         8.06     Successor Administrative Agent...........................................................      55

         8.07     Notice of Default........................................................................      55

ARTICLE IX.           MISCELLANEOUS........................................................................      56

         9.01     Security Interests in Deposits and Right of Offset or the Banker's Lien..................      56

         9.02     Survival of Representations, Warranties and Covenants....................................      56

         9.03     Notices and Other Communications.........................................................      56
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9.04     Parties in Interest......................................................................      57

9.05     Successors and Assigns; Participation; Purchasing Banks..................................      57

9.06     Renewals and Extensions..................................................................      60

9.07     No Waiver by the Administrative Agent, the Banks or the LC Issuer........................      60

9.08     GOVERNING LAW............................................................................      61

9.09     Incorporation of Exhibits and Schedules..................................................      61

9.10     Survival Upon Unenforceability...........................................................      61

9.11     Rights of Third Parties..................................................................      61

9.12     Amendments or Modifications..............................................................      61

9.13     Agreement Construed as an Entirety.......................................................      62

9.14     Number and Gender........................................................................      62

9.15     AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS................................................      62

9.16     Controlling Provision Upon Conflict......................................................      62

9.17     Time, Place and Method of Payments.......................................................      63

9.18     Termination..............................................................................      63

9.19     Non-Application of Chapter 346 of Texas Finance Code.....................................      63

9.20     Counterpart Execution....................................................................      63

9.21     Power of Attorney........................................................................      63

9.22     Amended and Restated Agreement...........................................................      64

9.23     WAIVER OF JURY TRIAL.....................................................................      64

EXHIBITS

EXHIBIT A         [Intentionally Omitted]

EXHIBIT B         Form of Revolving Note

EXHIBIT C         Compliance Certificate

EXHIBIT D         Security Instruments

EXHIBIT E         Request for Advance

EXHIBIT F         Additional Bank Certificate

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SCHEDULES

Schedule 1.01(b)             Commitment Amount and Aggregate Commitment
Schedule 4.01                Information Regarding the Borrower and its Subsidiaries
Schedule 4.07                Certain Oil and Gas Contracts
Schedule 4.11                Environment Impact Statement
Schedule 4.14                Existing Indebtedness
Schedule 4.15                Material Commitments
Schedule 4.21                Insurance Certificates
Schedule 9.05(d)             Commitment Transfer Supplement
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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 9, 2004, is by and among ULTRA RESOURCES, INC., a Wyoming corporation ("Borrower"), the several banks and financial institutions from time to time parties to this Credit Agreement (the "Banks," such term to include all undersigned Banks and all other financial institutions which subsequently become parties to this Agreement in accordance with Section 2.19(a) or Section 9.05 hereof), BANK ONE, NA, a national banking association ("Bank One") as a Bank, as the LC Issuer (hereinafter defined) and as Administrative Agent for the Banks (in such latter capacity and together with its successors and permitted assigns in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

      WHEREAS, Borrower, Borrower's affiliate Ultra Petroleum (USA) Inc., and Bank One entered into that certain Credit Agreement dated March 22, 2000, as amended by that certain First Amendment to Credit Agreement dated July 19, 2001 by and between Borrower and Bank One as Lender, (the "Original Credit Agreement");

      WHEREAS, the Original Credit Agreement was amended and restated pursuant to that certain First Amended and Restated Credit Agreement dated March 1, 2002, by and between Borrower, the Administrative Agent and the banks party thereto, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated November 4, 2002, and by a Letter Agreement dated February 18, 2003, and by the Second Amendment to First Amended and Restated Credit Agreement dated as of May 14, 2003, and by that certain Third Amendment to First Amended and Restated Credit Agreement dated as of December 12, 2003, (the "Prior Credit Agreement");

      WHEREAS, Borrower has requested that Bank One and the other banks amend and restate the Prior Credit Agreement, and the Banks are willing to do so in accordance with the terms set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Banks, the LC Issuer, the Administrative Agent and the Borrower agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings indicated:

      "ABR" means a fluctuating rate of interest equal to the higher of (i) a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, and (ii) the sum of the Federal Funds Effective Rate most recently determined by the Administrative Agent plus one-half percent (1/2%) per annum.

      "ABR Loan" means any Loan from time to time for which interest thereon is to be computed on the basis of the ABR plus the ABR Margin, as elected by Borrower pursuant to Section 2.04 hereof.

      "ABR Margin" means the applicable margin set forth in the Pricing Grid under the caption, "ABR Margin," determined based on the Utilization Percentage prevailing from time to time.

      "Additional Bank Certificate" shall have the meaning assigned to such term in Section 2.19(a).

      "Administrative Agent" has the meaning stated therefor in the preamble of this Agreement.

      "Affiliate" means, as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means either: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the legal or beneficial ownership of or voting rights with respect to twenty percent (20%) or more of the equity interest in such Person.

      "Aggregate Commitment Amount" means the lesser of: (a) the Borrowing Base in effect from time to time, or (b) the amount stated as the Aggregate Commitment Amount on Schedule 1.01(b) attached hereto, as the same may be amended from time to time as provided in this Agreement, including in accordance with the provisions of Section 2.19(a); provided that the Aggregate Commitment Amount shall not at any time exceed $500,000,000.

      "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Banks.

      "Agreement" means this Second Amended and Restated Credit Agreement, as the same may be amended, restated, modified or supplemented from time to time.

      "Applicable Law" means that law in effect from time to time and applicable to the Notes which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on the Notes, including laws of the State of Texas and laws of the United States of America; Chapter 303 of the Texas Finance Code shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303 to the Notes, the interest ceiling applicable to the Notes under said Chapter 303 shall be the indicated weekly rate ceiling from time to time in effect.

      "Applicable Margin" means the applicable LIBOR Margin or ABR Margin provided for in the Pricing Grid set forth below based upon the Utilization Percentage.

      "Arranger" means Banc One Capital Markets, Inc., in its capacity as lead arranger and sole book manager.

      "Bank(s)" has the meaning stated therefor in the preamble of this Agreement.

      "Borrower" has the meaning stated therefor in the preamble of this Agreement.

      "Borrowing" means a group of Loans made by the Banks to Borrower on a single date.

      "Borrowing Base" means the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties, as determined by the Administrative Agent and approved by the Required Banks from time to time in accordance with Section
2.06 of this Agreement.

      "Borrowing Base Oil and Gas Properties" means those oil and gas reserves attributable to the Oil and Gas Properties of the Borrower evaluated in the most recently delivered Reserve Report, including, without limitation, those Oil and Gas Properties of the Borrower subject to the liens created by a Security Instrument.

      "Breakage Costs" means all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Bank to fund its LIBOR Loans but excluding loss of anticipated profit with respect to any LIBOR Loans) which such Bank sustains: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a borrowing of LIBOR Loans does not occur on a date specified therefor in a Request for Advance; (ii) if any repayment or conversion of any LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any default by the Borrower to repay LIBOR Loans when required by the terms of this Agreement.

      "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas, provided that with respect to transactions under this Agreement relating to LIBOR Loans, such day must also be a Eurodollar Business Day.

      "Change of Control" means any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all such shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of a majority or more of the common stock of Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable) or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of the Borrower cease for any reason to constitute a majority of the directors of the Borrower then in office unless (i) such new directors were elected by a majority of the directors of the Borrower who constituted the board of directors of the Borrower at the beginning of such period (or by directors so elected) or (ii) the reason for such directors failing to constitute a majority is a result of retirement by directors due to age, death or disability.

      "Closing" has the meaning provided in Section 3.01.

      "Co-Agent" means Hibernia National Bank and Guaranty Bank, FSB, respectively, and each successor to such agent position.

      "Commitment" means, as to any Bank, the obligation of such Bank to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount at any one time outstanding not to exceed the lesser of (i) such Bank's Commitment Amount and (ii) such Bank's Percentage Share of the Borrowing Base then in effect.

      "Commitment Amount" means at any time, for any Bank, the amount set forth opposite such Bank's name on Schedule 1.01(b) under the heading "Commitment Amount," as such amount may be changed as provided in this Agreement, including in accordance with the provisions of Section 2.19.

      "Commitment Transfer Supplement" means a Commitment Transfer Supplement executed by a Bank and a Purchasing Bank substantially in the form of Schedule 9.05(d) and registered with the Administrative Agent pursuant to Section 9.05(d) hereof.

      "Compliance Certificate" means the certificate of the President or other Responsible Officer of the Borrower submitted to the Administrative Agent from time to time pursuant to this Agreement and attesting to the financial covenants and stating, to such officer's knowledge, whether or not an Event of Default or an Unmatured Event of Default has occurred and is continuing and, if such an event has occurred, the actions being taken by the Borrower, to remedy such situation and that GAAP has been used in the preparation of the Financial Statements, which certificate shall be in the form attached hereto as Exhibit "C."

      "Consolidated Financial Statements" means, as of any reporting period, the consolidated and consolidating Financial Statements of Ultra Petroleum Corp. and its Subsidiaries, prepared in accordance with GAAP.

      "COPAS" means the Accounting Procedure Joint Operations Recommended by the Council of Petroleum Accountants, with respect to onshore and offshore operations, respectively, including the most current versions thereof and any other recent versions thereof commonly in use.

      "Credit Extension" means the making of a Loan or the issuance of a Facility LC hereunder.

      "Credit Extension Date" means the date on which a Loan is advanced or a Facility LC is issued.

      "Current Assets" means at any time, all assets that should, in accordance with GAAP, be classified as current assets on a consolidated balance sheet of Borrower, plus the then current availability under the aggregate Commitments.

      "Current Liabilities" means all liabilities which would, in accordance with GAAP, be included as current liabilities plus short term liabilities (which have been reclassified as non-current) to be refinanced with the Aggregate Commitment Amount on a consolidated balance sheet of Ultra Petroleum Corp. as of the date of calculation less current maturities on the Obligations.

      "Current Ratio" means the ratio derived from dividing Current Assets by Current Liabilities.

      "Dollars" and "$" means dollars in lawful currency of the United States of America.

      "EBITDA" means, for any reporting period, net income on a consolidated basis before deductions for interest expense, taxes, depreciation, depletion, amortization and other non-cash expenses, less non-cash income.

      "Environmental Laws" means (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, and the Oil Pollution Act of 1990; (b) any and all environmental statutes of any state in which property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

      "Eurodollar Business Day" means a day on which dealings are carried on in the LIBOR Market.

      "Event of Default" means any of the events specified in Section 7.01 of this Agreement.

      "Facility LC" is defined in Section 2.20(A).

      "Facility LC Application" is defined in Section 2.20(C).

      "Facility Termination Date" means May 1, 2008.

      "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York for such day on the next succeeding Business Day or, if such rate is not so published for any day which is a

Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Statements" means the statements of the financial condition of the indicated Person, on a consolidated basis, as at the point in time and for the period indicated and consisting of at least a balance sheet, income statement and statement of cash flows, all expressed in terms of United States Dollars, and when the foregoing are audited, accompanied by the certification of such Person's independent certified public accountants and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP applied on a basis consistent with that of the preceding year, except for any inconsistency that results from changes in GAAP from year to year.

      "Floating Rate" means a per annum interest rate determined by reference to the following schedule:

      - LIBOR + LIBOR Margin at Borrower's option pursuant to Section 2.04, or ABR + ABR Margin

      - After the occurrence and during the continuation of an Event of Default, the Floating Rate determined in accordance with the forgoing schedule shall, in each case, be increased by two percent (2%) per annum, not to exceed the Maximum Rate.

      "GAAP" means generally accepted accounting principles recognized as such by the Financial Accounting Standards Board (or a generally recognized successor), applied on a consistent basis, and which are applicable as of the date of Closing, except that solely for purposes of the definition of Financial Statements herein, changes in GAAP from time to time (if any) shall be applied and reflected in the Financial Statements. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

      "Guarantor(s)" means, individually and collectively, Ultra Petroleum Corp., a Yukon Territory of Canada corporation, and UP Energy Corporation, a Nevada corporation.

      "Guaranty" means the unlimited guaranty agreement of Borrower's Obligation to Banks under this Agreement, in form and in substance satisfactory to the Administrative Agent, duly executed by each Guarantor.

      "Hazardous Substances" means flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Environmental Laws now or hereafter enacted or promulgated by any regulatory authority or governmental body, but only to the extent any such law is or becomes applicable to the Borrower or any of its property.

      "Hedge Agreement" means any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement related to Hydrocarbons or interest rates, or any option with respect to such transaction, as more specifically provided in those certain master swap agreements on International Swaps and Derivatives Association forms and the schedules thereto and any confirmations thereunder entered into by Borrower with any other Person.

      "Hydrocarbons" means crude oil, condensate, natural gas, natural gas liquids and other hydrocarbons.

      "Increased Costs" has the meaning stated therefor in Section 2.10(A)(3) of this Agreement.

      "Indebtedness" means, as to any Person, without duplication (a) all items of indebtedness or liability for borrowed money that in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance existing on or encumbering property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, purchase of securities or capital contribution, through a commitment to pay for property or services regardless of the nondelivery of such property or the nonfurnishing of such services or otherwise), or in respect of which such Person has otherwise become directly or indirectly liable, contingently or otherwise, whether now existing or hereafter arising, and (d) all leases (excluding Leases constituting Oil and Gas Properties) that, in accordance with GAAP, should not be reflected on the Borrower's balance sheet.

      "Interest Period" means as to any LIBOR Loan the period commencing on and including the date of such Loan (or on the effective date of the election pursuant to Section 2.04(B) by which such Loan became a LIBOR Loan) and ending on and including the day preceding the numerically corresponding day (or if there is no such numerically corresponding day, the last day) in the 1st, 2nd, 3rd or 6th calendar month after the date of such Loan, as selected by the Borrower in accordance with Section 2.04(B), and after such selected month, such period commencing on and including the day immediately following the last day of the then ending Interest Period for such Loan and ending on and including the day preceding the day numerically corresponding to the first day of such Interest Period (or if there is no such numerically corresponding day, the last day), in the 1st, 2nd, 3rd or 6th calendar month after the first day of such Interest Period, as so selected by the Borrower; provided, however, that if any Interest Period would otherwise end on a day immediately prior to a day that is not a Business Day it shall be extended so as to end on the day immediately prior to the next succeeding Business Day unless the same would fall in a different calendar month, in which case such Interest Period shall end on the day immediately preceding the first Business Day immediately preceding such next succeeding Business Day.

      "Investment" in any Person means any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, or loan to, such Person.

      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

      "LC Fee" is defined in Section 2.20(D).

      "LC Issuer" means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One and reasonably acceptable to Borrower) in its capacity as issuer of Facility LCs hereunder.

      "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

      "LC Payment Date" is defined in Section 2.20(E).

      "Leases" means oil and gas leases and all oil, gas and mineral leases constituting any part of the Borrowing Base Oil and Gas Properties.

      "LIBOR" means, with respect to each Interest Period, the rate of interest per annum at which deposits of not less than $1,000,000.00 in United States dollars are offered in the LIBOR Market for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Loan to which such Interest Period relates as appearing on Reuters Screen FRBD as of 11:00 AM (London time) two (2) Business Days before the first day of the applicable Interest Period, as adjusted for maximum statutory reserves, provided, however, that if such rate is not available on Reuters Screen FRBD, then within five (5) Business Days of receipt of notification, the Administrative Agent and the Borrower shall enter into good faith negotiations for a period of fifteen (15) days (or such shorter period as is required to agree to the alternative basis) with a view to agreeing on an alternative basis for determining the rate of interest applicable to LIBOR Loans, and if no alternative basis is agreed within the fifteen (15) day period, the LIBOR Loan shall be deemed to have converted to an ABR Loan as of the end of the last Interest Period.

      "LIBOR Loan" means any Loan from time to time for which interest thereon is to be computed at a Floating Rate based on LIBOR plus the LIBOR Margin, as elected by Borrower pursuant to Section 2.04 hereof.

      "LIBOR Margin" means the applicable margin set forth in the Pricing Grid under the caption, "LIBOR Margin," determined based on the Utilization Percentage prevailing from time to time.

      "LIBOR Market" means the London interbank offered interest rate market created by major London clearing banks for deposits in United States dollars.

      "Limitation Period" means any period while any amount remains owing on the Notes when interest on such amount, calculated at the applicable rate prescribed on the Notes, plus any fees payable hereunder and deemed to be interest under applicable Law, would exceed the Maximum Rate.

      "Loan" means, singly, any advance by the Banks to the Borrower pursuant to this Agreement and "Loans" means, cumulatively, the aggregate sum of all money advanced by the Banks to the Borrower pursuant to this Agreement.

      "Loan Documents" means this Agreement, the Notes, the Facility LC Applications, the Security Instruments, the Guaranties, any Hedge Agreements in which Administrative Agent or any Bank (or any of their respective Affiliates) is a counterparty to Borrower and all other promissory notes, security agreements, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

      "Loan Excess" means, at any point in time, the amount, if any, by which the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment Amount then in effect.

      "Marketable Title" means good and defensible title, as set forth, qualified and/or limited on Exhibit "A," free and clear of all mortgages, liens and encumbrances, except for Permitted Encumbrances.

      "Material Adverse Change" means any change in the business, property, condition (financial or otherwise) or results of operations of the Borrower or either Guarantor which has a Material Adverse Effect, including, but not limited to, Administrative Agent, any Bank, the LC Issuer or any Responsible Officer of Borrower acquiring knowledge of any facts or circumstances that differ from the facts and/or circumstances represented in Article IV of this Agreement or in any other Loan Document (including, but not limited to, any such facts and circumstances represented based on the knowledge of Borrower or its Responsible Officer), if such actual facts and circumstances, compared to the facts and circumstances so represented, would have a Material Adverse Effect.

      "Material Adverse Effect" means a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations of the Borrower or either Guarantor, or (ii) the ability of the Borrower or a Guarantor to perform its obligations under the Loan Documents to which it is a party.

      "Maximum Rate" means the maximum rate of non-usurious interest permitted from day to day by Applicable Law, including Chapter 303 of the Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated weekly rate ceiling."

      "Modify" and "Modification" are defined in Section 2.20(A).

      "Multi-employer Plan" means a plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

      "Net Income" means, for any period, the net income (or loss) of the Borrower on a consolidated basis after allowances for taxes for such period, determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the net income of any Person in which the Borrower has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower.

      "Note" and "Notes" means (i) individually, any promissory note issued by Borrower payable to the order of a Bank evidencing the Loans made by that Bank pursuant to Section 2.01 hereof and being substantially in the form of the note attached as Exhibit B hereto, together with any and all further renewals, extensions for any period, increases or rearrangements thereof, and any promissory note or notes given in replacement or substitution therefor, and (ii) collectively, all such Notes.

      "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Banks and the LC Issuer, now existing or hereafter arising under this Agreement and the other Loan Documents, including, but not limited to, the Indebtedness evidenced by the Notes and the Reimbursement Obligations, and all interest accruing thereon and all reasonable attorneys' fees and other expenses incurred in the administration, enforcement or collection thereof.

      "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

      "Original Credit Agreement" has the meaning stated therefor in the first recital of this Agreement.

      "Outstanding Credit Exposure" means, as to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Percentage Share of the LC Obligations at such time.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Percentage Share" means, as to any Bank, a fraction (expressed as a percentage), the numerator of which shall be such Bank's Commitment Amount, and the denominator of which shall be the Aggregate Commitment Amount stated on
Schedule 1.01(b) attached hereto, as Schedule 1.01(b) may be amended, modified or supplemented in accordance with the provisions of the Agreement, including
Section 2.19 hereof.

      "Permitted Asset Sales" means (a) sales, leases, assignments, transfers or disposals of, in one or any series of related transactions, (i) any of Borrower's assets, whether now owned or hereafter acquired, including transfers to Affiliates, with respect to which the net proceeds in an arms-length transaction do not exceed $10,000,000 in the aggregate during any period beginning on the date of Administrative Agent's written notice to Borrower pursuant to Section 2.06 of a Borrowing Base redetermination (except that the first such period shall begin at Closing) and ending on the date of the next such written notice from Administrative Agent to Borrower or (ii) surplus, worn out or obsolete equipment of nominal value to Borrower, and (b) sales of Hydrocarbons in the ordinary course of business.

      "Permitted Encumbrances" means:

            (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

            (B) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

            (C) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pensions or other employee benefits;

            (D) Encumbrances consisting of covenants, zoning restrictions, rights, easements, liens, governmental environmental permitting and operation restrictions, operating restrictions under leases consistent with other leases in the same geographical area, operating constraints under the Environmental Impact Statement described on Schedule 4.11, the exercise by governmental bodies or third parties of eminent domain or condemnation rights, or any other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed operations;

            (E) Liens of operators and/or co-working interest owners under joint operating agreements or similar contractual arrangements with respect to the Borrower's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet overdue, or if they relate to sums that are overdue, then to the extent that the same are being contested in good faith by appropriate proceedings and execution of the associated lien has been stayed, either pursuant to agreement of the lien claimant or by a valid order of a court having jurisdiction;

            (F) Liens securing surety or other bonds required in the normal course of business and Liens on cash deposits securing Permitted Hedge

                  Agreements, not to exceed $2,000,000.00 in the aggregate at any time in effect;

            (G) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of its business:

                  (1) Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;

                  (2) Claims, liens, and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

                  (4)   Adverse judgments on appeal;

            (H)   Liens securing payment and performance of the Obligations;

            (I) Liens securing purchase money obligations included in the definition of Permitted Indebtedness if such liens encumber only the property for which such purchase money obligation was incurred; and

            (J)   Inchoate liens in respect of royalty owners.

      "Permitted Hedge Agreement" means any Hedge Agreement which Borrower enters into with or through a counterparty that has a credit rating of at least "A-" by Standard and Poors or "A3" by Moody's Investment Service, together with the confirmations which Borrower may hereafter enter into with or through such counterparty covering, in the aggregate, for all such Hedge Agreements, not more than seventy-five percent (75%) of the Proved Reserves that are (i) attributable to Borrower's interest in the Borrowing Base Oil and Gas Properties and (ii) projected to be produced during the term(s) of such Hedge Agreement(s).

      "Permitted Indebtedness" means:

            (A)   The Loans and Facility LCs;

            (B) Unsecured current accounts payable incurred in the ordinary course of business which are (i) not more than sixty (60) days overdue, or (ii) being contested in good faith by appropriate proceedings, or (iii) the subject of usual and customary review and evaluation;

            (C) Extensions of credit from suppliers or contractors who are not Affiliates of Borrower for the performance of labor or services or the provision of supplies or materials under applicable contracts or agreements in connection with Borrower's oil and gas exploration and development activities, which are not overdue or are being contested in good faith by appropriate proceedings;

            (D) Letters of credit or performance bonds required to be obtained by the Borrower in the normal course of its business to assure the proper plugging and abandonment of oil or gas drilling or production locations or bonds required by any governmental agency or instrumentality in the normal course of the Borrower's business;

            (E) Borrower's (i) purchase money obligations; (ii) capital lease obligations; and (iii) other obligations supporting Borrower's acquisition or use of any capital asset that had not been acquired and was not in use by Borrower as of the date of the Closing; of up to Five Million Dollars ($5,000,000) in the aggregate outstanding at any time, so long as no such obligation under clauses (i) through (iii) exceeds the fair market value of the respective asset(s) thereby acquired or used;

            (F)   Income taxes payable that are not overdue;

            (G)   Accrued abandonment liabilities;

            (H)   Indebtedness arising out of Permitted Hedge Agreements;

            (I) Other Indebtedness incurred by the Borrower not to exceed, in the aggregate at any time outstanding, Two Million Dollars ($2,000,000.00); and

            (J) Indebtedness comprising intercompany loans made to Borrower by Sino-American, provided that the interest rate, if any, applicable to any such intercompany loan shall not exceed on any date the ABR on such date.

      "Person" means an individual, company, corporation, partnership, joint venture, limited liability company, trust, association, unincorporated organization or a government or any agency or political subdivision thereof.

      "Plan" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Pricing Grid" means the following table:

UTILIZATION PERCENTAGE         LIBOR MARGIN            ABR MARGIN          COMMITMENT FEE
      > or = 90%                 187.5 b.p.             87.5 b.p.              50.0 b.p.
   > or = 75% < 90%              175.0 b.p.             75.0 b.p.              37.5 b.p.
   > or = 50% < 75%              150.0 b.p.             50.0 b.p.              37.5 b.p.
         < 50%                   125.0 b.p.             25.0 b.p.              30.0 b.p.

      "Prior Credit Agreement" has the meaning stated therefor in the second recital of this Agreement.

      "Prior Note" means the Note held by Bank One as of the Closing, which was issued by Borrower to Bank One pursuant to the Prior Credit Agreement, together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof.

      "Production Revenue" means revenues of the Borrower from the sale of its oil and gas production minus any applicable oil and gas production taxes and royalties.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

      "Purchasing Bank" shall have the meaning assigned to that term in Section
9.05 hereof.

      "Proved Reserves" means the estimated quantities of crude oil, condensate, natural gas liquids and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable by primary producing mechanisms in future years from known reservoirs underlying lands or interests therein constituting Oil and Gas Properties, under existing economic and operating conditions. Reserves which can be produced economically through application of improved recovery techniques (i.e., fluid injection) will be included in Proved Reserves when successful testing by a pilot project or the operation of an installed program in the reservoir provides support for the engineering analysis on which the pilot project or installed program was based. In general, the economic productivity of the estimated proved reserves is supported by actual production or a conclusive formation test; however, in certain instances proved reserves are assigned to reservoirs on the basis of a combination of electrical and other type logs and core analyses which indicate these reservoirs are analogous to similar reservoirs in the same field which are producing or have demonstrated the ability to produce on a formation test.

      "PW9" means the present worth of future net income, discounted to present value at the simple interest rate of nine percent (9%) per year.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.20 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

      "Request for Advance" means the written or verbal (confirmed in writing within one (1) Business Day) request by the Borrower to the Administrative Agent for an advance by the Banks pursuant to this Agreement, which Request for Advance shall be in substantially the form attached hereto as Exhibit "E", signed by an authorized officer of the Borrower and which shall include a statement of the amount requested to be advanced, the date of the requested advance and such other information as the Administrative Agent in its reasonable discretion deems necessary.

      "Required Banks" means, at any time, Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitment Amount or, if the Aggregate Commitment Amount has been terminated, Banks having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Outstanding Credit Exposure.

      "Required Number" means: in the case of notices hereunder (i) relative to borrowings, prepayments, elections of LIBOR Loans, selections of Interest Periods for, or other transactions in respect of, LIBOR Loans: by 10:00 a.m., Central Standard Time on the third Business Day prior to the proposed activity; or (ii) relative to all transactions in respect of ABR Loans: the same Business Day by 1:00 p.m., Central Standard Time; it being understood, however, that in the case of notices involving transactions in respect of more than one type of Loan (such as a change in type of Loan in accordance with Section 2.04(B)), "Required Number" means that number of days, as indicated above in respect of the Loans involved, which would constitute the longest applicable period of time.

      "Reserve Report" means a report prepared by a company engineer or an independent petroleum engineer or firm of engineers satisfactory to the Administrative Agent in the reasonable exercise of its discretion regarding the Proved Reserves attributable to the Oil and Gas Properties of the Borrower evaluated in such report, using the criteria and parameters required by and acceptable to the Securities and Exchange Commission, and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrower out of cash flow from such Oil and Gas Properties covered by such report with respect to such future obligations.

      "Responsible Officer" means, as to any Person, its president, chief executive officer and any senior vice president, provided that if any such officer's position does not exist within a Person or if two or more of such positions are held by the same individual, then such term shall mean each of the three most senior duly elected and acting officers of such Person.

      "Security Instruments" means the security instruments described on Exhibit "D," in form and substance satisfactory to the Administrative Agent, to be executed by Borrower pursuant to Section 3.02, and the Security Instruments as defined in the Prior Credit Agreement, each of which shall continue to secure Borrower's Obligations, and any and all other instruments or documents hereafter executed in connection with or as security for the payment of the Notes and performance of the Obligations.

      "Sino-American" means Sino-American Energy Corporation, a Texas corporation.

      "Subsidiary" means, as to any Person, any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and any partnership, association, joint venture, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

      "Syndication Agent" means Union Bank of California, and each successor to such agent position.

      "Transfer Order Letters" means the letters in lieu of division or transfer orders, in form acceptable to the Administrative Agent.

      "Unmatured Event of Default" means any event or occurrence which solely with: (a) the lapse of any applicable grace period as stated or expressly referred to in Article VII hereof, or (b) the giving of notice required by this Agreement, or (c) both, will ripen into an Event of Default.

      "Utilization Percentage" means the percentage of the Borrowing Base represented by the aggregate principal amount of all Credit Extensions outstanding from time to time.

      Undefined Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP.

                                  ARTICLE II.

                         THE LOANS AND LETTERS OF CREDIT

      2.01 The Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each Loan and the issuance of each Facility LC, (x) such Bank's Outstanding Credit Exposure shall not exceed its Commitment and (y) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment Amount. The Loans advanced by each Bank to the Borrower shall be evidenced by the Banks' respective Notes from the Borrower. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow up to the Aggregate Commitment Amount at any time prior to the Facility Termination Date. All Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.20.

      2.02  Notice and Manner of Borrowing.

      (a) The amount and date of each Credit Extension shall be designated in a Request for Advance executed by Borrower, to be received by the Administrative Agent at least the Required Number of, but not more than ten (10), Business Days prior to the date of such Credit Extension, which date shall be a Business Day. The Administrative Agent shall promptly advise the Banks and, if applicable, the LC Issuer, of any Request for Advance given pursuant to this Section 2.02, of each Bank's Percentage Share of any requested Borrowing and, if applicable, the amount requested for any Facility LC by telephone, confirmed promptly in writing, or telecopier. Upon satisfaction of the applicable conditions set forth in Article III, each Borrowing shall be made at the office of the Administrative Agent, and shall be funded prior to 3:00 o'clock p.m., Houston, Texas time, on the day so requested in immediately available funds in the amount so requested.

      (b) Each Bank shall make each Loan to be made by it hereunder on the date of the proposed Borrowing by wire transfer of immediately available funds to the Administrative Agent in Houston, Texas, not later than 2:00 p.m., Houston, Texas time, and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to Borrower shall direct to the Administrative Agent from time to time or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any proposed Borrowing that such Bank will not make available to the Administrative Agent such Bank's Percentage Share of such Borrowing, the Administrative Agent may assume that such Bank has made its Percentage Share available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (b) and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If, and to the extent that, such Bank shall not have made its Percentage Share available to the Administrative Agent, such Bank and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

      2.03 Payment Procedure. All payments and prepayments made by Borrower under this Agreement shall be made to the Administrative Agent at its office specified in Section 9.03 for the account of the Banks in immediately available funds before 11:00 a. m., Houston, Texas time, on the date that such payment is required to be made. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to such payments or prepayments ratably to the Banks (and if the payment relates to amounts owed to a particular Bank only, in like funds to such Bank), in each case, to be applied in accordance with the terms of this Agreement. Borrower hereby authorizes the Administrative Agent, if and to the extent payment or prepayment (including prepayments required pursuant to Section 2.11 hereof) is not made when due hereunder or under the Notes or any other Loan Document, to charge from time to time against Borrower's account with the Administrative Agent any amount so due. Any payment received and accepted by the Administrative Agent (or any branch or Affiliate thereof) after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day.

      2.04 Payments of Interest under the Notes. Subject to the terms and provisions of this Agreement, interest on the Loan, calculated at the Floating Rate, shall be due and payable as follows:

            (A) Interest on ABR Loans shall be calculated on the basis of a 365/366-day year, as applicable, and on LIBOR Loans on the basis of a 360-day year, in each case counting the actual number of days elapsed. Interest on the outstanding principal balance of the Loans shall accrue for each day at either a Floating Rate based on ABR plus the ABR Margin for such day for ABR Loans, or a Floating Rate based on LIBOR for the Interest Period which includes such day plus the LIBOR Margin for such day for LIBOR Loans, all as elected and specified (including specification as to length of Interest Period, as permitted by the definition of that term, with respect to any election of a Floating Rate based on LIBOR) by the Borrower in accordance with Section 2.04(B); provided that:

                  (1) In the absence of an election by the Borrower of a Floating Rate based on LIBOR plus the LIBOR Margin, or, having made such election, but upon the Required Number of days prior to the end of the then current Interest Period the Borrower fails or is not entitled under the terms of this Agreement to elect to continue a Floating Rate based on LIBOR plus the LIBOR Margin and specify the applicable Interest Period therefor, then upon the expiration of such then current Interest Period, interest on the Loans shall accrue for each day at a Floating Rate based on ABR plus the ABR Margin for such day, until the Borrower, pursuant to Section 2.04(B), elects a different Floating Rate and specifies the Interest Period for the Loans.

                  (2) Interest accruing on any LIBOR Loan during any Interest Period shall be payable on the first Business Day of the next Interest Period except that: (a) with respect to LIBOR Loans for which Borrower has selected an Interest Period of six (6) months, interest will be payable on the first Business Day following the ninetieth (90th) day after the commencement of such Interest Period and on the first Business Day of the next Interest Period, (b) interest will be payable on the Facility Termination Date on any LIBOR Loan with an Interest Period ending on the Facility Termination Date; and provided that (c) all accrued interest on any LIBOR Loan converted or prepaid pursuant to Section 2.11 shall be paid immediately upon such prepayment or conversion.

            (B) By at least the Required Number of days prior to the advance of any Loan hereunder, the Borrower shall select the initial Floating Rate to be charged on such Loan, and from time to time thereafter the Borrower may elect, on at least the Required Number of days irrevocable prior written (or verbal, promptly confirmed by written) notice to the Administrative Agent, an initial Floating Rate for any additional Loan, or to change the Floating Rate on any Loan to any other Floating Rate (including, when applicable, the selection of the Interest Period); provided that; (i) the Borrower shall not select an Interest Period that extends beyond the Facility Termination Date; (ii) except as otherwise provided in Section 2.11 no such change from a Floating Rate based on LIBOR plus the LIBOR Margin to another Floating Rate shall become effective on a day other than the day, which must be a Business Day, next following the last day of the Interest Period last effective for such LIBOR Loan; (iii) any elections made by the Borrower pursuant to this Section 2.04(B) shall be in the amount of $1,000,000, plus any additional increment of $1,000,000, or such lesser amount as constitutes the balance of all Loans then outstanding hereunder; (iv) notwithstanding anything herein to the contrary, the Borrower may not make any election under this Section 2.04(B) that would result in Loans outstanding based on more than six (6) different LIBORs without the consent of the Required Banks to do so; and
      (v) the first day of each Interest Period as to a LIBOR Loan shall be a Business Day.

            (C) Interest on ABR Loans shall be paid monthly in arrears on the first Business Day of each calendar month (for the immediately preceding month) commencing with the month following any month during which interest begins to accrue at a Floating Rate based on ABR plus the ABR Margin, as elected by Borrower pursuant to Section 2.04(B), and on the date the principal of such Loans shall be due (on the stated Facility Termination Date, on acceleration, or otherwise).

      2.05 General Provisions Relating to Interest. It is the intention of the parties hereto to comply strictly with the usury Laws of the State of Texas and the United States of America and, in this connection, there shall never be collected, charged or received on any sums advanced hereunder interest in excess of the Maximum Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Borrower agrees that the maximum rate to be charged shall be the "indicated (weekly) rate ceiling" as defined in said Chapter, provided that the Bank may also rely to the extent permitted by applicable Laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other applicable Laws of the State of Texas or the United States of America applicable to the Loans, if greater. Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Maximum Rate and the obligation of the Borrower for any fees payable hereunder and deemed to be interest under applicable Law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Maximum Rate until such time as there has been paid to each Bank (a) the amount of interest in excess of the Maximum Rate that such Bank would have received during the Limitation Period had the interest rate remained at the relevant rates specified in the Note, and (b) all interest and fees otherwise due to such Bank but for the effect of such Limitation Period.

      If under any circumstances the aggregate amounts paid on the Notes or under this Agreement include amounts which by Law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable Laws of the State of Texas or the United States of America, the result of mathematical error on the part of both the Borrower and the Banks, and each Bank shall promptly refund the amount of such excess (to the extent only of such interest payments above the Maximum Rate which could lawfully have been collected and retained) upon discovery of such error by such Bank or notice thereof from the Borrower.

      2.06 Borrowing Base Determination. The Borrowing Base in effect as of the Closing is Three Hundred Fifteen Million Dollars ($315,000,000.00) based upon the Netherland Sewell Report dated as of January 23, 2004, relative to the Proved Reserves attributable to the Oil and Gas Properties of the Borrower included in such Reserve Report.

      The Borrowing Base shall be re-determined from time to time pursuant to the following provisions of this Section. On or before each October 1 and April 1, commencing October 1, 2004, until the Facility Termination Date, the Borrower shall furnish to the Administrative Agent a Reserve Report, which shall set forth, as of each preceding July 1 or January 1, as applicable, the Proved Reserves attributable to the Oil and Gas Properties of the Borrower included in such Reserve Report. Each October Reserve Report may be prepared by the Borrower's own engineers and shall be certified by the President or other Responsible Officer of the Borrower. Each April Reserve Report shall be a complete report prepared by independent reservoir engineers acceptable to Administrative Agent relating to the Proved Reserves attributable to the Oil and Gas Properties of the Borrower included in such Reserve Report. Upon receipt of each such Reserve Report, the Administrative Agent shall, within forty-five (45) days following the delivery of such Reserve Report, make a determination of the Borrowing Base which shall become effective upon approval by the Required Banks and subsequent written notification from the Administrative Agent to the Borrower, and which, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination of the Borrowing Base as set forth in this Section 2.06. The Administrative Agent may, subject to approval of the Required Banks, and must, upon the request of the Required Banks, redetermine the Borrowing Base at any time, and from time to time, which redetermination shall become effective upon approval by the Required Banks and subsequent written notification from the Administrative Agent to the Borrower and which, subject to the other provisions of this Agreement, shall be the basis on which the Borrowing Base shall thereafter be calculated until the effective date of the next redetermination of the Borrowing Base, as set forth in this Section.

      The Administrative Agent shall have the right to initiate one unscheduled redetermination of the Borrowing Base between any two consecutive scheduled redeterminations thereof by requesting in writing, not more than once between any two consecutive scheduled deliveries of Reserve Reports, that the Borrower provide an unscheduled Reserve Report regarding the Proved Reserves attributable to the Oil and Gas Properties of the Borrower included in such Reserve Report with an effective date not more than ninety (90) days prior to Borrower's delivery of such Reserve Report to Administrative Agent, and such Reserve Report shall be delivered to Administrative Agent within ninety (90) days after Borrower's receipt of such written request. The Borrower shall have the right to request, by written notice to Administrative Agent, one unscheduled redetermination of the Borrowing Base between any two consecutive scheduled redeterminations thereof, subject to contemporaneously providing to Administrative Agent a Reserve Report with an effective date not more than ninety (90) days prior to the date of such notice.

      If at any time the Required Banks cannot otherwise agree on a redetermination of the Borrowing Base, then the Borrowing Base, shall be set on the basis of the Administrative Agent's calculation of the "weighted arithmetic average" (as hereinafter calculated) of the Borrowing Base, as determined by each individual Bank and communicated to Administrative Agent in writing. However, the amount of the Borrowing Base shall never be increased at any time without the unanimous consent of the Banks, notwithstanding anything else herein to the contrary. For purposes of this paragraph, the "weighted arithmetic average" of the Borrowing Base shall be determined by first multiplying the Borrowing Base proposed in writing to Administrative Agent by each Bank by such Bank's Percentage Share, and then adding the results of each such calculation, with the resultant sum being the Borrowing Base.

      The Borrowing Base shall represent the Required Banks' approval of the Administrative Agent's determination, in accordance with their customary lending practices, of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties and the Borrower acknowledges, for purposes of this Agreement, such determination by the Administrative Agent as being the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties. In making any redetermination of the Borrowing Base, the Administrative Agent and the Banks shall apply the parameters and other credit factors consistently applied then generally being utilized by the Administrative Agent and each such Bank, respectively, for Borrowing Base redeterminations for other similarly situated borrowers. The Borrower, Required Banks and the Administrative Agent acknowledge that (a) due to the uncertainties of the oil and gas extraction process, the Borrowing Base Oil and Gas Properties are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and (b) for this reason and the difficulties and expenses involved in liquidating and collecting against the Borrowing Base Oil and Gas Properties, the Administrative Agent's determination of the maximum loan amount with respect to the Borrowing Base Oil and Gas Properties contains an equity cushion, which equity cushion is acknowledged by the Borrower as essential for the adequate protection of the Banks.

      2.07 Mandatory Prepayment Due to a Loan Excess. Within sixty (60) days after receipt of written notice from Administrative Agent that a Loan Excess exists, including, but not limited to, any notice establishing a redetermined Borrowing Base that is less than the Aggregate Outstanding Credit Exposure, Borrower shall either (i) prepay the principal of the Notes in an aggregate amount at least equal to such Loan Excess or (ii) add to the Borrowing Base Oil and Gas Properties additional Oil and Gas Properties of the Borrower sufficient in value, as determined pursuant to Section 2.06, to increase the Borrowing Base to equal the unpaid principal amount of the Aggregate Outstanding Credit Exposure.

      2.08  Other Mandatory Prepayments.

            (A) On each date on which the Borrower sells any of its Borrowing Base Oil and Gas Properties, other than Permitted Asset Sales, the Borrowing Base will be automatically reduced to the loan value (determined in accordance with the procedures for determining the Borrowing Base) of the remaining Borrowing Base Oil and Gas Properties, and the Borrower shall be required to make the prepayment, if any, required pursuant to
      Section 2.07.

            (B) Except to the extent otherwise provided in Section 2.08(A), if on any date the Outstanding Credit Exposure exceeds the amount of the then effective Aggregate Commitment, the Borrower shall be required to immediately prepay the Loans by the amount of such excess.

      2.09 Prepayment and Conversion. Upon the Required Number of days written notice to the Administrative Agent, the Borrower may, without the payment of penalty or premium, prepay the principal of the Loans or voluntarily convert the applicable Floating Rate of any Loan prior to the termination of the applicable Interest Period in whole or in part, from time to time. Any partial payment or conversion of ABR Loans shall be made in the sum of not less than $1,000,000, and any partial payment or conversion of LIBOR Loans shall be made in the sum of not less than $1,000,000 or any $1,000,000 increment in addition thereto. With respect to any such prepayment or conversion of any LIBOR Loan the Borrower agrees to pay to the Banks upon the request of the Administrative Agent such amount or amounts as will compensate the Banks for Breakage Costs, excluding, however, any such Breakage Costs resulting from a payment or prepayment made more than sixty (60) days prior to the Administrative Agent's request for payment of Breakage Costs. The payment of any such Breakage Costs to the Banks shall be made within thirty (30) days of a request therefor from Administrative Agent. If LIBOR cannot be determined on the date of such prepayment, the Administrative Agent shall calculate LIBOR by interpolating LIBOR in effect immediately prior to the prepayment and LIBOR in effect immediately after the prepayment.

      2.10  Increased Cost of Loans.

            (A) Notwithstanding any other provisions herein, if as a result of any regulatory change after the date hereof

                  (1) the basis of taxation of payments to any Bank of the principal of, or interest on, any LIBOR Loan or any other amounts due under this Agreement in respect of any such LIBOR Loan (except for taxes imposed on the overall net income or receipts of such Bank, and franchise or other taxes imposed generally on such Bank), by the jurisdiction (or any political subdivision therein) in which the Bank has its principal office (if such other taxes do not specifically affect the cost to the Bank of making the Loans) is changed;

                  (2) any reserve, special deposit, or similar requirement (including without limitation any reserve requirement under regulations of the Board of Governors of the Federal Reserve System) against assets of, deposits with, or for the account of, or credit extended by such Bank, is imposed, increased, modified, or deemed applicable; or

                  (3) any other condition affecting this Agreement or any LIBOR Loan is imposed on such Bank or (in the case of LIBOR Loans) the LIBOR Market; and the result of any of the foregoing is to increase the actual direct cost to such Bank of making or maintaining any such LIBOR Loan (and such increase shall not have been compensated by a corresponding increase in the interest rate applicable to the respective Loans) by an amount deemed by such Bank to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower shall pay such Bank, within thirty (30) days after its written demand, such additional amount or amounts as will compensate such Bank for those Increased Costs. No Bank will demand to be compensated by Borrower for such Increased Costs unless such Bank generally makes such demands to its other LIBOR Loan customers who are similarly situated. A certificate of such Bank setting forth the basis for the determination of such amount necessary to compensate such Bank as aforesaid (including a representation by such Bank that it is generally making demands as required by the preceding sentence), accompanied by documentation showing reasonable support for such increased costs or reduced sums received by such Bank, shall be delivered to the Borrower and shall be conclusive, save for manifest error, as to such determination and such amount. The affected Bank shall notify the Borrower, as promptly as practicable after such Bank obtains knowledge of any Increased Costs or other sums payable pursuant to this Section 2.10 and determines to request compensation therefor, or any event occurring after the Closing which will entitle such Bank to compensation pursuant to this Section; provided that, notwithstanding anything herein to the contrary, the Borrower shall not be obligated for the payment of any Increased Costs or other sums payable pursuant to this Section 2.10 to the extent such Increased Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice. If the Borrower is required to indemnify or pay additional amounts pursuant to this Section 2.10, then the Bank will take such action as in the reasonable judgment of the Bank (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise commercially unreasonable. The Bank shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any taxes paid or reimbursed by the Borrower pursuant to this Section 2.10. If the Bank receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by the Bank) of any taxes with respect to which the Borrower has made a payment under Section 2.10, the Bank agrees to reimburse the Borrower to the extent of the benefit of such refund, deduction or credit promptly after the Bank reasonably determines that such refund deduction or credit has become final; provided, however, that nothing contained in this paragraph shall require the Bank to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit, which attempt would be inconsistent with any reporting position otherwise taken by the Bank on its tax returns.

            (B) Notwithstanding the foregoing provisions of this Section 2.10, in the event that by reason of any regulatory change any Bank either (i) incurs Increased Costs based on, or measured by, the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by written notice to the Borrower, the obligation of such Bank to make or convert Loans of any other type into LIBOR Loans hereunder shall be suspended until the earlier of the date such regulatory change ceases to be in effect or the date the Borrower and such Bank agree upon an alternative method of determining the interest rate payable by the Borrower on LIBOR

      Loans, and all LIBOR Loans of such Bank then outstanding shall be converted into an ABR Loan (if not otherwise prohibited under the terms of this Agreement) at such Bank's option.

      2.11 Change of Law. Notwithstanding any other provision herein, in the event that any change in any applicable law or in the interpretation or administration thereof shall make it unlawful for the Banks to (i) honor any commitment it may have hereunder to make any LIBOR Loan, then such commitment shall terminate, or (ii) maintain any LIBOR Loan, then all LIBOR Loans of the Banks then outstanding shall be repaid and converted to ABR Loans (unless the Banks' obligations to fund Loans hereunder has been suspended by any other provisions of this Agreement) at the Borrower's option in accordance with the election procedures set forth in Section 2.04(B); provided, however, that prior to the effective date of such election, interest shall be calculated at the ABR. Any remaining commitment of the Banks hereunder to make LIBOR Loans (but not other Loans) shall be suspended so long as they are prohibited by any applicable law. Upon the occurrence of any such change, the Administrative Agent shall promptly notify the Borrower thereof, and shall furnish to the Borrower in writing evidence thereof certified by the Administrative Agent.

      Any repayment or conversion of any LIBOR Loan which is required under this
Section 2.11 or under 2.04(B) shall be effected by payment thereof, together with accrued interest thereon, on demand, and concurrently there shall occur the borrowing of the corresponding ABR Loan as provided herein.

      If any repayment to the Banks of any LIBOR Loan (including conversions thereof) is made under this Section 2.11 on a day other than a day otherwise scheduled for a payment of principal of or interest on such Loan, the Borrower shall pay to the Banks upon its request of the Administrative Agent such amount or amounts as will compensate the Banks for Breakage Costs, excluding, however, any such Breakage Costs resulting from a prepayment or conversion made more than sixty (60) days prior to the Administrative Agent's request for payment of Breakage Costs. The payment of any such Breakage Costs to the Banks shall be made within thirty (30) days of a request therefor from Administrative Agent.

      2.12 Mitigation: Mandatory Assignment. Each Bank shall use reasonable efforts to avoid or mitigate any Increased Cost or suspension of the availability of an interest rate under Sections 2.09 through 2.10 above, to the greatest extent practicable (including transferring the Loans to another lending office or Affiliate of a Bank) unless, in the opinion of such Bank, such efforts would be likely to have an adverse effect upon it. In the event a Bank makes a request to the Borrower for additional payments in accordance with Sections 2.09 or 2.10, then, provided that no Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense and in its sole discretion, require such Bank to transfer and assign in whole (but not in part), without recourse, all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority and (b) the Borrower or such assignee shall have paid to the Administrative Agent for the account of the assigning Bank in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Bank and all other amounts owed to such assigning Bank hereunder, including amounts owed pursuant to Sections 2.09 and 2.10 hereof.

      2.13 Pro Rata Treatment and Payments. Each Borrowing by Borrower from the Banks hereunder, each payment by Borrower on account of any fee hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Percentage Shares of the Banks. Each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received.

      2.14 Sharing of Payments and Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against Borrower (pursuant to Section 9.01 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans (other than pursuant to Section 2.10) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall simultaneously purchase from such other Banks at face value a participation in the Loans of such other Banks, so that the aggregate unpaid principal amount of Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff, counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

      2.15 Advances to Satisfy Obligations of the Borrower. The Administrative Agent or any Bank may, but shall not be obligated to, make advances hereunder for the benefit of the Banks and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrower contained in this Agreement, and the funds so advanced and applied shall be part of the Loan proceeds advanced under this Agreement and evidenced by the Notes.

      2.16 Assignment of Production. Certain of the Security Instruments covering the Borrowing Base Oil and Gas Properties contain an assignment unto and in favor of Administrative Agent for the benefit of the Banks of all oil, gas and other minerals produced and to be produced from or attributable to the Borrowing Base Oil and Gas Properties together with all of the revenues and proceeds attributable to such production, and such Security Instruments further provide that all such revenues and proceeds which may be so collected by Administrative Agent for the benefit of the Banks pursuant to the assignment shall be applied to the payment of the Notes and the satisfaction of all other Indebtedness to be secured by such Security Instruments. The Borrower hereby appoints the Administrative Agent as its Administrative Agent and attorney-in-fact until this Agreement has been terminated in accordance with
Section 9.18 hereof for purposes of completing the Transfer Order Letters delivered to the

Administrative Agent pursuant to Section 3.02(B) hereof, which power is coupled with an interest and is not revocable.

      2.17 Commitment Fee. As consideration for the commitment of the Banks to make Credit Extensions to the Borrower through the Facility Termination Date pursuant to this Agreement, the Borrower agrees to pay to the Administrative Agent for the account of the Banks within five (5) Business Days of receipt of the Administrative Agent's statement as to quarterly periods ending March 31, June 30, September 30 and December 31 of each year (except the first period shall be for a period of time from the Closing to June 30, 2004) during the period commencing on the date of this Agreement to and including the Facility Termination Date and at the Facility Termination Date, a commitment fee equal to the percentage per annum specified in the Pricing Grid based on the Utilization Percentage (computed on the basis of a year of 360 days) multiplied by an amount equal to the daily average excess, if any, of the Aggregate Commitment Amount over the Outstanding Credit Exposure, throughout the period from the Closing Date or previous calculation date provided above, whichever is later, to the relevant calculation date or the Facility Termination Date, as the case may be.

      2.18 Addition/Deletion of Borrowing Base Oil & Gas Properties. The Borrower may, from time to time upon written notice to the Administrative Agent, propose to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties. Any such proposal to add Oil and Gas Properties of the Borrower to the Borrowing Base Oil and Gas Properties shall be accompanied by a Reserve Report applicable to such properties that conforms to the requirements of Section 2.06, and evidence sufficient to establish that the Borrower has Marketable Title to such Oil and Gas Properties, and any such addition shall become effective at such time as: (a) the Administrative Agent, with the approval of the Banks, has made a determination of the amount by which the Borrowing Base would be increased as the result of such addition and (b) the conditions set forth in Article III hereof, to the extent they are applicable to such additional Oil and Gas Properties of the Borrower, have been satisfied. In determining the increase in the Borrowing Base pursuant to this Section, the Administrative Agent and the Banks shall apply the parameters and other credit factors set forth in Section 2.06, above.

      2.19  Adjustment to Aggregate Commitment Amount.

      (a) The Borrower shall have the right, with the prior written consent of the Administrative Agent (provided that such consent shall not be unreasonably withheld or delayed), to increase the Aggregate Commitment Amount; provided that notwithstanding anything to the contrary in this Agreement, (1) the Aggregate Commitment Amount after giving effect to such proposed increase or increases shall not exceed the lesser of (i) the Borrowing Base then in effect, and (ii) $500,000,000, (2) each Lender shall be offered a Percentage Share (calculated prior to giving effect to any increase under this Section 2.19(a)) of such proposed increase, (3) no Default or Event of Default shall have occurred and be continuing at the effective date of such proposed increase, (4) on the effective date of such increase, the Borrower shall pay any Breakage Costs incurred by any Bank, if any, arising from the increase in the Aggregate Commitment Amount pursuant to this Section 2.19(a), (5) no Bank's Commitment may be increased or decreased without the consent of such Bank and (6) if necessary, one or more other eligible financial institutions may become a Bank to accommodate such proposed increase. If the Borrower desires to effect an increase in the Aggregate Commitment Amount, the Borrower and the financial institution(s) that the Borrower proposes to become a Bank hereunder, and, if applicable, the existing Banks(s) that the Borrower proposes to increase its existing Commitment shall (subject at all times to the consent of each such financial institution or each such existing Bank, as applicable) execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit F hereto (an "Additional Bank Certificate"). Upon receipt of such Additional Bank Certificate, if the Administrative Agent consents to the proposed increase in the Aggregate Commitment: (1) the Aggregate Commitment Amount shall be so increased, (2) the Administrative Agent shall amend and distribute to the Borrower and the Lenders a revised Schedule 1.01(b) adding or amending, as applicable, the Commitment of any Bank executing the Additional Lender Certificate and the revised Percentage Shares of the Banks, (3) any such additional Bank shall be deemed to be a party in all respect to this Agreement and the other Loan Documents as of the effective date set forth in such Additional Bank Certificate and (4) upon the effective date set forth in such Additional Bank Certificate, any such Bank party to the Additional Bank Certificate shall purchase a pro rata portion of the outstanding Loans (and participation interests in Facility LCs) of each of the current Banks such that the Banks (including any additional Bank, if applicable) shall hold their Percentage Share of the outstanding Loans (and participation interests) as reflected in the revised Schedule 1.01(b) required by this Section 2.19(a). If the Administrative Agent does not consent to the increase in the Aggregate Commitment in accordance with this Section 2.19(a), the Aggregate Commitment Amount and the Commitment of each Bank shall remain unchanged.

      (b) The Borrower may upon written notice to Administrative Agent, not sooner than one hundred eighty (180) days subsequent to the last such action by Borrower, amend the definition of the Aggregate Commitment Amount by reducing the amount set forth in such definition; provided that each Bank's Commitment shall be reduce in accordance with such Bank's Percentage Share as provided in
Section 2.13. Upon such reduction, the Banks shall not be obligated to make Credit Extensions in excess of such reduced Aggregate Commitment Amount.

      2.20  Facility LCs.

            (A) Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000.00 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment Amount. Facility LC's issued pursuant to the Prior Credit Agreement and outstanding as of the Closing of this Agreement shall also constitute Facility LCs hereunder. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.

            (B) Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.20, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Percentage Share.

            (C) Notice. Subject to Section 2.20(A), the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Houston, Texas time) at least two Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Bank, of the contents thereof and of the amount of such Bank's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article III (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

            (D) LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Banks ratably in accordance with their respective Percentage Shares, with respect to each Facility LC, a letter of credit fee at a rate equal to the then otherwise applicable LIBOR Margin per annum on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on or before the first Business Day of each calendar month (each such fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account
      (x) at the time of issuance of each Facility LC, a fronting fee calculated at the rate of fifteen (15) basis points per annum, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time; except that upon the occurrence and during the continuation of a default under the Agreement, the fee on any outstanding Facility LC shall increase by two percent (2%).

            (E) Administration; Reimbursement by Banks. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Bank's Percentage Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.20(F) below, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Houston, Texas time) on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three Business Days and, thereafter, at a rate of interest equal to the Floating Rate based on ABR.

            (F) Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on the applicable LC Payment Date for any amounts paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to ABR Loans for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Bank ratably in accordance with its Percentage Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to
      Section 2.20(E). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Request for Advance in compliance with Section 2.02 and the satisfaction of the applicable conditions precedent set forth in Article III), the Borrower may request a Loan hereunder for the purpose of satisfying any Reimbursement Obligation.

            (G)   Obligations Absolute. The Borrower's obligations under this
      Section 2.20 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Bank under any liability to the Borrower. Nothing in this Section 2.20(G) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.20(F).

            (H) Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

            (I) Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Bank, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Bank) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Bank, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC (IT BEING THE INTENTION OF THE BORROWER AND THE LC ISSUER THAT THE LC ISSUER SHALL BE INDEMNIFIED BY THE BORROWER FOR THE LC ISSUER'S ORDINARY NEGLIGENCE). Nothing in this
      Section 2.20(I) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

            (J) Banks' Indemnification. Each Bank shall, ratably in accordance with its Percentage Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC, IT BEING THE INTENTION OF EACH BANK AND THE LC ISSUER THAT THE LC ISSUER SHALL BE INDEMNIFIED BY EACH BANK FOR THE LC ISSUER'S ORDINARY NEGLIGENCE) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

            (K) Rights as a Bank. In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.

                                  ARTICLE III.

                                   CONDITIONS

      The obligation of the Banks to make the Credit Extensions is subject to the following conditions precedent:

      3.01 General Conditions to Closing and to all Disbursements. At the time of the execution and delivery of this Agreement by all parties who are designated as signatories on the signature pages of this Agreement (the "Closing") and at each subsequent Credit Extension:

            (A) No Event of Default or Unmatured Event of Default shall have occurred and be continuing, unless, with respect to any such Unmatured Event of Default, Borrower provides evidence satisfactory to the Banks that such Unmatured Event of

      Default shall, contemporaneously with or promptly after such Credit Extension, be cured with funds advanced pursuant to the Credit Extension;

            (B) The representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects as though such representations and warranties had been made on such date, except such as are expressly limited to a prior date, which shall have been true and correct in all material respects as of such prior date;

            (C) The Administrative Agent and the Banks shall have been, and shall continue to be, satisfied, in their good faith discretion, that the Borrower holds Marketable Title to the Borrowing Base Oil and Gas Properties, and that such ownership includes record title to an undivided net revenue interest in the production from each such Borrowing Base Oil and Gas Property that is not less than, as well as an undivided working interest in each Borrowing Base Oil and Gas Property that is not greater than (unless there is a corresponding increase in the net revenue interest attributed to such party therein), the net revenue interest therein and the working interest therein, respectively, attributed to the Borrower in the most recently delivered Reserve Report subject to the limitations and qualifications therein (or attributed to Borrower in any Security Instrument applicable to any Oil and Gas Property that is added to the Borrowing Base Oil and Gas Properties in connection with any subsequent funding after the Closing); provided, however, that for purposes of Closing, Administrative Agent and Banks intend to have confirmed, to their reasonable satisfaction, the status of Borrower's title to Borrowing Base Oil and Gas Properties comprising approximately eighty percent (80%) of the PW9 (based on the most recent Borrowing Base evaluation by the Administrative Agent) of the Proved Reserves that are attributable to those Borrowing Base Oil and Gas Properties; such determination by Administrative Agent and the Banks, however, shall not relieve Borrower from the ongoing obligation to comply with all of its representations, warranties and covenants herein and in the Security Instruments regarding Borrower's title to all Borrowing Base Oil and Gas Properties.

            (D) No Material Adverse Change shall have occurred since the date of the latest audited Consolidated Financial Statements provided to the Administrative Agent;

            (E) All of the Security Instruments previously delivered with respect to the Borrowing Base Oil and Gas Properties shall have remained in full force and effect, except to the extent released pursuant to the terms of this Agreement; and

            (F) All legal matters incidental thereto shall be reasonably satisfactory to each Bank's designated legal counsel.

      3.02 Deliveries at the Closing. The Borrower shall have duly delivered or caused to be delivered to the Administrative Agent, prior to or contemporaneously with the Closing, the following:

            (A) The Notes payable to each respective Bank, along with each of the Security Instruments covering any Borrowing Base Oil and Gas Properties not already covered by valid and continuing Security Instruments in favor of Administrative Agent; provided, however, that Administrative Agent and the Banks intend to proceed with Closing (subject to all other conditions in this Article III) if Borrowing Base Oil and Gas Properties comprising approximately eighty percent (80%) of the Proved Reserves attributable to all of the Borrowing Base Oil and Gas Properties are made subject to Security Instruments in favor of Administrative Agent, but Borrower is not thereby relieved from its obligation to execute and deliver, upon request from Administrative Agent at any time, additional Security Instruments covering any and all Borrowing Base Oil and Gas Properties not previously covered by valid and continuing Security Instruments, with the exception of the Borrowing Base Oil and Gas Properties comprising any field (considered by the Administrative Agent to be a "field" in its most recent Borrowing Base evaluation pursuant to
      Section 2.06) that has a PW9 of $10,000 or less.

            (B) Transfer Order Letters applicable to the production of oil and gas from any Borrowing Base Oil and Gas Properties covered by a valid and continuing Security Instrument for which Transfer Order letters have not previously been delivered to the Administrative Agent;

            (C) The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in the Offices of the Secretary of State of the State of Wyoming and each State in which any of the Borrowing Base Oil and Gas Properties are located or deemed to be located, such search to be as of the most recent date practicable.

            (D) A certified (as of the date of the Closing) copy of resolutions of Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement, the Notes, and each other Loan Document to be delivered by Borrower pursuant hereto;

            (E) A certificate (dated the date of the Closing) of Borrower's corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Notes, and each other Loan Document to be delivered by Borrower pursuant hereto;

            (F) A copy, certified as of the most recent date practicable by the Secretary of State of the state in which Borrower is incorporated, of the Borrower's certificate of incorporation, together with a certificate (dated the date of the Closing) of the Borrower's corporate secretary to the effect that such certificate of incorporation has not been amended since the date of the aforesaid certification;

            (G) Certificates, as of the most recent dates practicable, of the Secretary of State of each state in which the Borrower is qualified as a foreign corporation, and the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

            (H)   A Compliance Certificate, dated the date of the Closing;

            (I) Payment of the Administrative Agent's attorneys' fees upon receipt of a reasonably detailed invoice pursuant to Section 5.12 hereof;

            (J) A legal opinion or opinions of outside counsel to the Borrower and each Guarantor, addressed to Administrative Agent, the Banks, the Arranger and the LC Issuer, in form and substance reasonably satisfactory to the Administrative Agent, covering, among other matters reasonably requested by Administrative Agent or its counsel, the matters addressed in Sections 4.01, 4.02, 4.03, 4.19 and 4.20 hereof as to Borrower, and
      Section 4(d) of each Guaranty as to each respective Guarantor; and

            (K) Duly executed counterparts to the Guaranty of each respective Guarantor.

      3.03 Documents Required for Subsequent Disbursements Involving Additional Borrowing Base Oil and Gas Properties. As of the time of funding any additional advances to Borrower that have been approved by the Banks pursuant to Section
2.18 and are made in conjunction with the addition of Oil and Gas Properties owned by the Borrower to the Borrowing Base Oil and Gas Properties, the Borrower shall have duly delivered to the Administrative Agent: (i) the Security Instruments that are necessary or appropriate, in the reasonable opinion of the Administrative Agent, relating to such additional Oil and Properties to the extent not already covered by a valid and continuing Security Instrument, provided that Borrower understands and agrees that Administrative Agent will require Borrowing Base Oil and Gas Properties that include any well from which Proved Reserves may be produced and each prospective drilling unit comprised of Proved Reserves that are undeveloped to have attributable thereto at least 80 contiguous acres of land covered by a Lease that is made subject to the Security Instruments, and (ii) Transfer Order Letters applicable to the production of oil and gas from such additional Borrowing Base Oil and Gas Properties to the extent covered by a valid and continuing Security Instrument.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Banks to enter into this Agreement and to make the Credit Extensions hereunder, each Borrower represents and warrants to the Administrative Agent and the Banks that:

      4.01 Existence. The Borrower is a corporation, duly organized, legally existing, and in good standing under the Laws of the State of Wyoming, the Borrower has the lawful power to own its properties and to engage in the businesses that it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary, other than those jurisdictions where the failure to so qualify will not have a Material Adverse Effect; the states in which the Borrower is qualified to do business are set forth in Schedule 4.01; the addresses of all places of business of the Borrower are as set forth in Schedule 4.01; the Borrower has not changed its name, been the surviving company in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as disclosed on Schedule 4.01.

      4.02 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder; the execution and delivery by the Borrower of the Notes, the Security Instruments, and the other Loan Documents to which it is a party; and the repayment by the Borrower of the Indebtedness evidenced by the Notes and interest and fees provided in the Notes and this Agreement are (a) within the corporate power of the Borrower; (b) have been duly authorized by all necessary corporate action, and (c) do not and will not (i) require the consent of any regulatory authority or governmental body, (ii) contravene or conflict with any provision of Law or of the articles of incorporation or bylaws of the Borrower, (iii) contravene or conflict with any indenture, instrument or other agreement to which the Borrower is a party or by which its property may be presently bound or encumbered, or (iv) result in or require the creation or imposition of any mortgage, lien, pledge, security interest, charge or other encumbrance in, upon or of any of the properties or assets of the Borrower under any such indenture, instrument or other agreement, other than under any of the Security Instruments.

      4.03 Valid and Binding Obligations. This Agreement, the Notes, and the Security Instruments , and the other Loan Documents to which Borrower is a party, when duly executed and delivered, will be legal, valid and binding obligations of and enforceable against the Borrower, in accordance with their respective terms (subject to any applicable bankruptcy, insolvency or other Laws of general application affecting creditors' rights, general equitable principles, whether considered in a proceeding in equity or at law, and judicial decisions interpreting any of the foregoing).

      4.04 Scope and Accuracy of Financial Statements. All Financial Statements submitted and to be submitted to the Administrative Agent hereunder are and will be complete and correct in all material respects, are and will be prepared in accordance with GAAP consistently applied, and do and will fairly reflect the consolidated financial condition and the results of the operations of Ultra Petroleum Corp. and its Subsidiaries in all material respects as of the dates and for the period stated therein (subject only to normal year-end audit adjustments with respect to such unaudited interim statements of Ultra Petroleum Corp.), and no Material Adverse Change has occurred since the effective date of the latest audited Consolidated Financial Statements delivered to Administrative Agent.

      4.05 Title to Borrowing Base Oil and Gas Properties. The Borrower has Marketable Title to the working and net revenue interests in the Borrowing Base Oil and Gas Properties as set forth in the most recently delivered Reserve Report. Except as set forth in the instruments and agreements, if any, more particularly described in Exhibit "A" hereto, all such shares of production which the Borrower is entitled to receive, and shares of expenses which the Borrower is obligated to bear, are not subject to change, except for changes attributable to future elections by the Borrower not to participate in operations proposed pursuant to customary forms of applicable joint operating agreements, and except for changes attributable to changes in participating areas under any federal units wherein participating areas may be formed, enlarged or contracted in accordance with the rules and regulations of the applicable governmental authority.

      4.06 Oil and Gas Leases. The Leases which constitute any part of the Borrowing Base Oil and Gas Properties are in full force and effect as to those portions thereof that comprise the Borrowing Base Oil and Gas Properties.

      4.07 Oil and Gas Contracts. Except: (a) as set forth on Schedule 4.07 attached hereto, and (b) as may subsequently occur and be disclosed by Borrower in the next Compliance Certificate delivered by Borrower after such occurrence pursuant to Section 5.05 hereof, the Borrower is not obligated, by virtue of any prepayment under any contract providing for the sale by the Borrower of Hydrocarbons which contains a "take-or-pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements", to deliver a material amount of Hydrocarbons produced from the Borrowing Base Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor (i.e., in the case of oil, not in excess of sixty (60) days, and in the case of gas, not in excess of ninety (90)
days). Except: (a) as set forth on Schedule 4.07 attached hereto, and (b) as may subsequently occur and be disclosed by Borrower in the next Compliance Certificate delivered by Borrower after such occurrence pursuant to Section 5.05 hereof, the Borrowing Base Oil and Gas Properties are not subject to any contractual, or other arrangement for the sale of crude oil which cannot be canceled on ninety (90) days' (or less) notice, unless the price provided for therein is equal to or greater than the prevailing market price in the vicinity. The Borrowing Base Oil and Gas Properties are not subject to any regulatory refund obligation and no facts exist which might cause the same to be imposed.

      4.08 Producing Wells. All producing wells that constitute part of the Borrowing Base Oil and Gas Properties: (a) have been, during all times that any such wells were operated by Borrower or its Affiliates, and (b) to the knowledge of the Borrower, have been at all other times; drilled, operated and produced in conformity with all applicable Laws, rules, regulations and orders of all regulatory authorities having jurisdiction, are subject to no penalties on account of past production, and are bottomed under and are producing from, and the well bores are wholly within, the Borrowing Base Oil and Gas Properties, or on Oil and Gas Properties which have been pooled, unitized or communitized with the Borrowing Base Oil and Gas Properties, except to the extent that any noncompliance with the representations set forth in this Section would not have a Material Adverse Effect.

      4.09  [This section is intentionally omitted].

      4.10 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any governmental or public authority or any third party is required to authorize, or is otherwise required in connection with the valid execution and delivery by the Borrower of this Agreement, the Notes, and the Security Instruments, or any other instrument contemplated hereby, the repayment by the Borrower of advances against the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrower of its obligations under any of the foregoing.

      4.11 Environmental Laws. Except to the extent that the failure to do so would not have and would not be expected to have a Material Adverse Effect, the Borrower (a) is and has in the past been in compliance with all Environmental Laws and all permits, requests and notifications relating to health, safety or the environment applicable to the Borrower or any of its properties, assets, operations and businesses; (b) has obtained and adhered to and currently possesses all necessary permits and other approvals, including interim status under the Federal Resource Conservation and Recovery Act, necessary to store, dispose of and otherwise handle Hazardous Substances and to operate its properties, assets and businesses; (c) has reported, to the extent required by all federal, state and local statutes, Laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned and/or operated by the Borrower where any Hazardous Substance has been released, treated, stored or disposed of and (d) has not used, stored, or Released any Hazardous Substance in excess of amounts allowed by Environmental Law. To the best knowledge and belief of Borrower, there is (x) no location on any property currently or previously owned or operated by the Borrower where Hazardous Substances are known to have entered or are likely to enter into the soil or groundwater on such property, other than releases of oil or natural gas in the ordinary course of business none of which releases (i) either individually, or in the aggregate, has had or may be expected to have a Material Adverse Effect or (ii) has violated or may be expected to violate any Environmental Laws, except for any such violation that has not had and would not be expected to have a Material Adverse Effect, and (y) no on-site or off-site location to which the Borrower has released or transported Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances, which is or is likely to be the subject of any federal, state, local or foreign enforcement action or any investigation which could lead to any material claims against any such entity for any clean-up cost, remedial work, damage to natural resources, common law or legal liability, including, but not limited to, claims under Comprehensive Environmental Response, Compensation, and Liability Act. All Environmental Impact Statements, orders or decrees specifically applicable to Borrower or any of its Oil and Gas Properties with respect to operations to be conducted on any of such Oil and Gas Properties are described on Schedule 4.11 attached hereto. For the purposes of this Section, references to "the Borrower" shall include all predecessors, successors-in-interest of the Borrower; provided, that with respect to the Borrower's properties or assets, the foregoing representations as to predecessors and successors-in-interest are limited to the knowledge of the Borrower.

      4.12 Compliance with Laws, Rules, Regulations and Orders. Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable Laws with respect to: (1) the conduct of its business; and (2) the use, maintenance, and operation of the Borrowing Base Oil and Gas Properties and personal properties owned or leased by it in the conduct of its business; except as expressly set forth on Exhibit "A" hereto, the Borrower possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable it to carry on its business in all material respects as now conducted, and all such licenses, approvals, registrations, permits and other authorizations are in full force and effect; and the Borrower has no reason to believe that the Borrower will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations.

      4.13 Liabilities, Litigation and Restrictions. Except as disclosed in the Financial Statements, the Borrower does not have any liabilities, direct or contingent, which would have a Material Adverse Effect. There is no litigation or other action of any nature pending before any court, governmental instrumentality, regulatory authority or arbitral body or, to the knowledge of the Borrower threatened against or affecting the Borrower which might reasonably be expected to result in any material, adverse change in the Borrower, or its business or assets. To the best of the Borrower's knowledge, no unduly burdensome restriction, restraint or hazard exists by contract or Law that would have a Material Adverse Effect.

      4.14 Existing Indebtedness. All Indebtedness of the Borrower consisting of liability to repay borrowed money or to pay money to become due on capital leases is described in the most recent Financial Statements of Borrower delivered to Administrative Agent prior to the Closing and from time to time thereafter; and Borrower is not in default with respect to any of its existing Indebtedness.

      4.15 Material Commitments. Except as described in Schedule 4.15 hereto and in filings made by Borrower with the Securities Exchange Commission, (a) the Borrower does not have any material leases (other than oil and gas leases), contracts or commitments of any kind (including, without limitation, employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonuses, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); (b) to the best of the Borrower's knowledge, all parties to all such material leases, contracts, and other commitments to which the Borrower is a party have complied with the provisions of such leases, contracts, and other commitments; and (c) to the best of the Borrower's knowledge, no party is in default under any thereof and no event has occurred that but for the giving of notice or the passage of time, or both, would constitute a default, except for defaults and events that have not had and would not be expected to have a Material Adverse Effect.

      4.16 Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Notes to violate Regulations T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

      4.17 Proper Filing of Tax Returns and Payment of Taxes Due. Except as otherwise permitted herein, the Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable, except where the failure to do so would not have a Material Adverse Effect; the Borrower has no knowledge of any material deficiency or additional assessment in connection with any taxes, assessments, or charges not provided for on its books.

      4.18 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any plan; no notice of intent to terminate a plan has been filed, nor has any plan been terminated; no circumstances exist which constitute grounds under Section

4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multi-Employer Plan; the Borrower and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA; and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      4.19 Investment Company Act Compliance. The Borrower is not directly or indirectly controlled by, or acting on behalf of, any, Person which is an "Investment Company," within the meaning of the Investment Company Act of 1940, as amended.

      4.20 Public Utility Holding Company Act Compliance. The Borrower is not a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.21 Insurance. The Borrower maintains insurance with respect to the properties and business of the Borrower providing coverage for such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry. The insurance coverage reflected on the Certificate of Insurance attached hereto as Schedule 4.21 is in full force and effect, and all premiums due thereon have been paid.

      4.22 Material Misstatements and Omissions. No representation or warranty by or with respect to the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

      Borrower covenants so long as any Indebtedness of the Borrower to any Bank remains unpaid under this Agreement, or any Obligations of the Borrower to any Bank or the LC Issuer remain unsatisfied, or any Bank remains obligated to make advances hereunder, to:

      5.01 Use of Funds. Use funds advanced hereunder for the purposes of (A) extending, rearranging and renewing existing debt, (B) making acquisitions of Oil and Gas Properties, and (C) funding Borrower's other lawful corporate purposes.

      5.02 Maintenance and Access to Records. Keep adequate records in accordance with good accounting practices, of all of the transactions of the Borrower so that at any time, and from time to time, such records present fairly the financial condition of the Borrower which may be readily determined and, at the Administrative Agent's reasonable request, make all financial records and records relating to the Borrowing Base Oil and Gas Properties available for the Administrative Agent's inspection and permit the Administrative Agent to make and take away copies thereof.

      5.03 Quarterly Unaudited Financial Statements. Deliver to the Administrative Agent, on or before the sixtieth (60th) day after the end of each calendar quarter, unaudited Consolidated Financial Statements, as at the end of such period and from the beginning of such fiscal year to the end of the respective period, as applicable, which Consolidated Financial Statements shall be certified by the president or chief financial officer of Ultra Petroleum Corp. as being true and correct, subject to changes resulting from year-end audit adjustments.

      5.04 Annual Audited Financial Statements. Deliver to the Administrative Agent, on or before the one hundred twentieth (120th) day after the close of each fiscal year of Ultra Petroleum Corp. a copy of annual audited Consolidated Financial Statements, together with the report and opinion thereon of KPMG or such other firm of independent certified public accountants acceptable to the Administrative Agent at its reasonable discretion.

      5.05 Compliance Certificate. At Closing, at the time of delivery of the certified but unaudited Consolidated Financial Statements pursuant to Section
5.03 above, and at the time of the delivery of the annual audited Consolidated Financial Statements pursuant to Section 5.04 above, deliver to the Administrative Agent a Compliance Certificate.

      5.06 Statement of Material Adverse Change. Deliver to the Administrative Agent, promptly upon any Responsible Officer of the Borrower having knowledge of any Material Adverse Change (or any event or circumstance that would result in any such Material Adverse Change) in the condition, financial or otherwise, of Borrower or of any Guarantor, a statement of a Responsible Officer of the Borrower, setting forth the change in condition or event or circumstance likely to result in any such change and the steps being taken by the Borrower and/or Guarantor with respect to such change in condition or event or circumstance.

      5.07 Title Defects. Cure any title defects to the Borrowing Base Oil and Gas Properties material in value, in the reasonable opinion of the Administrative Agent, within sixty (60) days after receipt of written notice thereof from Administrative Agent and, in the event any title defects are not cured in a timely manner, pay all related costs and fees reasonably incurred by the Administrative Agent for the account of the Banks to do so; provided, however, the Borrower may remove any of its Oil and Gas Properties from the Borrowing Base Oil and Gas Properties so long as the Indebtedness evidenced by the Notes is less than or equal to the Borrowing Base (determined by the Banks in accordance with Section 2.06 exclusive of such Oil and Gas Properties).

      5.08 Additional Information. Furnish to the Administrative Agent copies of all information, if any, filed with the Securities Exchange Commission by the Borrower or either Guarantor and all information routinely provided by the Borrower or either Guarantor to its shareholders, generally. Furnish to the Administrative Agent, promptly upon the Administrative Agent's reasonable request, such additional financial or other information in Borrower's or either Guarantor's possession or to which Borrower or either Guarantor has access, without incurring material costs, concerning the assets, liabilities, operations, and transactions of the Borrower, including, without limitation, information concerning title to any of the Borrowing Base Oil and Gas Properties.

      5.09 Compliance with Laws and Payment of Assessments and Charges. Materially comply with all applicable statutes and government regulations, including, without limitation, ERISA, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien other than a Permitted Encumbrance against its property, except any of the foregoing being contested in good faith and as to which accruals satisfactory to the Administrative Agent, in its reasonable discretion, have been provided.

      5.10 Maintenance of Existence and Good Standing. Maintain the Borrower's corporate existence and good standing in the jurisdiction of its organization, and maintain the Borrower's qualification and good standing in all other jurisdictions wherein the property now owned or hereafter acquired or business now or hereafter conducted by Borrower necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect on the Borrower.

      5.11 Further Assurances. Promptly cure any defects in the execution and delivery of this Agreement, the Notes, the Security Instruments, or any other Loan Document referred to herein or executed in connection with the Notes, and upon the reasonable request of the Administrative Agent promptly execute and deliver to the Administrative Agent all such other and further instruments as may be reasonably required by the Administrative Agent from time to time in compliance with the covenants and agreements made in this Agreement. Without limiting the generality of the foregoing, upon the reasonable request of the Administrative Agent, Borrower shall promptly execute and deliver to the Administrative Agent amendments of the Security Instruments existing under the Prior Credit Agreement to provide that references in any of such Security Instruments to the Prior Credit Agreement shall include references to this Agreement, as amended from time to time, and references in any such Security Instrument to the Prior Note shall be amended to include references to the Notes delivered pursuant to this Agreement, and any further notes issued in substitution therefor or in renewal, extension, increase or rearrangement thereof.

      5.12 Initial Expenses of the Bank. Pay prior to or at Closing all documented reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, the special legal counsel for the Administrative Agent incurred directly and solely in connection with the preparation of this Agreement, the Notes, the Guaranty, the Security Instruments, and any other Loan Document referred to herein or executed directly and solely in connection with the Notes, the satisfaction of the conditions precedent set forth in Article III of this Agreement and the consummation of the transactions contemplated in this Agreement.

      5.13 Subsequent Expenses of the Administrative Agent and the Arranger. Upon request, promptly reimburse the Administrative Agent and the Arranger and any Bank for all documented amounts reasonably expended, advanced or incurred by the Administrative Agent, the Arranger or any such Bank to collect the Notes or to enforce the rights of the Administrative Agent, the Arranger or such Banks under this Agreement, the Notes, the Guaranty, the Security

Instruments, or any other Loan Document referred to herein or executed in connection with the Notes, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Administrative Agent and which amounts will include, but not be limited to, (a) all court costs, (b) reasonable attorneys' fees, (c) fees of auditors and accountants, (d) investigation expenses, (e) internal fees of the Administrative Agent's in-house legal counsel, (f) fees and expenses incurred in connection with the Administrative Agent's and any such Bank's participation as a member of the creditors committee in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction, (g) fees and expenses incurred in connection with lifting the automatic stay prescribed in Sections 362 Title 11 of the United States Code, and (h) fees and expenses incurred in connection with any action pursuant to Sections 1129 Title 11 of the United States Code, reasonably incurred by the Administrative Agent and/or any such Bank in connection with the collection of any sums due under this Agreement, together with interest at the Floating Rate per annum, calculated on a basis of a year of three hundred sixty (360) days on each such amount from the date of notification to the Borrower that the same was expended, advanced or incurred by the Administrative Agent and/or any such Bank until, but not including, the date it is repaid to the Administrative Agent or such Bank, with the obligations under this Section 5.13, surviving the non-assumption of this Agreement in a case commenced under Title 11 of the United States Code or other similar Law of the United States, the State of Texas or any other jurisdiction and being binding upon the Borrower or a trustee, receiver or liquidator of any such party appointed in any such case.

      5.14 Maintenance of Tangible Property. Maintain all of its tangible property relating to the Borrowing Base Oil and Gas Properties in good repair and condition and make all necessary replacements thereof and operate such property in a good and workmanlike manner in accordance with standard industry practices, unless the failure to do so would not have a Material Adverse Effect on the Borrower or the value of any Borrowing Base Oil and Gas Property.

      5.15 Maintenance of Insurance. Continue to maintain, or cause to be maintained, insurance with respect to the properties and business of the Borrower against such liabilities, casualties, risks and contingencies and in such amounts as is customary in the industry and furnish to the Administrative Agent annually after the execution of this Agreement certificates evidencing such insurance.

      5.16 Inspection of Tangible Assets/Right of Audit. Permit any authorized representative of the Administrative Agent or any Bank to visit and inspect (at the risk of the Administrative Agent, such Bank and/or such representative) any tangible asset of the Borrower, and/or to audit the books and records of the Borrower during normal business hours, at the expense of the Administrative Agent or such Bank and during normal business hours following reasonable advance notice.

      5.17 Payment of Note and Performance of Obligations. Pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the Obligations provided to be performed and discharged hereunder.

      5.18  Borrowing Base. Maintain a Borrowing Base in compliance with Section
2.07 such that the amount of the Outstanding Credit Exposure will not, at any time other than during applicable grace periods expressly set forth elsewhere in this Agreement, exceed the Aggregate Commitment Amount.

      5.19 Compliance with Environmental Laws. To the extent necessary to avoid a Material Adverse Effect, comply with any and all requirements of Law, including, without limitation, Environmental Laws, (a) applicable to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Borrowing Base Oil and Gas Properties or any other property of the Borrower, or (b) applicable to the performance or conduct of its operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply with, and require all employees, crew members, agents, contractors and subcontractors (pursuant to appropriate contractual provisions) and future lessees (pursuant to appropriate lease provisions) of the Borrower while such Persons are acting within the scope of their relationship with the Borrower, to so comply with, all applicable requirements of Law, including, without limitation, applicable Environmental Laws, and other applicable requirements with respect to the property of the Borrower, and the operation thereof necessary or appropriate to enable the Borrower to fulfill its obligations under all applicable requirements of Law, including, without limitation, Environmental Laws, applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such property.

      5.20 INDEMNIFICATION. INDEMNIFY AND HOLD THE ADMINISTRATIVE AGENT, THE BANKS AND THE LC ISSUER AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE BANKS AND THE LC ISSUER (EACH AN "INDEMNIFIED PERSON") UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT,

CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE ADMINISTRATIVE AGENT, THE BANKS OR THE LC ISSUER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE ADMINISTRATIVE AGENT, THE BANKS OR THE LC ISSUER OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE BANKS OR THE LC ISSUER UNDER ANY SECURITY INSTRUMENT; PROVIDED THAT THE BORROWER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO ANY OF THE FOREGOING IN THIS SECTION TO THE EXTENT SAME ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON (IT BEING THE INTENTION OF THE BORROWER THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED BY THE BORROWER FOR SUCH INDEMNIFIED PERSON'S ORDINARY NEGLIGENCE) WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS CREDIT AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE ADMINISTRATIVE AGENT, THE BANKS OR THE LC ISSUER AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT, THE BANKS OR THE LC ISSUER UNDER ANY SECURITY INSTRUMENT WITH RESPECT TO ANY PROPERTY THROUGH THE EXERCISE OF ADMINISTRATIVE AGENT'S, ANY BANK'S OR THE LC ISSUER'S REMEDIES HEREUNDER OR UNDER ANY OF THE SECURITY DOCUMENTS SUBSEQUENT TO THE ADMINISTRATIVE AGENT, ANY BANK OR THE LC ISSUER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE ADMINISTRATIVE AGENT, ANY BANK OR THE LC ISSUER OR OTHER PERSON.

      5.21 Transactions with Affiliates. Conduct all transactions with any Affiliate of the Borrower on an arm's-length basis (provided that such transactions are otherwise permitted by the terms of this Agreement).

      5.22 Leases. Keep and continue all Leases comprising the Borrowing Base Oil and Gas Properties and related contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied; provided, however, that this provision shall not prevent the Borrower from abandoning and releasing any such Leases upon their termination as the result of cessation of production in paying quantities that did not result from the Borrower's failure to maintain such production as a reasonably prudent operator.

      5.23 Operation of Borrowing Base Oil and Gas Properties. Operate or, to the extent that the right of operation is vested in others, exercise all reasonable efforts to require the operator to operate the Borrowing Base Oil and Gas Properties and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a prudent and workmanlike manner and in accordance with all Laws of the State in which the Borrowing Base Oil and Gas Properties are situated and the United States of America, as well as all rules, regulations, and Laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Borrowing Base Oil and Gas Properties shall be carried on, and comply with all terms and conditions of the Leases it now holds, and any assignment or contract obligating the Borrower in any way with respect to the Borrowing Base Oil and Gas Properties, except for any such non-compliance that would not have a Material Adverse Effect; but nothing herein shall be construed to empower the Borrower to bind the Administrative Agent or any Bank to any contract obligation, or render the Administrative Agent or any Bank in any way responsible or liable for bills or obligations incurred by the Borrower.

      5.24  [This section is intentionally omitted].

      5.25 Payment of Taxes, Etc. Pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it, or on its property, or which it is required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books, provided, however, that the Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent.

      5.26 Notice of Litigation. Give immediate notice to the Administrative Agent of any litigation or proceeding in which it or any Guarantor is a party if an adverse decision therein would require it or any Guarantor to: (a) pay more than, and/or (b) deliver, forfeit or otherwise lose ownership of assets the value of which exceeds, and/or (c) take any action or refrain from taking any action the result of which causes it or any Guarantor to incur losses or damages in excess of, $5,000,000 in the combined aggregate (whether or not any such payment, loss or damages is considered to be covered by insurance).

      5.27 Notice of Events of Default. Notify the Administrative Agent immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default or if it becomes aware of any Material Adverse Change (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee).

      5.28 Notice of Change of Principal Offices. Notify the Administrative Agent thirty (30) days in advance of any change in the location of the principal offices of Borrower or any Guarantor.

      5.29  [This section is intentionally omitted].

      5.30 Employee Benefit Plans. Fund its Plan(s) in accordance with no less than the minimum funding standards of 29 U.S.C.A. Sections 1082 (Section 302 of ERISA); furnish the Administrative Agent, promptly after the filing or receiving of the same, with copies of any reports or other statements filed with, or notices or other communications received from, the United States Department of Labor, the PBGC, or the Internal Revenue Service with respect to any such Plan; promptly advise the Administrative Agent of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan and the action the Borrower proposes to take with respect thereto; and promptly advise the Administrative Agent when the Borrower knows or has reason to believe that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any such Plan and the action the Borrower proposes to take with respect thereto.

      5.31 Payment of Obligations. Promptly pay (or renew and extend) all of its Indebtedness as it becomes due unless such Indebtedness is contested in good faith by appropriate proceedings.

      5.32  [This section is intentionally omitted].

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

      Without the prior written consent of the Administrative Agent and the Required Banks and so long as any part of the principal or interest on the Notes shall remain unpaid or any Bank remains obligated to make advances hereunder, Borrower covenants that it will not:

      6.01 Other Indebtedness. Incur, create, assume or suffer to exist any Indebtedness, whether by way of loan or the issuance or sale of securities except Permitted Indebtedness.

      6.02 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person, except: (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business, (b) loans or advances permitted by Section 6.18, and (c) provided no Event of Default or Unmatured Event of Default has occurred and is continuing: (i) other loans or advances not exceeding $1,000,000, in the aggregate, at any time outstanding, and (ii) loans or advances to Guarantor as and to the extent necessary to enable Guarantor to retire or redeem any capital stock of Guarantor, to the extent required pursuant to the terms of any employee incentive compensation plan of Guarantor that was in effect at Closing and disclosed to Administrative Agent in writing at or prior to Closing.

      6.03 Mortgages or Pledges of Assets. Create, incur, assume or permit to exist, any mortgage, pledge, security interest, lien or encumbrance on any of its properties or assets (now owned or hereafter acquired), except for Permitted Encumbrances.

      6.04 Sales of Assets. Except for Permitted Asset Sales, sell, lease, assign, transfer or otherwise dispose of, in one or any series of related transactions, all or any portion of its Oil and Gas Properties or other material assets, whether now owned or hereafter acquired, including transfers to Affiliates, nor enter into any arrangement, directly or indirectly, with any Person to sell and rent or lease back as lessee such property or any part thereof which is intended to be used for substantially the same purpose or purposes as the property sold or transferred.

      6.05 Dividends. Declare or pay any dividend or distribution on any capital stock of the Borrower; provided that, notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing (a) to the extent that Sino-American shall have previously made, directly or indirectly, an investment in, or contributed capital to, the Borrower (other than as an intercompany loan pursuant to clause (J) of the definition of Permitted Indebtedness), the Borrower shall be permitted to return to Sino-American an amount equal to the amount of such investment or capital contribution on a dollar for dollar basis, and (b) the Borrower shall be permitted to declare and pay dividends or distributions on its capital stock that, together with any amounts paid by Borrower as permitted by the proviso in
Section 6.12, shall not exceed $15,000,000 in the aggregate for any calendar year.

      6.06  [This section is intentionally omitted].

      6.07  [This section is intentionally omitted].

      6.08 Investments. Make Investments in or purchase or otherwise acquire all or substantially all of the assets of any Person, or any shares of stock of, or similar interest in, any other Person, if the result of such action would impair the ability of the Borrower to perform any of its Obligations pursuant to this Agreement, including, without limitation, the obligation to repay the Indebtedness evidenced by the Notes, except that the Borrower may invest in instruments that are investment grade, short-term commercial paper.

      6.09 Changes in Structure or Business. Consolidate or merge with or purchase (for cash or securities) all or substantially all of the assets or capital stock of any corporation, firm, association or enterprise, or allow any such entity to be merged into the Borrower, or change the basic business operations of the Borrower, unless all of the following conditions are satisfied: (a) Borrower has provided Administrative Agent complete and detailed information relating to such merger or purchase at least fifteen (15) days in advance thereof, (b) Borrower is the survivor of such merger or the acquiror in any such purchase, and (c) such merger or purchase will not otherwise constitute or result in an Event of Default or Unmatured Event of Default under any other provisions of this Agreement.

      6.10 Pooling or Unitization. Voluntarily pool or unitize all or any part of the Borrowing Base Oil and Gas Properties where the pooling or unitization would result in the diminution of the Borrower's net revenue interest in production from the pooled or unitized lands, without the Required Banks' prior consent, which will not be unreasonably withheld. Any unitization, pooling or communitization or other action or instrument in violation of this Section 6.10 shall be of no force or effect against any Bank.

      6.11 Hedge Agreements. Except for Permitted Hedge Agreements, enter into or become obligated under any contract for sale for future delivery of Hydrocarbons other than normal production contracts entered into in the Borrower's normal course of business (whether or not the subject Hydrocarbons are to be delivered), forward contract, Hedging Agreement, futures contract or any other similar agreement, without the prior written consent of the Required Banks, acting in their reasonable discretion.

      6.12 Capital Stock of Borrower. Without the prior written consent of the Required Banks, acting in their reasonable discretion, (a) issue, redeem, purchase, retire or otherwise acquire for value any of its capital stock or grant, issue, purchase, retire or otherwise acquire for value any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, or (b) permit any transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of the Borrower; except for the issuance or transfer of the Borrower's capital stock which does not result in a Change of Control or otherwise constitute or result in an Event of Default under any other provisions of this Agreement; provided that, notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing, the Borrower shall be permitted to redeem, purchase, retire or otherwise acquire for value any of its capital stock for an amount paid by Borrower that, together with any amounts paid by Borrower under clause (b) of Section 6.05, shall not exceed $15,000,000 in the aggregate for any calendar year.

      6.13 Margin Stock. Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

      6.14  [This section is intentionally omitted].

      6.15 Current Ratio. (a) Permit as of the end of any fiscal quarter the Current Ratio to be less than 1.00 to 1.00, calculated based on the Consolidated Financial Statements, and (b) permit as of the end of any fiscal quarter Borrower's Current Ratio to be less than 1.00 to 1.00, calculated based solely on the consolidating financial statements relative to Borrower, which constitute a part of the Consolidated Financial Statements.

      6.16 EBITDA to Interest Ratio. (a) Permit, as of the end of any fiscal quarter, the ratio of EBITDA to total interest expense on all Indebtedness, calculated based on the Consolidated Financial Statements, to be less than 2.5 to 1.0, calculated on a rolling four-quarter basis, and (b) permit, as of the end of any fiscal quarter, the ratio of Borrower's EBITDA to Borrower's total interest expense on all of Borrower's Indebtedness, calculated based solely on the consolidating financial statements relative to Borrower, which constitute a part of the Consolidated Financial Statements, to be less than 2.5 to 1.0, calculated on a rolling four-quarter basis.

      6.17  [This section is intentionally omitted].

      6.18 Intercompany Transfers. Permit the Borrower or any of its Affiliates to invest in, loan to or otherwise transfer to Sino-American without the prior written approval of the Required Banks an amount greater than Thirty-Five Million Dollars ($35,000,000) during each calendar year, provided that, notwithstanding the foregoing restriction on transfers by the Borrower to Sino-American, the Borrower shall be permitted, subject to the two provisos below, to repay the outstanding principal amount of any intercompany loans owed by the Borrower to Sino-American permitted by clause (J) of the definition of Permitted Indebtedness or return the amount of any investment in, or capital contribution to, the Borrower made by Sino-American in accordance with Section 6.05; provided, however, that it shall be a condition of any transfer by Borrower or any of its Affiliates to Sino-American that such amounts transferred by the Borrower or any of its Affiliates to Sino-American be applied, first, to repay and reduce the outstanding principal amount of any intercompany loans owed by Borrower, or return the aggregate amount of investments in or capital contributions to the Borrower from Sino-American, to Sino-American, if any, in each case until repaid in full, and second, as investments in, loans to or other transfers to Sino-American pursuant to the foregoing clauses (a) or (b), as applicable; and further provided, however, in no event shall any such investment in, loan, return or transfer to, or repayment of intercompany loans to, Sino-American, be permitted if: (i) an Event of Default has occurred and is continuing pursuant to any of Sections 7.01(a), (d),
(e), (f), (g), (h), (i) or (j) hereof; (ii) Administrative Agent has given Borrower written notice that a Loan Excess has occurred and is continuing; (iii) the Current Ratio calculated pursuant to Section 6.15(a) or (b) is, or as the result of the making of such investment, loan, transfer or repayment would become, less than 0.85 to 1.00; (iv) the EBITDA to Interest Ratio calculated pursuant to Section 6.16 (a) or (b) is, or as the result of the making of such investment, loan, transfer or repayment would become, less than 2.5 to 1.0; or
(v) Administrative Agent has accelerated the maturity of Borrower's Obligations as provided in Section 7.03.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

      7.01 Enumeration of Events of Default. Any of the following events shall be considered an Event of Default as that term is used herein:

            (a)         Default shall be made by the Borrower in the payment of
                  any installment of principal or interest (including, without limitation, any mandatory prepayments payable pursuant to either Section 2.07 or 2.08 of this Agreement) on the Notes, any LC Fee or any other monetary obligation (other than Reimbursement Obligations) payable hereunder when due, including without limitation, any other fee due to Administrative Agent, LC Issuer or any Bank hereunder within five (5) days after such payment was due, or in the payment of any Reimbursement Obligation within one Business Day after the same becomes due;

            (b)         Default shall be made by the Borrower or any Guarantor
                  in the due observance or performance of any affirmative covenant required in this Agreement, the Notes, the Guaranty, the Facility LC Applications or the Security Instruments or any other Loan Documents and such default continues for more than thirty (30) days after the earlier of: (i) any Responsible Officer of Borrower or any Guarantor having knowledge thereof, or (ii) Borrower or Guarantor receiving written notice thereof from the Administrative Agent;

            (c)         Default shall be made by the Borrower or any Guarantor
                  in the due observance or performance of any negative covenant required in this Agreement, the Notes, the Guaranty, the Facility LC Applications or the Security Instruments or any other Loan Documents;

            (d)         Any representation or warranty made herein by the
                  Borrower or made in the Guaranty by either Guarantor proves to have been untrue in any respect material to the Borrower or such Guarantor, respectively, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Borrower or any Guarantor to the Administrative Agent in connection herewith proves to have been untrue in any respect material to the Borrower or the Guarantor, respectively, as of the date the facts therein set forth were stated or certified;

            (e)         (x) Default shall be made by the Borrower or either
                  Guarantor (as principal or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the forgoing, relating to any Indebtedness in an aggregate amount of One Million Dollars ($1,000,000.00) or more, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, entitling the payee thereof to accelerate the maturity of such Indebtedness; or (y) Default shall be made by Sino-American Energy Corporation (as principal or other surety) in payment or performance of any bond, debenture, note or other evidence of Indebtedness for borrowed money, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the forgoing, relating to any Indebtedness in an aggregate amount of One Million Dollars ($1,000,000.00) or more, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, entitling the payee thereof to accelerate the maturity of such Indebtedness, and the payee of such Indebtedness has, or alleges in written notice to Borrower or either Guarantor that it has, recourse against Borrower or either Guarantor for the collection of such Indebtedness;

            (f)         The Borrower or either Guarantor (i) discontinues its
                  usual business or applies for or consents to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, or (ii) files a voluntary petition commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States the State of Texas or any other jurisdiction, or (iii) makes a general assignment for the benefit of creditors, or (iv) is unable, or admits in writing its inability to pay its debts generally as they become due, or (v) files an answer admitting the material allegations of a petition filed against it in any case commenced under Title 11 of the United States Code or any reorganization, insolvency, conservatorship or similar proceeding under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Texas or any other jurisdiction;

            (g)         An order, judgment or decree shall be entered against
                  the Borrower or either Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief under Title 11 of the United States Code or under any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Wyoming, the State of Nevada, the Yukon Territory of Canada, or any other jurisdiction, approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and the failure to have such order, judgment or decree dismissed within thirty (30) days of its entry;

            (h)         the Borrower or either Guarantor has concealed, removed,
                  or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; or has made or suffered a transfer of any of its property which would be characterized as a fraudulent conveyance under bankruptcy or similar Laws; or has made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or has suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

            (i)         the Liens under the Security Instruments are not, or
                  they cease to be, perfected first priority Liens subject to only Permitted Encumbrances, or any of the Loan Documents or the rights or remedies of the Administrative Agent, the Banks or the LC Issuer are not, or they cease to be, valid and enforceable; or

            (j)         a Material Adverse Change has occurred and the same
                  remains unremedied for in excess of 30 days after the earlier of: (i) any Responsible Officer of Borrower or any Guarantor having knowledge thereof, or (ii) Borrower receiving written notice thereof from the Administrative Agent.

      7.02 Rights Upon Unmatured Event of Default. At any time that there exists an Unmatured Event of Default, any obligation of the Banks and the LC Issuer to make Credit

Extensions shall be suspended: (a) unless, with respect to any such Unmatured Event of Default, Borrower provides evidence satisfactory to the Banks that such Unmatured Event of Default shall, contemporaneously with or promptly after such Credit Extension, be cured with funds advanced pursuant to the Credit Extension, or (b) unless and until the Administrative Agent, with the approval of the Required Banks and the LC Issuer, shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Administrative Agent, with approval of the Required Banks and the LC Issuer, or the relevant Unmatured Event of Default shall have been remedied prior to ripening into an Event of Default.

      7.03 Rights Upon Default. Upon the happening of an Event of Default specified in Subsections 7.01 (f) or (g), the obligations of the Banks and the LC Issuer to make Credit Extensions hereunder shall automatically terminate and all Obligations then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable without any election or action on the part of the Administrative Agent, any Bank or the LC Issuer. Upon the happening and during the continuation of any other Event of Default, the Administrative Agent may, or upon the request of the Required Banks subject to
Section 9.12, the Administrative Agent shall terminate or suspend the obligations of the Banks and the LC Issuer to make Credit Extensions hereunder, or declare the Obligations to be immediately due and payable, or both, and upon such declaration with respect to the Obligations they shall become immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower.

      If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Banks and LC Issuer to make Credit Extensions hereunder as the result of any Event of Default (other than any Event of Default specified in subsections 7.01(f) or (g)) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall direct with respect to the Obligations relating to the Loans or the LC Issuer (in its sole discretion) shall direct with respect to Obligations relating to Facility LCs, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      7.04 Remedies. After any acceleration, as provided for in Section 7.03, the Administrative Agent, the Banks and the LC Issuer shall have, in addition to the rights and remedies given them by this Agreement and the Security Instruments, all those allowed by all applicable Laws.

      7.05 Right of Set-off. Upon the occurrence of any Event of Default, each Bank may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether such Bank may have exercised any other rights that they have or may have with respect to such Obligations, including, without limitation, any acceleration rights. Each Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 7.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

                                 ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

      8.01 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and, as between the Administrative Agent and the Banks, shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes such Administrative Agent to personal liability or which is contrary to this Agreement, the other Loan Documents or applicable law. The Administrative Agent is authorized to release Collateral from the Security Instruments in connection with any sale, lease, assignment, transfer or other disposition thereof permitted by Section 6.04.

      8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Administrative Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this
Section 8.02 resulting from their sole ordinary or contributory negligence). Without limitation of the generality of the foregoing, the Administrative Agent:
(i) may treat the payee of each Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents or to inspect the property (including the books and records) of Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (vii) the provisions of this Section 8.02 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

      8.03 The Administrative Agent and Affiliates. With respect to its Commitment, the Credit Extensions made by it and the Note issued to it as a Bank, the Administrative Agent shall have the same rights and powers under this Agreement or the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower and any Person who may do business with or own securities of Borrower, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Banks.

      8.04 Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Financial Statements referred to in Sections 5.03 and 5.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      8.05 Administrative Agent's Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the other Loan Documents unless indemnified to the Administrative Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or (ii) if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents (including, without limitation, any action taken or omitted under Article II of this Agreement); provided, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.05, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Administrative Agent's ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by Borrower. The provisions of this Section 8.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Indebtedness under this Agreement.

      8.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days advance written notice thereof to the Banks and Borrower and may be removed as Administrative Agent under this Agreement and the other Loan Documents at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks with the concurrence of Borrower shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and with the concurrence of Borrower, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder and under the other Loan Documents, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

      8.07 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless the Administrative Agent shall have received notice from a Bank or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to Borrower. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Event of Default as provided in Section 8.01 and
Section 8.02.

                                  ARTICLE IX.

                                 MISCELLANEOUS

      9.01 Security Interests in Deposits and Right of Offset or the Banker's Lien. The Borrower hereby transfers, assigns, pledges and grants to each Bank a security interest (as security for the payment and/or performance of the Obligations of the Borrower, with such interest of each Bank to be retransferred, reassigned and/or released by such Bank at the expense of the Borrower upon payment in full and/or complete performance by the Borrower of all such Obligations) and the right, exercisable at such time as any obligation hereunder shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds or other property of the Borrower now or hereafter or from time to time on deposit with or in the possession of such Bank, including, without limitation, all certificates of deposit and other depository accounts.

      9.02 Survival of Representations, Warranties and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and this Agreement and shall remain in force and effect so long as any debt is outstanding under the Notes, or any renewal or extension of this Agreement or the Notes, or the Banks remain obligated to make advances hereunder.

      9.03 Notices and Other Communications. Notices, requests and communications hereunder shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated below (including delivery by registered or certified United States mail, facsimile, telex, telegram or hand):

            (A)   If to the Borrower:     ULTRA RESOURCES, INC.
                                          363 N. Sam Houston Parkway, Suite 1200
                                          Houston, Texas 77060
                                          Attention: Mr. Fox Benton
                                          Telecopy: (281) 876-2831

                  If to a Guarantor:      ULTRA PETROLEUM CORPORATION, and
                                          UP ENERGY CORPORATION
                                          363 N. Sam Houston Parkway, Suite 1200
                                          Houston, Texas 77060
                                          Attention: Mr. Fox Benton
                                          Telecopy: (281) 876-2831

                  with a copy to:         ULTRA RESOURCES, INC.
                                          363 N. Sam Houston Parkway, Suite 1200
                                          Houston, Texas 77060
                                          Attention: Ms. Charlotte Kauffman
                                          Telecopy: (281) 876-0120 ext. 310

            (B)   If to the Administrative Agent or the Banks:

                                          BANK ONE, NA
                                          910 Travis, 6th Floor
                                          Houston, Texas 77002
                                          Attention: Stephen M. Shatto

      Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

      9.04 Parties in Interest. All covenants and agreements herein contained by or on behalf of the Borrower shall be binding upon the Borrower and its successors and assigns and inure to the benefit of the Administrative Agent and the Banks and their respective successors and assigns.

      9.05  Successors and Assigns; Participation; Purchasing Banks.

            (a)         Whenever in this Agreement any of the parties hereto is
                  referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

            (b)         Each Bank may, without the consent of Borrower, sell
                  participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Notes held by it); provided, however, that (i) the selling Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged,
                  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) the selling Bank shall remain the holder of its Note(s) for all purposes of this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce to the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any regularly scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

            (c)         With the prior written consent of Borrower and the
                  Administrative Agent, each Bank may assign to one or more banks or other entities (a "Purchasing Bank"), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) after giving effect to such assignment, the Purchasing Bank's Commitment must be at least $5,000,000 (either solely as the result of such assignment or as the result of multiple assignments from two or more assigning Banks), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent a Commitment Transfer Supplement together with any Notes subject to such Commitment Transfer Supplement, (iv) the assigning Bank shall pay to Administrative Agent an assignment fee of $3,500, (v) an assigning Bank shall not assign a portion of such Bank's Commitment in an amount less than an amount equal to the lesser of such Bank's Commitment hereunder and $5,000,000 and (vi) if the assigning Bank has retained any Commitment hereunder, such assigning Bank's Commitment shall be at least $5,000,000 after giving effect to such assignment. Upon such execution and delivery, from and after the effective date specified in each Commitment Transfer Supplement, which effective date shall be at least five Business Days after the execution thereof (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent herein provided in such, have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of a Commitment Transfer Supplement covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Percentage Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the Notes and the other Loan Documents.

            (d)         The Administrative Agent shall maintain at its office a
                  copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment Amount of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e)         Upon its receipt of a Commitment Transfer Supplement
                  executed by an assigning Bank and a Purchasing Bank together with any Notes subject to such Commitment Transfer Supplement and the written consent to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and Borrower. Within five (5) Business Days after receipt of such notice, Borrower shall, at its own expense, execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, replacement Notes dated as of the effective date of such surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the assigning Bank has retained any Commitment hereunder, replacement Notes dated as of the effective date of the surrendered Notes and otherwise substantially in the form of the Notes replaced thereby payable to the order of the assigning Bank in an amount equal to the Commitment of such assigning Bank retained by it hereunder. Such replacement Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Contemporaneously with the delivery of the replacement Notes, the canceled Notes shall be returned to Borrower marked "Replaced."

            (f)         Each Bank agrees to hold any confidential information
                  which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Banks and their respective Affiliates,
                  (ii) to legal counsel, accountants, and other professional advisors to such Bank, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Bank is a party, (vi) to such Bank's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by this Section. Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.05, disclose to the assignee or participant or proposed assignee or participant, any information relating to

                  Borrower furnished to such Bank by or on behalf of Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrower received from such Bank to the same extent as required by this Section. Notwithstanding anything herein to the contrary, each of the Borrower, the Administrative Agent and each Bank or any other party to this Agreement (and any employee, representative or other agent of the foregoing) may disclose to any and all persons, without limitation of any kind (1) any information with respect to the U.S. federal and state income tax treatment of the Agreement, the transaction contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (2) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the persons referred to above.

            (g)         Assignment to Federal Reserve Bank. Notwithstanding any
                  other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable operating circular of such Federal Reserve Bank.

      9.06 Renewals and Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension, amendment, modification or rearrangement of any part of the Indebtedness originally represented by the Notes.

      9.07 No Waiver by the Administrative Agent, the Banks or the LC Issuer. No course of dealing on the part of the Administrative Agent, the Banks or the LC Issuer, their officers or employees, nor any failure or delay by the Administrative Agent, any Bank or the LC Issuer with respect to exercising any of its rights, powers or privileges under this Agreement, the Notes, the Facility LC Applications, the Security Instruments, or any other instrument referred to herein or executed in connection with the Notes shall operate as a waiver thereof. The rights and remedies of the Administrative Agent, the Banks and the LC Issuer under this Agreement, the Notes, the Facility LC Applications, the Security Instruments, or any other instrument referred to herein or executed in connection with the Notes shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      No Credit Extensions hereunder shall constitute a waiver of any of the covenants or warranties of the Borrower contained herein or of any of the conditions to the Banks' or the LC Issuer's obligation to make further Credit Extensions hereunder. In the event that the Borrower is unable to satisfy any such covenant, warranty or condition, no such Credit Extension shall have the effect of precluding the Banks or the LC Issuer from thereafter declaring such inability to be an Event of Default as hereinabove provided.

      9.08 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

      9.09 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein for all purposes and shall be considered a part of this Agreement.

      9.10 Survival Upon Unenforceability. In the event any one or more of the provisions contained in this Agreement, the Notes, the Security Instruments, or in any other instrument referred to herein or executed in connection with the Notes shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or of any other instrument referred to herein or executed in connection herewith.

      9.11 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Administrative Agent, the Banks, the LC Issuer and Borrower and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms or be entitled to assume that any Bank will refuse to make advances in the absence of strict compliance with any or all thereof. Any or all of such provisions may be freely waived in whole or in part by the Administrative Agent, the Banks and the LC Issuer at any time if in their discretion they deem it advisable to do so.

      9.12 Amendments or Modifications. Subject to the provisions of this Section, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Borrower hereunder or waiving any Event of Default hereunder; provided, however, that:

      (a) no such supplemental agreement shall, without the consent of all of the Banks:

            (i)       Extend the final maturity of any Loan, postpone any
                  regularly scheduled payment of principal of any Loan, forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

            (ii)      Reduce the percentage specified in the definition of
                  Required Banks;

            (iii)     Extend the Facility Termination Date, or reduce the amount of, or extend the payment date for, the mandatory payments required under Sections 2.07 or 2.08, increase the Aggregate Commitment Amount or the Commitment of any Bank hereunder (except, in each case, as expressly set forth in Section 2.19), or permit the Borrower to assign its rights under this Agreement;

            (iv)      Amend the requirement that the Borrowing Base may be
                  increased only with the consent of all Banks;

            (v)       Release any Guarantor of any Loan or, except as provided
                  in the Security Instruments, release all or substantially all of the Borrowing Base Oil and Gas Properties; or

            (vi)      Amend this Section 9.12; and

      (b) no amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent; and

      (c) no such consent shall be required with respect to any release by the Administrative Agent of Security Instruments to effectuate a Permitted Asset Sale.

      9.13 Agreement Construed as an Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties and other legal relations of the parties hereto shall be determined from this Agreement as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to said Articles or Sections.

      9.14 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

      9.15 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTES, THE FACILITY LC APPLICATIONS, THE SECURITY INSTRUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, UNLESS SUCH PRIOR AGREEMENT IS EXPRESSLY CONTINUED IN EFFECT UNDER THE TERMS HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      9.16 Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of the Notes, the Facility LC Applications, the Security Instruments or any other instrument referred to herein or executed in connection with the Notes, the provisions of this Agreement shall control; provided if any of the Facility LC Applications or

Security Instruments contain any representations, warranties, or covenants of the Borrower that are in addition to or are more restrictive on the Borrower than those set forth in this Agreement, such additional or more restrictive representations, warranties, and covenants shall control.

      9.17 Time, Place and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made in immediately available funds; shall be deemed received by the Administrative Agent on the next Business Day following receipt if such receipt is after 4:00 p.m., on any Business Day, and shall be made at the principal banking quarters of the Administrative Agent in Houston, Texas.

      9.18 Termination. This Agreement and the Aggregate Commitment Amount may be canceled by the Borrower without premium or penalty prior to the Facility Termination Date upon at least ten (10) days' prior written notice, provided, that the Obligations that are then due and payable are paid and performed in full to the satisfaction of the Administrative Agent and the Banks; provided, however that any such cancellation hereunder shall not terminate any obligations, representations or warranties of the Borrower to the Administrative Agent and/or the Banks hereunder and under other Loan Documents that survive beyond the Facility Termination Date. Upon the earlier to occur of the (i) the Facility Termination Date, and (ii) cancellation of this Agreement and the Aggregate Commitment Amount prior thereto in accordance with this Section 9.18 and upon payment and performance in full of the Obligations that are due and payable to the satisfaction of the Banks, the Administrative Agent agrees, at the Borrower's request and sole cost and expense, to execute and deliver any such lien release documents and other documentation reasonably requested by the Borrower to release or terminate the Administrative Agent's liens and security interests hereunder and under the other Loan Documents.

      9.19 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Security Instruments or to the transactions contemplated hereby.

      9.20 Counterpart Execution. This Agreement may be executed as one instrument signed by all parties or in separate counterparts hereof, each of which counterparts shall be considered an original and all of which shall be deemed to be one instrument, and any signed counterpart shall be deemed delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

      9.21 Power of Attorney. To the fullest extent permitted by Law and until this Agreement is terminated in accordance with Section 9.18 hereof, Borrower hereby appoints Administrative Agent as its attorney-in-fact (without requiring the Administrative Agent to act as such) to execute any Security Instrument in the name of the Borrower, and to perform all other acts that the Administrative Agent deems appropriate to perfect and continue its liens, security interests, and other rights in, and to protect and preserve, the Borrowing Base Oil and Gas Properties and other collateral covered by or described in (or, as evidenced by this Agreement, intended to have been covered by) any of the Security Instruments, but only to the extent required of Borrower under the terms of this Agreement.

      9.22 Amended and Restated Agreement. This Agreement amends, extends, rearranges and restates the Prior Credit Agreement. All Security Instruments (as defined and executed pursuant to the Prior Credit Agreement) shall also constitute Security Instruments as defined in this Agreement, and they shall continue to secure all Obligations of Borrower to the Administrative Agent, the Banks and the LC Issuer hereunder.

      9.23 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND BANKS HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

                            [Signature pages follow]

      IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                   BORROWER

                                   ULTRA RESOURCES, INC.

                                   By: /s/ Michael D. Watford
                                       -----------------------------------------
                                           Michael D. Watford
                                           President and Chief Executive Officer

                                   ADMINISTRATIVE AGENT, LC ISSUER AND BANK:

                                   BANK ONE, NA

                                   By: /s/ Stephen Shatto
                                       -----------------------------------------
                                           Stephen Shatto
                                           Director

                                   SYNDICATION AGENT AND BANK:

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By: /s/ Damien Melburger
                                       -----------------------------------------
                                           Damien Melburger
                                           Senior Vice President

                                   By: /s/ Randall Osterberg
                                       -----------------------------------------
                                           Randall Osterberg
                                           Senior Vice President

                                   CO-AGENT AND BANK:

                                   HIBERNIA NATIONAL BANK

                                   By: /s/ Nancy G. Moragas
                                       -----------------------------------------
                                           Nancy G. Moragas
                                           Vice President

                                   CO-AGENT AND BANK:

                                   GUARANTY BANK, FSB

                                   By: /s/ RICHARD MENCRACA
                                       -----------------------------------------
                                           RICHARD MENCRACA
                                           Senior Vice President

                                   BANK:

                                   COMPASS BANK

                                   By: /s/ KATHLEEN D. BOWEN
                                       -----------------------------------------
                                           Senior Vice President

                                   BANK:

                                   BANK OF SCOTLAND

                                   By: /s/ Amena Nabi
                                       -----------------------------------------
                                           Amena Nabi
                                           Assistant Vice President

                                   BANK:

                                   FLEET NATIONAL BANK

                                   By: /s/ Terrence Ronan
                                       -----------------------------------------
                                           Terrence Ronan
                                           Managing Director

                                   EXHIBIT "A"

                             [Intentionally Omitted]

                                  Exhibit A-1

                                   EXHIBIT "B"

                   FOURTH AMENDED AND RESTATED REVOLVING NOTE

$________________             Houston, Texas                        June 9, 2004

      On the dates hereinafter prescribed, for value received, ULTRA RESOURCES, INC., a Wyoming corporation, (herein, called "Borrower"), having an address at 363 N. Sam Houston Parkway, Suite 1200, Houston, Texas 77060, promises to pay to the order of ___________ (herein called "Bank"), at its principal offices at _________, (i) the principal amount of U.S. ____________ AND 00/100 DOLLARS (__________) or the principal amount advanced pursuant to the terms of the Credit Agreement (defined herein) as of the date of maturity hereof, whether by acceleration or otherwise, whichever may be the lesser, and (ii) interest on the principal balance from time to time advanced and remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the "Floating Rate" (as defined and calculated in the Credit Agreement), or (b) the Maximum Rate (as defined and calculated in the Credit Agreement). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to the Borrower, unless Applicable Law (as defined in the Credit Agreement) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

      Notwithstanding the foregoing, if during any period the Floating Rate exceeds the Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate or, if there is no Maximum Rate, the Agreed Maximum Rate (as defined below), until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

      This Note is a revolving credit note and it is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each principal advance made hereunder subsequent to each such occurrence. Each principal advance and each payment hereof made pursuant to this Note shall be reflected by the Bank's records and the aggregate unpaid amounts reflected by such records shall constitute rebuttably presumptive evidence of the principal and unpaid, accrued interest remaining outstanding on this Note.

      "Agreed Maximum Rate" means a per annum rate of seven and three-fourths percent (7.75%) plus the Floating Rate from time to time in effect, which Agreed Maximum Rate shall apply only during any period while there is no Maximum Rate applicable to this Note.

      Other capitalized terms used herein, that are not defined herein, shall have the meanings prescribed therefor in the Credit Agreement.

      The Borrower and the Bank hereby agree that Chapter 346 of the Texas Finance Code, shall not apply to this Note or the loan transaction evidenced by, and referenced in, the Credit Agreement (hereinafter defined) in any manner, including without limitation, to any account or arrangement evidenced or created by, or provided for in, this Note.

                                   Exhibit B-1

      The principal sum of this Note, after giving credit for unadvanced principal, if any, remaining at final maturity, shall be due and payable on or before May 1, 2008; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable as provided in the Credit Agreement; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.

      In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. The Bank and the Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by the Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed "interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

      This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by the Borrower (or by any other party) in favor of Bank One, NA, as Administrative Agent for the Banks, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation the Security Instruments described and defined in that certain Credit Agreement dated as of March 22, 2000 by and between Borrower, Ultra Petroleum (USA) Inc., and Bank One, Texas, National Association, as amended by that certain First Amendment to Credit Agreement dated as of July 19, 2001 by and between Borrower and Bank One, NA, and as amended and restated by that certain First Amended and Restated Credit Agreement dated March 1, 2002, by and among Borrower, Bank One, NA, as the administrative agent, as a bank and as letter of credit issuer, and the several other banks and financial institutions who are from time to time party thereto, as banks, as amended by the First Amendment thereto dated November 4, 2002, the Second Amendment thereto dated May 14, 2003, and the Third Amendment thereto dated as of December 12, 2003, and by that certain Second Amended and Restated Credit Agreement dated as of June 9, 2004, by and among Borrower, Bank One, NA, as the Administrative Agent, as a Bank and as LC Issuer, and the several other banks and financial institutions who are from time to time party thereto as Banks (as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

      This Note is the Revolving Note issued pursuant to the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of the Borrower in relation thereto; but neither this

                                  Exhibit B-2
reference to the Credit Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Credit Agreement. Each advance and each payment made pursuant to this Note shall be reflected by notations made by the Bank on its records and the aggregate unpaid amounts reflected by the notations on the records of the Bank shall be deemed rebuttably presumptive evidence of the principal amount owing under this Note.

      In the event of default in the payment when due of any of the principal of or any interest on this Note, or in the event of default under the terms of the Credit Agreement or any of the Security Instruments, or if any event occurs or condition exists which authorizes the acceleration of the maturity of this Note under any agreement made by the Borrower, the Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to the Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.

      If this Note is collected by suit or through the Probate or Bankruptcy Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Borrower agrees to pay reasonable and documented attorneys' fees, not to exceed 10% of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

      The Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for the Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. The Bank may transfer this Note, and the rights and privileges of the Bank under this Note shall inure to the benefit of the Bank's representatives, successors or assigns.

      This Note is one of the Fourth Amended and Restated Notes that amends and restates those certain Third Amended and Restated Notes dated December 12, 2003, in an aggregate principal amount of $250,000,000, which Third Amended and Restated Notes themselves amended and restated those certain that amends and restates those certain Second Amended and Restated Notes dated March 1, 2002, in an aggregate principal amount of $250,000,000, which Second Amended and Restated Notes themselves amended and restated those certain Amended and Restated Notes dated March 1, 2002, in an aggregate principal amount of $150,000,000, which Amended and Restated Notes themselves amended and restated those certain Revolving Notes dated March 1, 2002, in an aggregate principal amount of $150,000,000, which Revolving Notes amended, extended, rearranged and restated that certain Reducing Revolving Note executed effective as of July 19, 2001, in the original principal amount of $100,000,000 executed by Ultra Resources, Inc., and payable to the order of Bank One, NA; which Reducing Revolving

                                   Exhibit B-3

Note itself amended, extended, rearranged and restated that certain Reducing Revolving Note dated March 22, 2000, in the original principal amount of $40,000,000 executed by Ultra Resources, Inc., and Ultra Petroleum (USA) Inc., payable to the order of Bank One, Texas, National Association (collectively, the "Prior Notes"). All liens and security interests that exist to secure the indebtedness evidenced by that Prior Note shall continue in force and effect to secure the indebtedness evidenced by this Note.

      Executed as of June 9, 2004, but effective as of the date and year first set forth above.

                                       ULTRA RESOURCES, INC.

Attest:

__________________________________     By: _____________________________________
Charlotte H.  Kauffman                     Michael D.  Watford
Secretary                                  President and Chief Executive Officer

                                   Exhibit B-4

                                   EXHIBIT "C"

                             Compliance Certificate

      I, the President of ULTRA RESOURCES, INC. (the "Company"), pursuant to
Section 5.05 of the Second Amended and Restated Credit Agreement dated as of June 9, 2004, by and among the Company, BANK ONE, NA, as Administrative Agent, a Bank and the LC Issuer, and the other Banks that become party thereto, as the same may be amended, restated, supplemented or otherwise modified (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

      (a) No Event of Default (as defined in the Agreement) or Unmatured Event Of Default has defined in the Agreement) has occurred and is continuing except for the following events (include actions taken to cure such situations):
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      (b) No Material Adverse Change has occurred since the effective date of the latest audited consolidated Financial Statements of the Company delivered to the Administrative Agent;

      (c) Except as otherwise stated in the Schedule, if any, attached hereto, each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects [include on the attached Schedule, if any, any qualifications to the representations in Section 4.07 of the Agreement that have occurred since the date of the last Compliance Certificate]; and

      (d) The Company's consolidated financial condition for the quarter ending __________ is as follows:

                                                                                                       ACTUAL
                                 DATE OR TIME                                                         RATIO OR
       FINANCIAL COVENANT           PERIOD                  REQUIRED RATIO OR AMOUNT                   AMOUNT
(a) Current Ratio for any        Term of              not < 1.00 to 1.00, calculated based on         _________
    fiscal quarter               Loan                both: (a) the Consolidated Financial
                                                     Statements (as defined in the Agreement),
                                                     and (b) the consolidating financial
                                                     statements applicable to Borrower, which
                                                     form a part of the Consolidated Financial
                                                     Statements.

(b) Ratio of EBITDA to           Term of             not < 2.50 to 1.00, calculated on a              _________
    interest expense on all      Loan                rolling  four (4) quarter basis and
    Indebtedness as of the                           based on both:(a) the Consolidated

                                   Exhibit C-1

                                                                                                       ACTUAL
                                 DATE OR TIME                                                         RATIO OR
       FINANCIAL COVENANT           PERIOD                  REQUIRED RATIO OR AMOUNT                   AMOUNT
    end of each fiscal                               Financial Statements, and (b) the
    quarter                                          consolidating financial statements
                                                     applicable to Borrower, which form a
                                                     part of the Consolidated Financial
                                                     Statements.

(c) Intercompany Transfers       During each         not > $35,000,000.00, without the                _________
    to Sino-American             calendar year       prior written approval of the Required             ____
    Energy Corporation           beginning           Banks
    permitted by Section         with
    6.18                         calendar year
                                 2004

      (d) List the principal amount of all intercompany loans made by Sino-American to Borrower in reliance on clause (J) of the definition of "Permitted Indebtedness" outstanding as of the date hereof, together with the date on which such proceeds were received by Borrower, the date, if any, on which such loan is to be repaid by Borrower, any interest rate applicable to such loans, and any other material terms thereof; list any repayments made by Borrower to Sino-American in respect of any previously outstanding intercompany loans repaid by Borrower since the date of the immediately prior Compliance Certificate:

            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      (e) List the aggregate amount of all investments or capital contributions made by Sino-American to Borrower, together with the date on which the proceeds of such investments or contributions were received by the Borrower and any other material terms or conditions thereof; list all returns of all such amounts previously invested or capital contributions made by Borrower to Sino-American in reliance of the proviso in Section 6.05:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

                                  Exhibit C-2

      This certificate is executed this _____ day of_________,_____.

                                              ULTRA RESOURCES, INC.

                                              By: ______________________________
                                                  President and CEO

                                   Exhibit C-3

                                   EXHIBIT "D"

                              SECURITY INSTRUMENTS

      The Security Instruments securing the Borrower's Obligations and Indebtedness to the Banks shall include the following, each in form and substance satisfactory to the Administrative Agent, on behalf of the Banks:

      1. MORTGAGES, DEEDS OF TRUST, SECURITY AGREEMENTS, FIXTURE FILINGS AND ASSIGNMENTS OF PRODUCTION covering Borrowing Base Oil and Gas Properties situated in the State of Wyoming, the personal property and equipment therein and thereon, the production of oil, gas, and other minerals therefrom, and all of the products and proceeds thereof.

      2. SECURITY AGREEMENTS granting the Administrative Agent, on behalf of the Banks, a first priority security interest in all of the Borrower's as-extracted oil and gas, accounts, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments and general intangibles relating to or arising out of Oil and Borrowing Base Oil and Gas Properties and the business of the Borrower, whether now owned or hereafter acquired, and all products and proceeds thereof.

      3. FINANCING STATEMENTS in connection with the Security Instruments described in the preceding paragraphs, in form and number satisfactory to the Administrative Agent, on behalf of the Banks, as the Administrative Agent may specify from time to time (including additional or supplemental financing statements, amendments thereto, and continuation statements thereof).

      4. PRIOR SECURITY INSTRUMENTS. All Security Instruments (as defined in the Prior Credit Agreement) shall continue to secure Borrower's Obligations arising under this Agreement.

      5. OTHER SECURITY INSTRUMENTS. Such other instruments as are necessary or appropriate from time to time, in the good faith opinion of the Administrative Agent, to perfect to the satisfaction of the Administrative Agent the Banks' liens, security interests, and other rights in the Borrowing Base Oil and Gas Properties and in any and all other collateral covered by or described in (or, as evidenced by the Agreement, intended to have been covered by) any of the other Security Instruments described above.

                                  Exhibit D-1

                                   EXHIBIT "E"

                               REQUEST FOR ADVANCE

      I, the undersigned officer of ULTRA RESOURCES, INC. (the "Company"), pursuant to Section 2.01 of the Second Amended and Restated Credit Agreement dated as of June 9, 2004, as amended from time to time (the "Agreement"), by and between BANK ONE, NA ("Administrative Agent"), the banks and other financial institutions from time to time parties to the Agreement (the "Banks"), the LC Issuer, and the Company, do hereby make the requests indicated below on this ____ day of ____, 200___:

[  ] 1.    Loans:

      (a)       Amount of new Loan: $ ______________

      (b)       Requested funding date: ______________, 200

      (c)       $_________ of such Loan is to be an ABR Loan;

         $___________of such Loan is to be a LIBOR Loan.

         Requested Interest Period for LIBOR Loan:____ months.

[ ]  2.    Continuation or conversion of LIBOR Loan maturing on____, 200__:

      (a) Amount to be continued as a LIBOR Loan is $_________ , with an Interest Period of ____ months;

      (b)       Amount to be converted to an ABR Loan is $__________.

[ ]  3.    Conversion of Prime Rate Loan:

      (a)       Requested conversion date:_________, 200____.

      (b) Amount to be converted to a LIBOR Loan is $__________, with an Interest Period of _____ months.

     4. The undersigned certifies that the funds advanced from the Banks to the Company pursuant to paragraphs 1 through 3 hereof, as applicable, shall be used by the Company solely for the purposes permitted by the Agreement.

     5. The undersigned certifies that to my knowledge after reasonable inquiry into the applicable facts, as of the date hereof, the Company is in compliance with all of the representations, warranties, terms, conditions and covenants contained in the Agreement and no Event of Default or Unmatured Event of Default has occurred and is continuing under the Agreement.

     6. The undersigned certifies that to my knowledge after reasonable inquiry into the applicable facts, as of the date hereof, no Material Adverse Change has occurred since the effective date of the latest audited Financial Statements of the Company delivered to the Administrative Agent;

                                  Exhibit E-1

            This certificate is executed this ____ day of ___________, 200 .____

                                              ULTRA RESOURCES, INC.

                                              By: ______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   Exhibit E-2

                                    EXHIBIT F
                                    [FORM OF]
                           ADDITIONAL BANK CERTIFICATE

                                __________, 200__

To:  BANK ONE, NA,
     as Administrative Agent

      The Borrower, the Administrative Agent, the LC Issuer and certain Banks have heretofore entered into an Second Amended and Restated Credit Agreement, dated as of June 9, 2004, as amended from time to time (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

      This Additional Bank Certificate is being delivered pursuant to Section 2.19(a) of the Credit Agreement.

      [Language for Existing Lender]

      [Please be advised that the undersigned has agreed to increase its Commitment under the Credit Agreement from $_________ to $_________ and that it shall continue to be a party in all respect to the Credit Agreement and the other Loan Documents.]

      [Language for New Lender]

      [Please be advised that the undersigned has agreed (a) to become a Bank under the Credit Agreement with an Commitment of $____________ and (b) that it shall be deemed to be a party in all respect to the Credit Agreement and the other Loan Documents.]

      [Insert Additional provisions from Commitment Transfer Supplement]

                                            Very truly yours,

                                            By: ________________________________
                                            Name:
                                            Title:

                                SCHEDULE 1.01(b)

               Commitment Amounts and Aggregate Commitment Amount

                                              Percentage                       Commitment
           Bank                                 Share                            Amount
           ----                                 -----                            ------
Bank One, NA                                   18.00000%                    $ 36,000,000.00
Guaranty Bank, FSB                             18.00000%                    $ 36,000,000.00
Union Bank of California, N.A.                 17.00000%                    $ 34,000,000.00
Bank of Scotland                               15.00000%                    $ 30,000,000.00
Fleet National Bank                            12.50000%                    $ 25,000,000.00
Hibernia National Bank                         12.00000%                    $ 24,000,000.00
Compass Bank                                    7.50000%                    $ 15,000,000.00
Aggregate Commitment Amount:                  100.00000%                    $200,000,000.00

                                Schedule 1.01(b)

                                                                Schedule 9.05(d)

                         COMMITMENT TRANSFER SUPPLEMENT

      THIS COMMITMENT TRANSFER SUPPLEMENT (this "Commitment Transfer Supplement") dated as of the date set forth in Item 1 of Schedule I hereto, is among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule 1 (each a "Purchasing Bank"), and BANK ONE, N.A., as Administrative Agent for the Banks under, and as defined in, the Credit Agreement described below (in such capacity, the "Administrative Agent").

                                    RECITALS

      WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.05(c) of the Second Amended and Restated Credit Agreement dated as of June 9, 2004, by and among ULTRA RESOURCES, INC., a Wyoming corporation ("Borrower"), the Transferor Bank and the other Banks party thereto and the Administrative Agent (as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

      WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

      WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

                                  GENERAL TERMS

      Section 1. Upon receipt by the Administrative Agent of five counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Commitment Transfer Supplement), the Administrative Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of
Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be at least five (5) Business Days following the date of such Transfer Effective Notice. From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

      Section 2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Credit

                       Commitment to Transfer Supplement
                                     Page 1

Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitment of the Transferor Bank and the presently outstanding Credit Extensions and other amounts owing to the Transferor Bank under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

      Section 3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date, and (b) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

      Section 4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

      (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

      (c) In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Borrower.

      Section 5. On or prior to the Transfer Effective Date, the Transferor Bank will deliver to the Administrative Agent its Note. Within five (5) Business Days after Borrower's receipt of notice from Administrative Agent of Administrative Agent's receipt of this Commitment Transfer Supplement, the Borrower will deliver to the Administrative Agent, in exchange for the surrendered Note from the Transferor Bank, a new Note for each Purchasing Bank and the Transferor Bank, to the extent the Transferor Bank has retained any of its Commitment, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitment Amounts (as adjusted pursuant to this Commitment Transfer Supplement). As provided in Section 9.05(e) of the Credit Agreement, each such new Note shall be dated the date of the original Note delivered pursuant to the Credit Agreement (the "Effective Date"). Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Bank and the Purchasing Banks its new Note and will send to the

                       Commitment to Transfer Supplement
                                     Page 2

Borrower the superseded Note of the Transferor Bank, marked "Canceled" or "Replaced" as appropriate.

      Section 6. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents in the Transferor Bank's possession that were delivered to the Administrative Agent on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

      Section 7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

      Section 8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the Financial Statements referred to in Section 3.1(D), the Financial Statements delivered pursuant to Sections 5.03 and 5.04, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

      Section 9. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provision of Section 2.16 of the Credit Agreement.

                       Commitment to Transfer Supplement
                                     Page 3

      Section 10. Schedule II hereto sets forth the revised Commitment Amounts and Percentage Shares of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

      Section 11. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

      IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.

                       Commitment to Transfer Supplement
                                     Page 4

                                                                   Schedule I to
                                                  Commitment Transfer Supplement

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

      Re: Second Amended and Restated Credit Agreement dated as of June 9, 2004 among Ultra Resources, Inc., the Banks, and Bank One, N.A., as Administrative Agent for the Banks thereunder.

Item 1      (Date of Commitment Transfer Supplement):
            [Insert date of Commitment Transfer Supplement]

Item 2      (Transferor Bank):  [Insert name of Transferor Bank]

Item 3      (Purchasing Bank[s]):[Insert name[s] of Purchasing Bank[s]]

Item 4      (Signatures of Parties to Commitment Transfer Supplement):

                                       _____________________, as Transferor Bank

                                       By: _____________________________________

                                       Title:______________ , as Purchasing Bank

                                       By: _____________________________________

                                       Title: _____________ , as Purchasing Bank

                                       By: _____________________________________

                                       Title: __________________________________

                               Schedule I - Page 1

CONSENTED TO AND ACKNOWLEDGED:

ULTRA RESOURCES, INC.

By: ________________________

Title: _____________________

BANK ONE, NA,
AS ADMINISTRATIVE AGENT

By: _______________________

Title: ____________________

[Consents Required only when
Purchasing Bank is not already
a Bank or Affiliate thereof]

ACCEPTED FOR RECORDATION
    IN REGISTER:

BANK ONE, NA,
AS ADMINISTRATIVE AGENT

By: _______________________

Title: _______________________

                                 Schedule I - Page 2

                                                                  Schedule II to
                                                  Commitment Transfer Supplement

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor Bank]     Revised Commitment Amount:         $______________

                              Revised Commitment Percentage:     $______________

[Name of Purchasing Bank]     New Commitment Amount:             $______________

                              New Commitment Percentage:         $______________

Address for Notices:

[address]

Attention: ____________________
Telex: ________________________
Answer back: __________________
Telephone: ____________________
Telecopier: ___________________

Lending Office:

                               Schedule II -Page 1

                       [FORM OF TRANSFER EFFECTIVE NOTICE]

                                                                 Schedule III to
                                                  Commitment Transfer Supplement

      To: [INSERT NAME OF BORROWER, TRANSFEROR BANK AND EACH PURCHASING BANK]

      The undersigned, as Administrative Agent under the Second Amended and Restated Credit Agreement dated as of June 9, 2004, among Ultra Resources, Inc. ("Borrower"), the Banks and other financial institutions from time to time parties thereto and Bank One, N.A., as Administrative Agent, acknowledges receipt of five executed counterparts of a completed Commitment Transfer Supplement, as described in Schedule I hereto. [NOTE: ATTACH COPY OF SCHEDULE I FROM COMMITMENT TRANSFER SUPPLEMENT.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

            1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [INSERT FIFTH BUSINESS DAY FOLLOWING DATE OF TRANSFER EFFECTIVE NOTICE].

            2. Pursuant to such Commitment Transfer Supplement, the Transferor Bank is required to deliver its Note to the Administrative Agent on or before the Transfer Effective Date.

            3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the fifth
      (5th) Business Day from its receipt of this notice, in return for the Note surrendered to the Administrative Agent by the Transferor Bank, the following Notes [DESCRIBE EACH NOTE FOR TRANSFEROR BANK AND PURCHASING BANK AS TO PRINCIPAL AMOUNT AND PAYEE], dated [June 9, 2004].

            4. Pursuant to such Commitment Transfer Supplement each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                           Very truly yours,

                                           BANK ONE, NA, as Administrative Agent

                                           By: _________________________________

                                           Title: ______________________________

                                                                  Execution Form

                    AMENDED AND RESTATED SECURITY AGREEMENT,
                         PLEDGE AND FINANCING STATEMENT

      This AMENDED AND RESTATED SECURITY AGREEMENT, PLEDGE AND FINANCING STATEMENT (this "Agreement") is made and entered into effective as of June 9, 2004, by Ultra Resources, Inc., a Wyoming corporation (the "Debtor"), in favor of Bank One, NA, as Administrative Agent under the Credit Agreement (defined below) (the "Secured Party").

                                    RECITALS

      WHEREAS, Debtor has heretofore entered into that certain First Amended and Restated Credit Agreement dated as of March 1, 2002 (as amended, the "Prior Credit Agreement"), among Debtor, Bank One, NA, as administrative agent and letter of credit issuer, and the banks party thereto (such administrative agent, letter of credit issuer and banks, collectively, the "Prior Lender Parties"), pursuant to which such banks made certain loans and participated in letters of credit issued for the benefit and account of Debtor; and

      WHEREAS, to secure its obligations to the Prior Lender Parties, Debtor executed and delivered a certain Security Agreement, Pledge and Financing Statement dated as of March 1, 2002 (the "Prior Security Agreement"); and

      WHEREAS, Debtor has, as of the date hereof, entered into a certain Second Amended and Restated Credit Agreement dated as of even date herewith by and among Debtor, the banks from time to time party thereto (the "Banks"), Banc One Capital Markets, Inc., as arranger, and Secured Party in its capacity as a Bank, the LC Issuer, and the Administrative Agent for itself and the other Banks (as may from time to time be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, the Debtor has executed and delivered this Agreement pursuant to the Credit Agreement for the purpose of amending and restating the Prior Security Agreement and of securing and providing for the repayment of all of its obligations to the Banks, the LC Issuer and the Administrative Agent under the Credit Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and Secured Party hereby agree as follows:

      Section 1. Definitions.

            (a) As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Collateral" shall have the meaning assigned to that term in Section 2 of this Agreement.

            "Event of Default" shall have the meaning assigned to that term in
Section 6(a) of this Agreement.

            "Indebtedness" means all amounts due or owing to Secured Party and any and all other Banks and the LC Issuer (as defined in the Credit Agreement) by the Debtor under the Credit Agreement, including, but not limited to, all Obligations (as defined in the Credit Agreement), including any and all obligations, contingent or otherwise, whether now existing or hereafter arising of Debtor to any Bank arising under or in connection with any Hedge Agreement (as defined in the Credit Agreement) or any other rate management transactions.

            "Mortgage" means that certain Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated March 22, 2000, as amended by that certain Ratification of and Amendment to Mortgage dated February 15, 2001, and as further amended by that certain Ratification of and Amendment to Mortgage dated August 1, 2001, and as further amended by that certain Third Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated March 1, 2002, and as further amended by that certain Fourth Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated September 19, 2004, and as further amended by that certain Fifth Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated as of June 9, 2004, and as the same may be further amended, restated, supplemented or modified from time to time, and any other mortgage or deed of trust delivered from time to time to Secured Party to secure the obligations of Debtor under the Credit Agreement or any other Loan Document to the Banks, the LC Issuer and the Administrative Agent.

            "Permitted Encumbrances" shall have the meaning assigned to the term "Permitted Encumbrances" in the Credit Agreement.

            "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

            (b) All terms used in this Agreement which are defined in the UCC, other than those that are specifically defined in Section l(a) above, shall have the same meaning herein as in the UCC.

      Section 2. Grant of Security Interest.

            The Debtor hereby grants to Secured Party, to secure the payment and performance in full of all of the Indebtedness, a security interest in and a lien on and so pledges and assigns to Secured Party all of the Debtor's right, title and interest in, to and under the following properties, assets and rights, in each case, wherever located, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): All improvements and all personal property of any kind or character defined in and subject to the provisions of the UCC, including the proceeds and products from any and all of such improvements and personal property, situated on, incident, appurtenant or belonging to and used in connection with, any of (i) the Mortgaged Property as described in the Mortgage, (ii) Debtor's business operations wherever located, including, without limitation, in, on or under the outer continental shelf and offshore lands and onshore lands of the United States of America. The Collateral includes, without limitation, all pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, furniture, fixtures, equipment, office equipment, raw materials, inventory, goods, contract rights (including Hedge Agreements), accounts, general intangibles, chattel paper, electronic chattel paper, payment intangibles, promissory notes, letter of credit rights, documents, instruments relating to general intangibles, as-extracted collateral, commercial tort claims, investment property, accounts receivable, receivables, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds (cash or noncash), deposit accounts, all tax refund claims, license fees, computer programs, computer software, engineering drawings, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and all other personal property and equipment of every kind and character.

      Section 3. Representations and Warranties. The Debtor represents and warrants, as of the date hereof, to Secured Party as follows:

            (a) The chief executive office and principal place of business of Debtor is located at 363 N. Sam Houston Parkway, Suite 1200, Houston, Texas 77060.

            (b) The Debtor is the owner of all of the Collateral free and clear of any lien, security interest, charge or encumbrance of any kind or nature, except as permitted under the Credit Agreement and as may be provided under licensing agreements. Except as permitted under the Credit Agreement, all of the Collateral is free from any material credit, deduction, allowance, defense, dispute, setoff or counterclaim and there is no material extension or indulgence with respect thereto.

            (c) This Agreement has been duly executed and delivered by the Debtor and creates a valid security interest in, and lien on, the Collateral securing the payment of the Indebtedness. Upon the making of the filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 4, the security interests created by this Agreement will be duly perfected security interests, subject to no equal or prior lien, security interest or encumbrance of any kind or nature other than as permitted under the Credit Agreement.

            (d) (i) The preamble of this Agreement lists the true legal name of the Debtor as registered in the jurisdiction in which the Debtor is organized, formed or incorporated; (ii) the Debtor's state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, and its principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Exhibit A to this Agreement; and (iii) the Debtor is not now and has not been known by any trade name.

      Section 4. Covenants. During the term of this Agreement and until all the obligations with respect to the Indebtedness have been fully and indefeasibly paid and discharged in full, the Debtor covenants and agrees with Secured Party that:

            (a) Except in the ordinary coarse of business, the Debtor will not make any compromise or settlement with respect to any material portion of the Collateral without notice to and consent of Secured Party.

            (b) From time to time, the Debtor shall, at its own expense, promptly give, execute, deliver, file and/or otherwise formalize any such notice, statement, instrument, document, agreement or other papers, and do all such other acts and things, as may be necessary or desirable, or as Secured Party may reasonably request, in order to create, evidence, preserve, perfect, validate or continue any lien or security interest created pursuant to this Agreement or to enable Secured Party to exercise or enforce its rights hereunder with respect to such lien or security interest, or otherwise further to effect the purposes of this Agreement. Without limiting the generality of the foregoing, the Debtor shall, at any time or from time to time upon the request of Secured Party and at the Debtor's own expense, execute, acknowledge, witness, deliver, file and/or record such financing and continuation statements, notices, additional assignments and other documents or instruments (all of which shall be in form and substance satisfactory to Secured Party and its counsel) as Secured Party may from time to time reasonably request for the perfection of the liens and security interests created hereby.

            (c) Promptly upon a Responsible Officer becoming aware, the Debtor shall promptly notify Secured Party (i) of any material changes in any fact or circumstance represented or warranted by the Debtor with respect to any material portion of the Collateral, (ii) of any material impairment of the Collateral and
(iii) of any claim, action or proceeding affecting title to all or any material portion of the Collateral.

            (d) Except for the liens and security interests created by this Agreement and the Permitted Encumbrances in the Collateral, the Debtor shall at its own expense defend the Collateral against any and all liens, claims, security interests and other encumbrances or interests, howsoever arising.

            (e) The Debtor shall at all times keep accurate and complete records with respect to the Collateral, including, without limitation, records of all payments made, credit granted and proceeds received in connection therewith.

            (f) The Debtor shall not relocate its principal place of business or chief executive office to a county or state other than that specified in
Section 3(a) of this Agreement. The Collateral will be kept on or at the Mortgaged Properties, on Schedule 4.01 to the Credit Agreement and/or at the field locations where such Collateral is used or held for use in connection with Debtors' Oil and Gas Properties and the Debtor will not remove the Collateral from such locations.

            (g) The Debtor shall not change its state of incorporation, formation or organization or its name, identity, organizational identification number as designated by the state of its incorporation or corporate structure unless the Debtor shall have (a) given the Administrative Agent at least thirty
(30) days' prior notice of such change and (b) obtained the consent of the requisite Banks, if such consent is so required by the Loan Documents or except as otherwise provided in the Credit Agreement.

            (h) The Debtor will keep the Collateral in good condition, repair and working order (reasonable wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon. Secured Party, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Debtor has at all times operated, and the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

      Section 5. Powers of the Secured Party.

            (a) The Debtor hereby irrevocably designates and appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party may reasonably request pursuant to this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

            (b) Without limiting the generality of Section 5(a) hereof, the Debtor hereby irrevocably authorizes and empowers Secured Party, after the occurrence of any Event of Default, at the expense of the Debtor, either in Secured Party's own name or in the name of the Debtor, at any time and from time to time:

                  (i) to ask, demand, receive, issue a receipt for, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to the Debtor, and any and all other property which may be or become deliverable at any time or times to the Debtor, under or with respect to the Collateral;

                  (ii) to endorse any drafts, checks, orders or other instruments for the payment of money payable to the Debtor on account of the Collateral (including any such draft, check, order or instrument issued by any insurance company payable jointly to the Debtor and Secured Party); and

                  (iii) to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of the Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Agreement or in furtherance of the purposes hereof, including any action which by the terms of this Agreement is to be taken by the Debtor.

            (c) Nothing in this Agreement shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any other action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times other than to account for amounts or Collateral received.

            (d) Secured Party shall be entitled and authorized at any time to file this Agreement, or a carbon, photographic or any other reproduction of this Agreement, as a financing statement or any other Uniform Commercial Code financing statement, continuation statement and financing statement amendment, covering all of the Collateral or any portion thereof, which may be filed as such without the signature of the Debtor where and to the full extent permitted by applicable law, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

            (e) In its discretion, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Debtor agrees to reimburse Secured Party on demand for any and all reasonable expenditures so made with interest on unpaid amounts at the maximum rate permitted by law. Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any Event of Default.

            (f) Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to or force any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times other than to account for amounts or Collateral received. Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Sections. 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

            (g) Upon an Event of Default and for so long as same is continuing, whether or not any Indebtedness is due, Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Indebtedness, any deposits or other sums at any time credited by or due from Secured Party to the Debtor may at any time be applied to or set off against any of the Indebtedness.

            (h) If an Event of Default shall have occurred and is continuing, the Debtor shall, at the request of Secured Party, notify obligors on chattel paper and general intangibles of the Debtor and obligors on instruments for which the Debtor is an obligee of the security interest of Secured Party in any chattel paper, general intangible or instrument and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party's agent therefor, and Secured Party may itself, if an Event of Default shall have occurred and is continuing, without notice to or demand upon the Debtor, so notify said obligors. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of chattel paper, general intangibles and instruments received by the Debtor as trustee for Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party shall apply the proceeds of collection of chattel paper, general intangibles and instruments received by Secured Party to the Indebtedness, such proceeds to be immediately entered after final payment in cash of the items giving rise to them.

      Section 6. Event of Default.

            (a) It shall constitute an Event of Default under this Agreement if (i) an Event of Default shall occur under the Credit Agreement, as that term is defined therein, or (ii) a default shall occur under any provision in this Agreement and be continuing following thirty (30) days notice thereof from Secured Party to Debtor.

            (b) If an Event of Default shall have occurred and be continuing, in addition to any other rights and remedies that may be available to Secured Party under the UCC or under Section 5(a) or 5(b) of this Agreement or otherwise under this Agreement or at law, Secured Party shall also have the following rights and powers:

                  (i) Secured Party may, without being required to give any notice except as hereinafter provided, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices as Secured Party deems satisfactory, and Secured Party and/or its collateral agent may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any right or claim of whatsoever kind, and the Indebtedness or any portion of the Indebtedness may be applied as a credit against the purchase price.

                  (ii) upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind by or on behalf of the Debtor, including any equity or rights of redemption of the Debtor and the Debtor hereby specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted.

                  (iii) Secured Party shall give the Debtor five (5) business days' written notice (which the Debtor agrees is reasonable notification within the meaning of Sections. 9-611 of the UCC) of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale and, in case of a private sale, shall state the date after which such sale is to be made.

                  (iv) any such public sale shall be held at such time or times within ordinary business hours and at such places as Secured Party may fix in the notices of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

                  (v) Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

                  (vi) in case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                  (vii) Secured Party instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the liens and security interests granted in this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (viii) Secured Party shall have the right to take possession of the Collateral, and for that purpose Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

            (c) Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale other than for its own gross negligence, willful misconduct or bad faith. The Debtor hereby waives, to the maximum extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

            (d) Secured Party shall not be obligated to pursue or exhaust its rights and remedies against any particular Collateral or other security for the Indebtedness before pursuing or enforcing its rights and remedies against any other Collateral or other security for the Indebtedness.

            (e) To the extent permitted by law, the Debtor hereby waives (i) any rights to require Secured Party to proceed first against any other Person (as defined in the Credit Agreement), to exhaust its rights in the Collateral or other security for the Indebtedness or to pursue any other right that Secured Party might have, and (ii) all rights of marshalling in respect of any and all of the Collateral.

            (f) Without precluding any other methods of sale, the Debtor acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Collateral.

            (g) Remedies of Secured Party are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

            (h) If an Event of Default shall have occurred, the proceeds of any sale of or other realization upon all or any part of the Collateral and any other amounts held by Secured Party under this Agreement shall be applied by Secured Party as provided in the Credit Agreement.

            Any amounts remaining after such applications shall be remitted to the Debtor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      Section 7. General Provisions.

            (a) This Agreement shall remain in full force and effect until all of the Indebtedness shall have been indefeasibly paid in full.

            (b) The lien and security interest created hereunder and the Debtor's obligations hereunder and Secured Party's rights hereunder shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events:

                  (i) the taking or accepting of any other security or assurance for any or all of the Indebtedness;

                  (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Indebtedness;

                  (iii) the modification of, amendment to, or waiver of compliance with any terms of the Credit Agreement;

                  (iv) any renewal, extension and/or rearrangement of the payment of any or all of the Indebtedness or any statement, indulgence, forbearance or compromise that may be granted or given by Secured Party to the Debtor or any other Person;

                  (v) any neglect, delay, omission, failure or refusal of Secured Party to take or prosecute any action in connection with any agreement, document or other instrument evidencing, securing or assuring the payment of any or all of the Indebtedness; or

                  (vi) the illegality, invalidity or unenforceability of all or any part of the Indebtedness.

            (c) This Agreement or any term hereof may be amended or changed only by an instrument in writing executed jointly by the Debtor and Secured Party.

            (d) Each right, power and remedy herein specifically granted to Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise (including, without limitation, all rights, powers and remedies granted to a secured party under the
UCC), and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by Secured Party in its sole and complete discretion. The provisions of this Agreement may only be waived by an instrument in writing signed by Secured Party, and no failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

            (e) The manner and place of service of all notices, requests, demands or other communications to be sent hereunder shall be sent as set forth in Section 9.03 of the Credit Agreement.

            (f) This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns. The Debtor may not, without the prior written consent of Secured Party, assign any of its rights, duties or obligations hereunder.

            (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            (h) The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            (i) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability or such provision in any other jurisdiction.

            (j) This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and any signed counterpart shall be deemed delivered by the party signing it if sent to any other party hereto by electronic facsimile transmission.

            (k) To the extent that any Collateral covered by this Agreement is also covered by the Mortgage, the terms and provisions of the Mortgage shall govern and control the rights and obligations of the Debtor with respect thereto.

            (l) In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Agreement and the terms, covenants, conditions and provisions set forth in the Credit Agreement, the terms, covenants, conditions and provisions of the Credit Agreement shall prevail.

            (m) This Agreement amends and restates in its entirety that certain Security Agreement, Pledge and Financing Statement dated as of March 1, 2002 given by Debtor.

            (n) Final Agreement; No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COMPRISE THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON SUCH SUBJECT MATTER. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the Debtor and Secured Party have executed this Agreement as of the date first above written.

                                        DEBTOR

                                       ULTRA RESOURCES, INC.,

                                       a Wyoming corporation

                                       By: /s/ Michael D. Watford
                                           -----------------------
                                           Michael D. Watford
                                           President and Chief Executive Officer

                                      SECURED PARTY

                                      BANK ONE, NA,
                                      as Administrative Agent

                                      By: /s/ Stephen Shatto
                                          --------------------------------------
                                          Stephen Shatto
                                          Director

                                    EXHIBIT A

             State of Organization, Formation or Incorporation; Name

Name                        Jurisdiction     Identification No.       Address
----                        ------------     ------------------       -------
Ultra Resources, Inc.       Wyoming          1997-00320838            363 N. Sam Houston Pkwy
                                                                      Suite 1200
                                                                      Houston, Texas 77060

                                   Exh. A - 1

                                                                  Execution Form

                         FIFTH AMENDMENT AND SUPPLEMENT
                           TO MORTGAGE, DEED OF TRUST,
                    SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

                                      from

                              ULTRA RESOURCES, INC.
               (Federal Income Tax Identification No. 83-0320643)
                (Organizational Identification No. 1997-00320838)
                             (Mortgagor and Debtor)

                                       to

                            Jeanie Gonzalez, Trustee
                               for the benefit of

                      BANK ONE, NA, as Administrative Agent
               (Federal Income Tax Identification No. 74-1508719)
                 (as Administrative Agent, LC Issuer and a Bank)
                          (Mortgagee and Secured Party)

      A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT THE ADDRESS OF THE MORTGAGOR AND DEBTOR IS 363 N. SAM HOUSTON PARKWAY, SUITE 1200, HOUSTON, TEXAS 77060 AND THE ADDRESS OF THE MORTGAGEE AND SECURED PARTY IS 910 TRAVIS STREET, HOUSTON, TX 77002.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE THAT MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS). THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT "A" HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT "B" ATTACHED HERETO.

Attention of Recording Officer: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor that are described in Exhibit "B" hereto.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED OR FILED SHOULD BE RETURNED
TO:

Tristan E. Propst, Esq.
Mayer Brown Rowe & Maw LLP
700 Louisiana, 36th Floor
Houston, Texas 77002

           FIFTH AMENDMENT AND SUPPLEMENT TO MORTGAGE, DEED OF TRUST,
                    SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

      This FIFTH AMENDMENT AND SUPPLEMENT TO MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF PRODUCTION (this "Fifth Amendment") is from ULTRA RESOURCES, INC., a Wyoming corporation, ("Mortgagor"), whose address is 363 N. Sam Houston Parkway, Suite 1200, Houston, Texas 77060 to Jeanie Gonzalez, Trustee, whose address in 910 Travis, 6th Floor, Houston, Texas 77002, and her successors and substitutes (the "Trustee") in trust, as hereinafter provided, for the benefit of Bank One, NA, as Administrative Agent, a national banking association, ("Mortgagee"), whose address is 910 Travis, 6th Floor, Houston, Texas 77002, as Agent under the Credit Agreement for itself, the LC Issuer and the Banks, as hereinafter defined.

                              W I T N E S S E T H:

      WHEREAS, Mortgagor is indebted unto Mortgagee for loans made or to be made Banks (as defined below) pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated June 9, 2004 by and among the Mortgagor, Mortgagee (as a Bank, as LC Issuer and as Administrative Agent), certain other financial institutions and banks from time to time party thereto (the "Banks"), (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, to secure the payment of the Indebtedness (as defined in the Security Instrument (defined below) as amended hereby) and the performance of the covenants and obligations relating thereto, Mortgagor has previously executed and delivered that certain Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated March 22, 2000, as amended by that certain Ratification Of and Amendment To Mortgage dated February 15, 2001, as amended by that certain Ratification Of and Amendment To Mortgage dated August 1, 2001, and as further amended by that certain Third Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated March 1, 2002, and as further amended by that certain Fourth Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production dated September 19, 2003, all of which have been recorded as set forth on Exhibit "A" attached hereto (the "Security Instrument"); and

      WHEREAS, Mortgagor and Mortgagee desire to amend the Security Instrument as set forth herein;

      NOW THEREFORE, in consideration of the sum of ONE THOUSAND DOLLARS ($1,000.00) and other valuable consideration in-hand paid by Mortgagee to Mortgagor and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree that the Security Instrument is hereby amended as follows:

                                   ARTICLE I
                    REAFFIRMANCE OF MORTGAGE; GRANT OF LIEN.

      1.1 To secure the Indebtedness (as defined in the Security Instrument (as amended hereby)), Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, has GRANTED, MORTGAGED, BARGAINED, SOLD, CONVEYED, TRANSFERRED and ASSIGNED, and by these presents does GRANT, MORTGAGE, BARGAIN, SELL, CONVEY, TRANSFER and ASSIGN to Trustee, for the benefit of Mortgagee, WITH POWER OF SALE, the Mortgaged Property; and in addition thereto, Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, has GRANTED, MORTGAGED, BARGAINED, SOLD, CONVEYED, TRANSFERRED and ASSIGNED, and by these presents does GRANT, MORTGAGE, BARGAIN, SELL, CONVEY, TRANSFER to Jeanie Gonzalez, as Trustee, for the benefit of Mortgagee, WITH POWER OF SALE the following described Property:

      (a) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the leases, rights of way, easements, or other documents described in Exhibit B attached hereto and incorporated herein for all purposes, without regard to any surface acreage and/or depth limitations set forth in Exhibit B, and all renewals and extensions thereof and all new leases, rights of way, easements, or other documents (i) in which an interest is acquired by Mortgagor after the termination or expiration of any lease, right of way, easement, or other document described in Exhibit B, and (ii) that covers all or any part of the Property described in and covered by such terminated or expired lease, right of way, easement, or other document described in Exhibit B, to the extent, and only to the extent, such new leases, rights of way, easements, or other documents may cover such Property (all of the foregoing in this paragraph (a) being hereby added to the definition of "Leases" as defined in the Security Instrument);

      (b) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the lands subject to the Leases described in Exhibit B or otherwise described in Exhibit B (all of the foregoing in this paragraph (b) being added to the definition of "Lands" as defined in the Security Instrument), including, without limitation, the oil, gas, mineral, and leasehold estates in and to the Lands, without regard to any surface acreage and/or depth limitations set forth in Exhibit B;

      (c) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to any of the oil, gas, and minerals in, on, or under the Lands described in Exhibit B, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals from such Leases and/or Lands;

      (d) all of the foregoing interests of Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances;

      (e) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit B, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to all or any portion of such Leases and/or such Lands, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any Governmental Authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of such Leases and/or such Lands;

      (f) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit B, to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of such Leases and/or such Lands;

      (g) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all existing and future permits, licenses, easements, and similar rights and privileges that relate to or are appurtenant to any of such Leases and/or such Lands; and

      (h) any and all proceeds, rents, issues, profits, products, revenues and other income arising from or by virtue of the sale, lease or other disposition, or from any insurance payable with respect to damage, loss or destruction of the collateral described in Subparagraphs (a) and (g) above.

      1.2 Security Interest. With respect to all personal property and fixtures comprising a part of the Supplemental Mortgaged Property, together with all proceeds and products thereof, this Fifth Amendment shall likewise be a security agreement, and for the same consideration, and for the purpose of further securing payment and performance of the Indebtedness (as defined in the Security Instrument as amended hereby), Mortgagor hereby grants to Mortgagee a continuing security interest in all improvements and all personal Property of any kind or character defined in and subject to the provisions of the UCC, including, but not limited to, substitutions and replacements for, accessions to, and the proceeds and products from any and all of such improvements and personal Property, whether now owned and existing or hereafter acquired or arising, and situated on any of such Leases and/or such Lands, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal Property and equipment of every kind and character upon, incident, appurtenant, or belonging to and used in connection with the interest of Mortgagor, whether now owned and existing or hereafter acquired or arising, in such Lands and/or such Leases, including, but not limited to, goods that are to become fixtures related to such property and all oil, gas, and other minerals produced or to be produced to the account of Mortgagor from such Leases and/or such Lands and all accounts receivable, general intangibles, and contract rights of Mortgagor in connection with such Lands and/or such Leases, including, but not limited to, oil, gas, and other minerals and all products, substitutions, and exchanges thereof and accounts resulting from the sale thereof arising at any wellhead or minehead located on such Leases and/or such Lands.

      1.3 Supplemental Mortgaged Property. All of Mortgagor's interests in the interests described in Section 1.1 and Section 1.2 and the Lands, the Leases, and the real and personal Property interests hereinabove described (and which are hereby added to the Mortgaged Property as defined in the Security Instrument as amended hereby) are hereinafter collectively called the "Supplemental Mortgaged Property", and the term Mortgaged Property, when used in the Security Instrument, shall be deemed to include reference to the Supplemental Mortgaged Property. Exhibit B hereto shall be made a part of Exhibit A to the Security Instrument, and each reference to Exhibit A in the Security Instrument shall be deemed to include reference to Exhibit B hereto.

      1.4 Assignment of Security. Mortgagor, for the same consideration, hereby grants to Mortgagee any and all rights of Mortgagor to Liens securing payment of proceeds from the sale of production from the Supplemental Mortgaged Property.

      1.5 After-Acquired Property. Mortgagor, for the same consideration, hereby grants, mortgages, bargains, sells, conveys, transfers, and assigns to the Trustee or grants to Mortgagee a continuing security interest in, as the case may be, all additional right, title, or interest which Mortgagor may hereafter acquire or become entitled to in the Supplemental Mortgaged Property, which additional right, title, and interest, when acquired, shall also constitute Supplemental Mortgaged Property (and Mortgaged Property), the same as if expressly described and conveyed herein.

      1.6 Habendum. TO HAVE AND TO HOLD all and singular the Supplemental Mortgaged Property and all other Property which, by the terms hereof, has or may hereafter become subject to the Liens of the Security Instrument as amended hereby, together with all rights, hereditaments, and appurtenances in anywise belonging to the Trustee or Mortgagee, as the case may be, or the successors or assigns of either of them forever.

      1.7 Assignment. In addition to the conveyance to the Trustee herein made and as additional security for repayment of the Indebtedness (as defined in the Security Instrument as amended hereby), Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all of the oil, gas, and other mineral produced, saved and sold from the Supplemental Mortgage Property and attributable to the interest of Mortgagor therein subsequent to 7:00 a.m. on the first day of the month in which this Fifth Amendment is executed, together with the proceeds of any sale thereof. Mortgagor hereby directs any purchaser now or hereafter taking any production from the Supplemental Mortgaged Property to pay to Mortgagee such proceeds derived from the sale thereof and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same. The purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee, and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues so paid to Mortgagee.

                                   ARTICLE II
                             APPOINTMENT OF TRUSTEES

      The Mortgagee hereby appoints and reaffirms the appointment of Jeanie Gonzalez as Trustee, and vests in Jeanie Gonzalez all of the right, estate and title of in and to all of the Mortgaged Property, including the Supplemental Mortgaged Property. Jeanie Gonzalez shall continue to have all of the rights, powers, privileges, immunities and duties previously conferred upon the Trustee under the Mortgage.

                                  ARTICLE III
                        AMENDMENTS TO SECURITY INSTRUMENT

      3.1 Section 2.1 - Specific Obligations, to the Security Instrument is hereby amended by replacing the text of that subsection in its entirety with the following text:

            The Obligations outstanding under that certain Second Amended and Restated Credit Agreement dated as of June 9, 2004, by and among the Mortgagor, Mortgagee (as a Bank, as LC Issuer (together with its successors and assigns in such capacity, the "LC Issuer") and as Administrative Agent (together with its successors and assigns in such capacity, the "Administrative Agent")), certain other financial institutions and banks from time to time party thereto (the "Banks"), (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), including, without limitation, the indebtedness evidenced by those certain revolving notes dated effective June 9, 2004, in an aggregate principal amount of up to $500,000,000 and all other notes given in substitution therefor to any Bank(s) or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, including, without limitation, any assignment of all or any portion of such notes from the Bank(s) to another financial institution pursuant to the Credit Agreement being hereafter called, collectively, the "Note").

      3.2 Any and all references in the Security Instrument to the "Credit Agreement" are hereby amended to mean, and shall hereafter be deemed to refer to, the "Credit Agreement" as defined in Section 2.1 of the Security Instrument as amended hereby.

      3.3 Any and all references in the Security Instrument to the "Administrative Agent," the "LC Issuer" or the "Banks" are each amended to mean, and shall hereafter be deemed to refer to, respectively, the "Administrative Agent," the "LC Issuer" and the "Banks" as defined in Section 2.1 of the Security Instrument as amended hereby.

      3.4 Any and all references in the Security Instrument to the "Mortgagee" are amended to mean, and shall hereafter be deemed to refer to, the "Mortgagee" as defined in the preamble of this Fifth Amendment.

      3.5 By execution of this Fifth Amendment, Mortgagor hereby ratifies, adopts and confirms, as of the date hereof, all of Mortgagor's warranties, representations, and covenants set forth in the Security Instrument, as hereby amended, and in the Credit Agreement.

      3.6 Each capitalized term used but not defined herein shall have the meaning given to such term in the Credit Agreement.

      3.7 The Security Instrument, as hereby amended, shall remain in full force and effect, subject to any partial releases that may have heretofore been filed for record relating to such Security Instrument. The indebtedness secured by the Security Instrument is a continuing indebtedness and nothing contained herein or in any other document shall be construed to deem paid such indebtedness, or as a novation of such indebtedness or the Security Instrument, or to release or terminate any lien or security interest which secures payment of such indebtedness, and all liens and security interests which secure payment of such indebtedness (including, without limitation, those created by the Security Instrument) shall continue in full force and effect, unimpaired from the date(s) of their creation and perfection.

      3.8 This Fifth Amendment shall be considered as an amendment to and ratification of the Security Instrument, and the Security Instrument, as herein expressly amended, is hereby ratified, approved and confirmed in every respect. All liens created, extended or renewed by the Security Instrument are hereby extended, renewed and carried forward by this instrument and incorporated herein. All references to the Security Instrument in any document heretofore or hereafter executed shall be deemed to refer to the Security Instrument as amended by this Fifth Amendment.

      3.9 For purposes of filing this Fifth Amendment as an amendment to a financing statement, the address for Mortgagor, as the Debtor, and Mortgagee, as the Secured Party, are as set forth herein above.

      3.10 (i) The cover page to this Fifth Amendment sets forth the legal name of the Mortgagor as registered in the jurisdiction in which Mortgagor is incorporated; (ii) Mortgagor's state of incorporation, organizational identification number as designated by the state of its incorporation, taxpayer identification number, and principal place of business (or, if it has more than one place of business, its chief executive office) are as set forth on Attachment 1 hereto; and (iii) Mortgagor is now and has been known by any trade name or assumed name.

      3.11 For the convenience of the parties, this Fifth Amendment may be executed in multiple counterparts. Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Fifth Amendment.

      3.12 Mortgagee shall be entitled and authorized at any time to file this Fifth Amendment, or a carbon, photographic or any other reproduction of this Fifth Amendment, as a financing statement or any other Uniform Commercial Code financing statement, continuation statement and financing statement amendment, covering all of the Mortgaged Property or any portion thereof, which may be filed as such without the signature of the Mortgagor where and to the full extent permitted by applicable law, but the failure of Mortgagee to do so shall not impair the validity or enforceability of this Fifth Amendment. Mortgagee shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Mortgagee's rights in or to, any of the Mortgaged Property.

            [The Remainder of This Page is Intentionally Left Blank.]

         EXECUTED on this 9th day of June, 2004.

                                       MORTGAGOR and DEBTOR

ADDRESS OF MORTGAGOR:                  ULTRA RESOURCES, INC.

363 N. Sam Houston Parkway
Suite 1200                             By: /s/ Michael D. Watford
Houston, Texas 77060                       -------------------------------------
                                           Michael D. Watford
                                           President and Chief Executive Officer

      This Fifth Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production is executed by the undersigned solely for the purpose of acknowledging and accepting the benefits conferred on Mortgagee and to evidence its agreement with the covenants of Mortgagee as set forth herein.

                                         MORTGAGEE and SECURED PARTY

                                         BANK ONE, NA, as Administrative Agent

                                         By:  /s/ Stephen M. Shatto
                                              ----------------------------------
                                              Stephen M. Shatto
                                              Director

                                 ACKNOWLEDGMENTS

STATE OF TEXAS             Section
                           Section
COUNTY OF HARRIS           Section

         This instrument was acknowledged before me on this 9th day of June, 2004 by Michael D. Watford as President and Chief Executive Officer of Ultra Resources, Inc.

            DENA RENAE DuBOSE                      /s/ Dena Renae DuBose
(Seal)      Notary Public,State of Taxas           -----------------------------
            My Commission Expires: 12-07-04        Notary Public, State of Texas

My commission expires: 12-07-04

STATE OF TEXAS              Section
                            Section
COUNTY OF HARRIS            Section

      This instrument was acknowledged before me on this 9th day of June, 2004 by Stephen M. Shatto as Director of Bank One, NA.

                                                   /s/ Karen M. Ash
(Seal)                                             -----------------------------
                                                   Notary Public, State of Texas

My commission expires: August 28, 2004

                                                   KAREN M. ASH
                                                   NOTARY PUBLIC STATE OF TEXAS
                                                   MY COMMISSION EXPIRES
                                                   AUG. 28, 2004

                                   EXHIBIT "A"
                                       TO
           FIFTH AMENDMENT AND SUPPLEMENT TO MORTGAGE, DEED OF TRUST,
                    SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

  STATE              COUNTY                       DOCUMENT                      RECORDING INFORMATION
  -----              ------                       --------                      ---------------------
Wyoming            Sublette Co.        Deed of Trust, Mortgage                No.  278180, Book 114
                                                                              O&G, Page 629

                                       UCC-1 Financing Statement              No.  278184 and/or 035811

                   Secretary of        UCC-1 Financing Statement              No.  00-102-13-1C02
                   State

Wyoming            Sublette Co.        Ratification of and Amendment          No. 283288, Book 117
                                       to Deed of Trust, Mortgage             O&G, Page 387

                                       Non-Standard Financing                 No. U37042
                                       Statement

                   Secretary of        Non-Standard Financing                 No. 01 086 16 1A03
                    State                Statement

Wyoming            Sublette Co.        Ratification of and Amendment to Deed  No. 286140, Book 119
                                       of Trust, Mortgage                     O&G, Page 276

                   Wyoming Secretary   Non-Standard Financing                 No. 01 239 16 1a02
                   of State            Statement

Wyoming            Sublette Co.        Third Amendment to Deed of             #289305
                                       Trust, Mortgage                        O&G Book 121/Pg 155

                   State Lands         Third Amendment to Deed of             Approved July 10, 2002
                   and                 Trust, Mortgage
                   Investments

                   Secretary of        UCC-1 Financing Statement              #02066162D07
                   State

Wyoming            Sublette Co.        Fourth Amendment to Deed of            #300096
                                       Trust, Mortgage                        O&G Book 106/Pg 42
                   Secretary of        UCC-1 Financing Statement              #2003-19957744
                   State

                                                                  Execution Form

                                   EXHIBIT "B"
                                       TO
           FIFTH AMENDMENT AND SUPPLEMENT TO MORTGAGE, DEED OF TRUST,
                    SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

                              [SEE FOLLOWING PAGES]

                                   EXHIBIT "B"

      The Lessor for each of the leases listed below is the U.S.A. All leases located in Sublette County, Wyoming

                                                                  Execution Form

                     AMENDED AND RESTATED UNLIMITED GUARANTY

      THIS AMENDED AND RESTATED UNLIMITED GUARANTY (this "Guaranty") is made as of June 9, 2004, by Guarantor (as hereinafter defined) for the benefit of the "Bank(s)", "Agent" and "LC Issuer" (as such terms are hereinafter defined).

      1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

            (a) The term "Agent" shall mean Bank One, NA, as Administrative Agent for the Banks and the LC Issuer under the Credit Agreement (as hereinafter defined), whose address is 910 Travis Street, Houston, Harris County, Texas 77002, Attn: Steve Shatto, and each successor Administrative Agent.

            (b) The term "Bank(s)" shall have the same meaning as that term has in the Credit Agreement, including each Bank's successors and assigns as provided for in Section 9.05 thereof.

            (c) The term "Borrower" shall mean Ultra Resources, Inc. (a Wyoming corporation).

            (d) The term "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of June 9, 2004 by and among Bank One, NA, as Administrative Agent, LC Issuer and a Bank, the other financial institutions and Banks from time to time party thereto, and Ultra Resources, Inc., as Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            (e) The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower arising under the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) to the Bank(s), the LC Issuer and/or the Agent of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisitions by the Bank(s), the LC Issuer and/or the Agent, respectively, be or have been payable to or in favor of a third party and subsequently acquired by the Bank(s), the LC Issuer and/or the Agent (it being contemplated that the Bank(s), the LC Issuer and/or the Agent may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to the Bank(s), the LC Issuer and/or the Agent now existing or hereafter arising under the Loan Documents by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
      Section 506(b)), (iii) all costs and expenses incurred by the Bank(s), the LC Issuer and/or the Agent in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii) and (iii) above.

            (f) The term "Guarantor" shall mean Ultra Petroleum Corp., a Yukon Territory of Canada corporation, whose address for notice purposes is the following:

                  363 N. Sam Houston Parkway, Suite 1200
                  Houston, Texas 77060
                  Attn: Mr. Michael D. Watford
                  Telephone: (281) 876-0120
                  Telecopy: (281) 876-2831

            (g) The term "LC Issuer" shall mean Bank One, NA (or any subsidiary or affiliate of Bank One designated by Bank One, NA and reasonably acceptable to Borrower) in its capacity as issuer of Facility LCs (as defined in the Credit Agreement).

      2. Obligations. As an inducement to Bank(s), the LC Issuer and/or the Agent to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter.

      3. Character of Obligations. This is an absolute, continuing and unconditional guaranty of payment and performance and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank(s), the LC Issuer and/or the Agent to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

      4. Representations and Warranties. Guarantor hereby represents and warrants the following to the Agent and to the Bank(s):

            (a) The Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and that the value of the benefits that Guarantor will derive from giving this Guaranty are reasonably equivalent to the value of the Guaranty; and

            (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the

      Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

            (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on the Agent, the Bank(s) or the LC Issuer to provide such information to Guarantor either now or in the future; and

            (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws; and

            (e) Neither the Agent, the Bank(s), the LC Issuer nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

            (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to the Agent, the LC Issuer and/or the Bank(s) are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to the Agent, the LC Issuer and/or the Bank(s) since the date of the last statement thereof; and

            (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

      5. Covenants. Guarantor hereby covenants and agrees with the Agent, the LC Issuer and the Bank(s) as follows:

            (a) Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

            (b) Guarantor shall promptly furnish to the Agent at any time and from time to time such financial statements and other financial information of Guarantor as the Agent may require, in form and substance satisfactory to Agent; and

            (c) Guarantor shall comply with all terms and provisions of the Loan Documents (as defined in the Credit Agreement) that apply to Guarantor; and

            (d) Promptly upon a Responsible Officer of Guarantor becoming aware, Guarantor shall promptly inform the Agent of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

      6.    Consent and Waiver.

            (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by the Agent, the LC Issuer and/or the Bank(s), including without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

            (b) Guarantor waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including, without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001, Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code, each as in effect on the date of this Guaranty.

            (c) The Agent, the LC Issuer and/or the Bank(s) may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness;
      (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to the Bank(s), the LC Issuer and/or the Agent or others; and (vii) apply any sums paid to the Bank(s), the LC Issuer and/or the Agent by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as the Agent, in its sole discretion, may determine.

            (d) Should the Agent, the LC Issuer or the Bank(s) seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) the Agent, the LC Issuer or the Bank(s) first enforce any rights or remedies against Borrower or any other person or entity liable to any of such parties for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) the Agent, the LC Issuer or the Bank(s) shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to the Agent's, the LC Issuer's or the Bank(s)' right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

            (e) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of the Agent and/or the Agent's directors, officers, employees, representatives or agents in connection with Agent's administration of the Guaranteed Indebtedness, except for the Agent's willful misconduct and gross negligence (IT BEING THE INTENTION OF THE GUARANTOR THAT THE AGENT AND/OR THE AGENT'S DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS IN CONNECTION WITH AGENT'S ADMINISTRATION OF THE GUARANTEED INDEBTEDNESS SHALL BE INDEMNIFIED BY THE GUARANTOR FOR THE SUCH PERSON'S ORDINARY NEGLIGENCE).

      7.    Obligations Not Impaired.

            (a) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor (except as provided in paragraph 11 herein) or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by the Agent, the LC Issuer or the Bank(s) to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by the Agent, the LC Issuer or the Bank(s) to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by the Agent, the LC Issuer or the Bank(s) upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

            (c) None of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

      8. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to the Agent, in lawful money of the United States, at Agent's address set forth in subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Agent deems advisable. The exercise by the Agent, the LC Issuer or the Bank(s) of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of the Agent, the LC Issuer or the Bank(s) shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

      9. Payment by Guarantor. Whenever Guarantor pays any sum that is or may become due under this Guaranty, written notice must be delivered to the Agent contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment the Agent receives such notice either by:
(a) personal delivery to the address and designated department of the Agent identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the Agent at the address shown in subparagraph 1(a) above. In the absence of such notice to the Agent by Guarantor in compliance with the provisions hereof, any sum received by the Agent on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

      10. Waiver of Subrogation. Until the Guaranteed Indebtedness shall have been fully and indefeasibly paid in full, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent, LC Issuer or the Banks against Borrower or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Indebtedness shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Agent, the LC Issuer and the Banks, and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement or any other Loan Document and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

      11. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(d) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

      12. Waiver by Agent or Bank. No delay on the part of the Agent, the LC Issuer or the Bank(s) in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of the Agent, the LC Issuer or the Bank(s), and then only in the specific instance and for the purpose given.

      13. Successors and Assigns. This Guaranty is for the benefit of the Agent, each successor Agent, the LC Issuer, each successor LC Issuer, the Bank(s), and each Bank's successors and assigns. This Guaranty is binding upon Guarantor and Guarantor's successors and assigns, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

      14. Costs and Expenses. Guarantor shall pay on demand by the Agent all costs and expenses, including without limitation, all reasonable attorneys' fees incurred by the Agent, the LC Issuer and/or the Bank(s) in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

      15. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

      16. No Obligation. Nothing contained herein shall be construed as an obligation on the part of the Agent, the LC Issuer or the Bank(s) to extend or continue to extend credit to Borrower.

      17. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of the Agent, the LC Issuer or the Bank(s), and then shall be effective only in the specific instance and for the purpose for which given.

      18. Cumulative Rights. All rights and remedies of the Agent, the LC Issuer or the Bank(s) hereunder are cumulative of each other and of every other right or remedy which the Agent, the LC Issuer or the Bank(s) may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

      19. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

      20. Venue. This Guaranty has been entered into in the county in Texas where the Agent's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Agent's address for notice purposes is located.

      21. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and the Agent, the LC Issuer and the Bank(s) by their acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and the Agent, LC Issuer and the Bank(s) to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

      22. Descriptive Headings. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

      23. Restatement. This Guaranty amends and restates in its entirety that certain Unlimited Guaranty dated as of March 1, 2002 given by Guarantor.

      24. Entire Agreement. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT BETWEEN GUARANTOR AND THE AGENT, THE LC ISSUER AND THE BANK(S) REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL AGREEMENTS AND UNDERSTANDINGS, IF ANY, REGARDING SAME; PROVIDED, HOWEVER, THIS GUARANTY IS IN ADDITION TO AND DOES NOT REPLACE, CANCEL, MODIFY OR AFFECT ANY TERMS OF THE CREDIT AGREEMENT OR ANY LOAN DOCUMENTS (AS DEFINED THEREIN), OR ANY OTHER GUARANTY OF GUARANTOR NOW OR HEREAFTER HELD BY THE AGENT, THE LC ISSUER OR THE BANK(S) THAT RELATES TO BORROWER OR ANY OTHER PERSON OR ENTITY.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.

                                       GUARANTOR:

                                       ULTRA PETROLEUM CORP.

                                       By: /s/ Michael D. Watford
                                           -------------------------------------
                                           Michael D. Watford
                                           President and Chief Executive Officer

                  [THIS IS THE SIGNATURE PAGE TO THE GUARANTY]

                                                                  Execution Form

                     AMENDED AND RESTATED UNLIMITED GUARANTY

      THIS AMENDED AND RESTATED UNLIMITED GUARANTY (this "Guaranty") is made as of June 9, 2004, by Guarantor (as hereinafter defined) for the benefit of the "Bank(s)", "Agent" and "LC Issuer" (as such terms are hereinafter defined).

      1. Definitions. As used in this Guaranty, the following terms shall have the meanings indicated below:

            (a) The term "Agent" shall mean Bank One, NA, as Administrative Agent for the Banks and the LC Issuer under the Credit Agreement (as hereinafter defined), whose address is 910 Travis Street, Houston, Harris County, Texas 77002, Attn: Steve Shatto, and each successor Administrative Agent.

            (b) The term "Bank(s)" shall have the same meaning as that term has in the Credit Agreement, including each Bank's successors and assigns as provided for in Section 9.05 thereof.

            (c) The term "Borrower" shall mean Ultra Resources, Inc. (a Wyoming corporation).

            (d) The term "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of June 9, 2004 by and among Bank One, NA, as Administrative Agent, LC Issuer and a Bank, the other financial institutions and Banks from time to time party thereto, and Ultra Resources, Inc., as Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            (e) The term "Guaranteed Indebtedness" shall mean (i) all indebtedness, obligations and liabilities of Borrower arising under the Credit Agreement and other Loan Documents (as defined in the Credit Agreement) to the Bank(s), the LC Issuer and/or the Agent of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisitions by the Bank(s), the LC Issuer and/or the Agent, respectively, be or have been payable to or in favor of a third party and subsequently acquired by the Bank(s), the LC Issuer and/or the Agent (it being contemplated that the Bank(s), the LC Issuer and/or the Agent may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Borrower to the Bank(s), the LC Issuer and/or the Agent now existing or hereafter arising under the Loan Documents by note, draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount, indemnity agreement or otherwise, (ii) all accrued but unpaid interest on any of the indebtedness described in (i) above (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
      Section 506(b)), (iii) all costs and expenses incurred by the Bank(s), the LC Issuer and/or the Agent in connection with the collection and administration of all or any part of the indebtedness and obligations described in (i), (ii) and (iii) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (iv) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (i), (ii) and (iii) above.

            (f) The term "Guarantor" shall mean UP Energy Corporation, a Nevada corporation, whose address for notice purposes is the following:

                 363 N. Sam Houston Parkway, Suite 1200
                 Houston, Texas 77060
                 Attn: Mr. Michael D. Watford
                 Telephone: (281) 876-0120
                 Telecopy: (281) 876-2831

            (g) The term "LC Issuer" shall mean Bank One, NA (or any subsidiary or affiliate of Bank One designated by Bank One, NA and reasonably acceptable to Borrower) in its capacity as issuer of Facility LCs (as defined in the Credit Agreement).

      2. Obligations. As an inducement to Bank(s), the LC Issuer and/or the Agent to extend or continue to extend credit and other financial accommodations to Borrower, Guarantor, for value received, does hereby unconditionally and absolutely guarantee the prompt and full payment and performance of the Guaranteed Indebtedness when due or declared to be due and at all times thereafter.

      3. Character of Obligations. This is an absolute, continuing and unconditional guaranty of payment and performance and not of collection and if at any time or from time to time there is no outstanding Guaranteed Indebtedness, the obligations of Guarantor with respect to any and all Guaranteed Indebtedness incurred thereafter shall not be affected. All Guaranteed Indebtedness heretofore, concurrently herewith or hereafter made by Bank(s), the LC Issuer and/or the Agent to Borrower shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness.

      4. Representations and Warranties. Guarantor hereby represents and warrants the following to the Agent and to the Bank(s):

            (a) The Board of Directors of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and that the value of the benefits that Guarantor will derive from giving this Guaranty are reasonably equivalent to the value of the Guaranty; and

            (b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be security for the payment of all or any part of the

      Guaranteed Indebtedness; provided, however, Guarantor is not relying on such financial condition or collateral as an inducement to enter into this Guaranty; and

            (c) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and Guarantor is not relying on the Agent, the Bank(s) or the LC Issuer to provide such information to Guarantor either now or in the future; and

            (d) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its articles or certificate of incorporation or bylaws; and

            (e) Neither the Agent, the Bank(s), the LC Issuer nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

            (f) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to the Agent, the LC Issuer and/or the Bank(s) are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to the Agent, the LC Issuer and/or the Bank(s) since the date of the last statement thereof; and

            (g) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

      5. Covenants. Guarantor hereby covenants and agrees with the Agent, the LC Issuer and the Bank(s) as follows:

            (a) Guarantor shall not, so long as its obligations under this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

            (b) Guarantor shall promptly furnish to the Agent at any time and from time to time such financial statements and other financial information of Guarantor as the Agent may require, in form and substance satisfactory to Agent; and

            (c) Guarantor shall comply with all terms and provisions of the Loan Documents (as defined in the Credit Agreement) that apply to Guarantor; and

            (d) Promptly upon a Responsible Officer of Guarantor becoming aware, Guarantor shall promptly inform the Agent of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Indebtedness or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

      6.    Consent and Waiver.

            (a) Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, and (ii) the taking of any other action by the Agent, the LC Issuer and/or the Bank(s), including without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Indebtedness or any other party.

            (b) Guarantor waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including, without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001, Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code, each as in effect on the date of this Guaranty.

            (c) The Agent, the LC Issuer and/or the Bank(s) may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Indebtedness, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Indebtedness; (ii) change the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time); (iii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty or setoff against all or any part of the Guaranteed Indebtedness;
      (iv) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Indebtedness or this Guaranty or to take or prosecute any action in connection with any of the Loan Documents; (v) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (vi) settle or compromise all or any part of the Guaranteed Indebtedness and subordinate the payment of all or any part of the Guaranteed Indebtedness to the payment of any obligations, indebtedness or liabilities which may be due or become due to the Bank(s), the LC Issuer and/or the Agent or others; and (vii) apply any sums paid to the Bank(s), the LC Issuer and/or the Agent by Guarantor, Borrower or others to the Guaranteed Indebtedness in such order and manner as the Agent, in its sole discretion, may determine.

            (d) Should the Agent, the LC Issuer or the Bank(s) seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor waives any requirement, substantive or procedural, that (i) the Agent, the LC Issuer or the Bank(s) first enforce any rights or remedies against Borrower or any other person or entity liable to any of such parties for all or any part of the Guaranteed Indebtedness, including without limitation that a judgment first be rendered against Borrower or any other person or entity, or that Borrower or any other person or entity should be joined in such cause, or (ii) the Agent, the LC Issuer or the Bank(s) shall first enforce rights against any collateral which shall ever have been given to secure all or any part of the Guaranteed Indebtedness or this Guaranty. Such waiver shall be without prejudice to the Agent's, the LC Issuer's or the Bank(s)' right, at its option, to proceed against Borrower or any other person or entity, whether by separate action or by joinder.

            (e) In addition to any other waivers, agreements and covenants of Guarantor set forth herein, Guarantor hereby further waives and releases all claims, causes of action, defenses and offsets for any act or omission of the Agent and/or the Agent's directors, officers, employees, representatives or agents in connection with Agent's administration of the Guaranteed Indebtedness, except for the Agent's willful misconduct and gross negligence (IT BEING THE INTENTION OF THE GUARANTOR THAT THE AGENT AND/OR THE AGENT'S DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES OR AGENTS IN CONNECTION WITH AGENT'S ADMINISTRATION OF THE GUARANTEED INDEBTEDNESS SHALL BE INDEMNIFIED BY THE GUARANTOR FOR THE SUCH PERSON'S ORDINARY NEGLIGENCE).

      7.    Obligations Not Impaired.

            (a) Guarantor agrees that its obligations hereunder shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the death, disability or lack of corporate power of Borrower, Guarantor (except as provided in paragraph 11 herein) or any other guarantor of all or any part of the Guaranteed Indebtedness, (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, or any of their respective property; (iii) the partial or total release or discharge of Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Indebtedness or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Indebtedness; (vi) any failure by the Agent, the LC Issuer or the Bank(s) to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty; (viii) any failure by the Agent, the LC Issuer or the Bank(s) to sell any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty in a commercially reasonable manner or as otherwise required by law; (ix) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; or (x) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other guarantor of all or any part of the Guaranteed Indebtedness.

            (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by the Agent, the LC Issuer or the Bank(s) upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor of all or any part of the Guaranteed Indebtedness, or otherwise, all as though such payment had not been made.

            (c) None of the following shall affect Guarantor's liability hereunder: (i) the unenforceability of all or any part of the Guaranteed Indebtedness against Borrower by reason of the fact that the Guaranteed Indebtedness exceeds the amount permitted by law; (ii) the act of creating all or any part of the Guaranteed Indebtedness is ultra vires; or (iii) the officers or partners creating all or any part of the Guaranteed Indebtedness acted in excess of their authority. Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Borrower now or hereafter owned or held by Guarantor shall not alter, affect or in any way limit the obligations of Guarantor hereunder.

      8. Actions against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Indebtedness when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to the Agent, in lawful money of the United States, at Agent's address set forth in subparagraph 1(a) above. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Borrower is sued or in separate actions, as often as Agent deems advisable. The exercise by the Agent, the LC Issuer or the Bank(s) of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. The books and records of the Agent, the LC Issuer or the Bank(s) shall be admissible in evidence in any action or proceeding involving this Guaranty and shall be prima facie evidence of the payments made on, and the outstanding balance of, the Guaranteed Indebtedness.

      9. Payment by Guarantor. Whenever Guarantor pays any sum that is or may become due under this Guaranty, written notice must be delivered to the Agent contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when contemporaneously with such payment the Agent receives such notice either by:
(a) personal delivery to the address and designated department of the Agent identified in subparagraph 1(a) above, or (b) United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the Agent at the address shown in subparagraph 1(a) above. In the absence of such notice to the Agent by Guarantor in compliance with the provisions hereof, any sum received by the Agent on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.

      10. Waiver of Subrogation. Until the Guaranteed Indebtedness shall have been fully and indefeasibly paid in full, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent, LC Issuer or the Banks against Borrower or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Indebtedness shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Agent, the LC Issuer and the Banks, and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement or any other Loan Document and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

      11. Notice of Sale. In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth in subparagraph 1(d) above, five (5) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

      12. Waiver by Agent or Bank. No delay on the part of the Agent, the LC Issuer or the Bank(s) in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by an officer of the Agent, the LC Issuer or the Bank(s), and then only in the specific instance and for the purpose given.

      13. Successors and Assigns. This Guaranty is for the benefit of the Agent, each successor Agent, the LC Issuer, each successor LC Issuer, the Bank(s), and each Bank's successors and assigns. This Guaranty is binding upon Guarantor and Guarantor's successors and assigns, including without limitation any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor.

      14. Costs and Expenses. Guarantor shall pay on demand by the Agent all costs and expenses, including without limitation, all reasonable attorneys' fees incurred by the Agent, the LC Issuer and/or the Bank(s) in connection with the preparation, administration, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Indebtedness.

      15. Severability. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

      16. No Obligation. Nothing contained herein shall be construed as an obligation on the part of the Agent, the LC Issuer or the Bank(s) to extend or continue to extend credit to Borrower.

      17. Amendment. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by an officer of the Agent, the LC Issuer or the Bank(s), and then shall be effective only in the specific instance and for the purpose for which given.

      18. Cumulative Rights. All rights and remedies of the Agent, the LC Issuer or the Bank(s) hereunder are cumulative of each other and of every other right or remedy which the Agent, the LC Issuer or the Bank(s) may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

      19. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS.

      20. Venue. This Guaranty has been entered into in the county in Texas where the Agent's address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where the Agent's address for notice purposes is located.

      21. Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Indebtedness, Guarantor and the Agent, the LC Issuer and the Bank(s) by their acceptance hereof agree that Guarantor shall never be required or obligated to pay interest in excess of the maximum nonusurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Indebtedness. It is the intention of Guarantor and the Agent, LC Issuer and the Bank(s) to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, shall be held to be subject to reduction to the maximum nonusurious interest rate allowed under said law.

      22. Descriptive Headings. The headings in this Guaranty are for convenience only and shall not define or limit the provisions hereof.

      23. Restatement. This Guaranty amends and restates in its entirety that certain Unlimited Guaranty dated as of March 1, 2002 given by Guarantor.

      24. Entire Agreement. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT BETWEEN GUARANTOR AND THE AGENT, THE LC ISSUER AND THE BANK(S) REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR WRITTEN AND ORAL AGREEMENTS AND UNDERSTANDINGS, IF ANY, REGARDING SAME; PROVIDED, HOWEVER, THIS GUARANTY IS IN ADDITION TO AND DOES NOT REPLACE, CANCEL, MODIFY OR AFFECT ANY TERMS OF THE CREDIT AGREEMENT OR ANY LOAN DOCUMENTS (AS DEFINED THEREIN), OR ANY OTHER GUARANTY OF GUARANTOR NOW OR HEREAFTER HELD BY THE AGENT, THE LC ISSUER OR THE BANK(S) THAT RELATES TO BORROWER OR ANY OTHER PERSON OR ENTITY.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.

                                    GUARANTOR:

                                    UP ENERGY CORPORATION

                                    By: /s/ Michael D. Watford
                                        --------------------------------------
                                         Michael D. Watford
                                         President and Chief Executive Officer

                  [THIS IS THE SIGNATURE PAGE TO THE GUARANTY]

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